                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                            XLCONNECT SOLUTIONS, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


-----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ / No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/X/ Fee paid previously with preliminary materials.
/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

                                     $19,400
    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

                              Initial Schedule 14A
    ___________________________________________________________________________
    3) Filing Party:

                           XLConnect Solutions, Inc.
    ___________________________________________________________________________
    4) Date Filed:

                                  May 17, 1998
    ___________________________________________________________________________

                            XLCONNECT SOLUTIONS, INC.
                             411 Eagleview Boulevard
                                 Exton, PA 19341
                                 (610) 458-5500


                                                                  April 14, 1998


Dear Shareholders:

         You are cordially invited to attend a special meeting of shareholders of XLConnect Solutions, Inc. to be held at the Holiday Inn, 815 North Pottstown Pike, Exton, Pennsylvania 19341 on May 20, 1998 at 10:00 a.m. local time.

         At this meeting, you will be asked to vote on the acquisition, by means of a merger, of XLConnect by Xerox Corporation and a related amendment of XLConnect's Articles of Incorporation to opt out of certain Pennsylvania law provisions concerning dissenters' rights in control acquisitions. In the merger, you will be entitled to receive $20.00 in cash for each share of XLConnect common stock that you own.

         A merger agreement with Xerox has been unanimously approved by your Board of Directors acting on the unanimous recommendation of an independent committee of the Board of Directors. The independent committee of the Board received the opinion of its independent financial advisor, NationsBanc Montgomery Securities LLC, that, at the date of such opinion, based upon the assumptions made, matters considered and the limitations on the review undertaken in connection therewith, the consideration to be received in the merger by XLConnect shareholders (other than Intelligent Electronics) was fair to such shareholders from a financial point of view. The Board of Directors has concluded that the proposed merger and the related amendment of XLConnect's Articles of Incorporation are in the best interests of XLConnect's shareholders and, therefore, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER AGREEMENT AND THE ARTICLES AMENDMENT.

         The attached notice of meeting and proxy statement explain the proposed merger and amendment to the Articles of Incorporation and provide specific information concerning the special meeting. Please read these materials carefully.

         Whether or not you plan to attend the special meeting, we urge you to complete, sign and promptly return the enclosed proxy card to assure that your shares will be voted at the meeting. The merger is an important step for XLConnect and its shareholders. THE MERGER CANNOT BE COMPLETED UNLESS XLCONNECT'S SHAREHOLDERS ADOPT THE MERGER AGREEMENT.

         On behalf of the Board of Directors, I thank you for your support and urge you to vote FOR adoption of the merger agreement.


                                        Sincerely,

                                        /s/ Richard D. Sanford
                                        ----------------------------------------
                                        Richard D. Sanford
                                        Chairman of the Board of Directors

                            XLCONNECT SOLUTIONS, INC.
                             411 Eagleview Boulevard
                                 Exton, PA 19341
                                 (610) 458-5500

                           NOTICE AND PROXY STATEMENT

                         SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 20, 1998

To the shareholders of XLConnect Solutions, Inc.:

         This notice is provided to inform you that a Special Meeting of Shareholders of XLConnect Solutions, Inc. (the "XLConnect") will be held at the Holiday Inn, 815 North Pottstown Pike, Exton, Pennsylvania 19341, on May 20, 1998 at 10:00 a.m. local time (the "Meeting"), for consideration of and action upon the following matters (each a "Proposal" and collectively the "Proposals"):

         1. To consider and vote on a proposal to approve and adopt an Agreement and Plan of Merger, dated as of March 4, 1998 (the "Merger Agreement"), by and between Xerox Corporation ("Xerox"), TDC Subsidiary Corporation, a wholly-owned subsidiary of Xerox ("Acquisition Sub One"), TDC Two Subsidiary Corporation, a wholly-owned subsidiary of Xerox ("Acquisition Sub Two"), XLConnect and Intelligent Electronics, Inc., ("IE") an 80% shareholder of XLConnect. Pursuant to the Merger Agreement, Acquisition Sub One will be merged into XLConnect (the "Merger") with XLConnect continuing as the surviving corporation (the "XLConnect Surviving Corporation"). If the Merger Agreement is adopted and the Merger approved by the shareholders and the other conditions to the Merger are satisfied or waived, each share of common stock of XLConnect ("XLConnect Common Stock") issued and outstanding immediately prior to the effective time of the Merger (other than (i) shares owned by IE, (ii) shares of XLConnect Common Stock held by XLConnect as treasury stock, which shares shall be canceled, and (iii) shares as to which statutory appraisal rights have been exercised) will be converted into the right to receive $20.00 in cash, without interest. The actual terms of the Merger are contained in the Merger Agreement. The Merger Agreement is included in the Proxy Statement as Appendix A.

         2. To consider and vote on a proposal to amend the Articles of Incorporation of XLConnect so that Subchapter E (relating to control transactions) of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL") does not apply to XLConnect (the "Articles Amendment"). The Articles Amendment is included in the Proxy Statement as Appendix D.

         IF THE XLCONNECT SHAREHOLDERS DO NOT APPROVE THE MERGER, PROPOSAL NO. 2 TO AMEND XLCONNECT'S ARTICLES OF INCORPORATION WILL NOT BE EFFECTIVE. IN ADDITION, OPTING OUT OF SUBCHAPTER E IS A CONDITION TO THE XEROX OBLIGATION TO CONSUMMATE THE MERGER. THEREFORE, THE FAILURE TO APPROVE PROPOSAL NO. 2 MAY RESULT IN THE TERMINATION OF THE MERGER.

         3. To transact such other business as may properly come before the Meeting and any postponement or adjournment thereof, and matters incident to the conduct of the Meeting.

         The Board of Directors has fixed the close of business on April 13, 1998 as the record date for the determination of shareholders of XLConnect entitled to notice of, and to vote at, the Meeting and any postponement or adjournment thereof. Shareholders may vote in person or by proxy. In the event that there are not sufficient votes to approve any of the Proposals, XLConnect expects that the Meeting will be postponed or adjourned in order to permit further solicitation of proxies by XLConnect. If the Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum with respect to any Proposal, then those shareholders entitled to vote who are present at the adjourned Meeting in person or by proxy shall nevertheless constitute a quorum for the purpose of acting upon such Proposal. The Proxy Statement and the accompanying XLConnect proxy card will first be sent to shareholders on or about April 14, 1998.

         Whether or not you plan to attend the Meeting in person, please mark, date and sign your proxy, and mail it in the stamped envelope enclosed for your convenience. In order to avoid the additional expense to XLConnect of further solicitation, we ask your cooperation in mailing your proxy promptly. Returning the proxy does not affect your right to vote in person on all matters brought before the Meeting, but will help assure a quorum if you do not attend.

                       BY ORDER OF THE BOARD OF DIRECTORS,

                       /s/ Richard D. Sanford
                       -------------------------------------
                       Richard D. Sanford
                       Chairman of the Board of Directors
Exton, PA
April 14, 1998

                                                 TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----


QUESTIONS AND ANSWERS ABOUT THE MEETING...........................................................................1

SUMMARY  .........................................................................................................3

TIME, PLACE AND PURPOSE OF THE SPECIAL MEETING....................................................................8

VOTING SECURITIES OF XLCONNECT....................................................................................8

SOLICITATION OF PROXIES..........................................................................................10

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE..................................................................10

PROPOSAL NO. 1 - APPROVAL OF THE MERGER..........................................................................11

         Purpose, Structure and Effect of the Merger.............................................................11
         Background of the Merger................................................................................11
         XLConnect's Reasons for the Merger; Recommendation of the Board of Directors............................14
         Opinion of NationsBanc Montgomery Securities LLC........................................................15
         Interests of Certain Persons in the Merger..............................................................18
         Merger Agreement........................................................................................20

                  Terms of the Merger............................................................................20
                  Conversion of XLConnect Common Stock and the Stock of Acquisition Sub
                           One in the Merger.....................................................................20
                  Appraisal Rights.  ............................................................................21
                  IE Options and Warrants.  .....................................................................21
                  XLConnect Options and Warrants.................................................................21
                  Payment of Shares..............................................................................22
                  Representations and Warranties.  ..............................................................23
                  Conduct of Business Pending the Merger.  ......................................................23
                  Solicitations and Superior Proposals.  ........................................................24
                  Additional Covenants.  ........................................................................25
                  Conditions to the Merger.  ....................................................................25
                  Termination of Merger Agreement and Termination Fees.  ........................................26
                  Expenses ......................................................................................27
                  Amendment......................................................................................27
         Accounting Treatment....................................................................................27
         Certain Effects of the Merger...........................................................................28
         Federal Income Tax Consequences.........................................................................28
         Regulatory Compliance...................................................................................29

APPRAISAL RIGHTS.................................................................................................30

INFORMATION REGARDING IE AND XLCONNECT...........................................................................31



                                                                                                               Page
                                                                                                               ----

INFORMATION REGARDING XEROX, ACQUISITION SUB ONE
         AND ACQUISITION SUB TWO.................................................................................34

PROPOSAL NO. 2 - APPROVAL OF THE ARTICLES AMENDMENT..............................................................35

MARKET PRICE  FOR THE XLCONNECT COMMON STOCK.....................................................................37

PRINCIPAL SHAREHOLDERS AND HOLDINGS OF OFFICERS AND DIRECTORS....................................................38

INDEPENDENT ACCOUNTANTS..........................................................................................40

WHERE YOU CAN FIND ADDITIONAL XLCONNECT INFORMATION..............................................................40

OTHER BUSINESS...................................................................................................41


Appendix A -  Agreement and Plan of Merger

Appendix B - Opinion of NationsBanc Montgomery Securities LLC

Appendix C - Appraisal Rights Statute

Appendix D - Articles Amendment

Appendix E - Subchapter E


                            XLConnect Solutions, Inc.
                             411 Eagleview Boulevard
                            Exton, Pennsylvania 19341
                                 (610) 458-5500

                                 PROXY STATEMENT
                                ----------------

                         SPECIAL MEETING OF SHAREHOLDERS
                     XLCONNECT SOLUTIONS, INC. ("XLCONNECT")
                                  MAY 20, 1998
                                ----------------



                     QUESTIONS AND ANSWERS ABOUT THE MEETING

Q: When is the Special Meeting?

A: The Meeting will take place on May 20, 1998 at 10:00 a.m., local time, at Holiday Inn, 815 North Pottstown Pike, Exton, Pennsylvania 19341. At the Meeting, XLConnect's shareholders will be asked to approve the Merger, adopt the related Merger Agreement and approve an amendment to XLConnect's Articles of Incorporation.

Q: What will I receive in the Merger?

A: If the Merger is completed, XLConnect's shareholders (other than IE) will have the right to receive $20.00 in cash for each share of XLConnect's common stock they own.

Q: Do I have the option to receive Xerox common stock in the Merger?

A: No.

Q: Why is XLConnect recommending the Merger Agreement?

A: In the opinion of your Board of Directors, in order for XLConnect to compete more effectively in its market and increase shareholder value, it is necessary to become or combine with a larger, diversified and better capitalized enterprise. Therefore, the XLConnect Board of Directors, as recommended by its independent committee, concluded that a sale of XLConnect at the current time is in the best interests of XLConnect's shareholders. Before making its recommendation, the independent committee received the opinion of its independent financial advisor, NationsBanc Montgomery Securities LLC ("Montgomery"), to the effect that, as of the date of such opinion, based upon the assumptions made, matters considered and the limitations on the review undertaken in connection therewith, the consideration to be received in the Merger by XLConnect shareholders (other than IE) was fair to such holders, from a financial point of view. The actual text of Montgomery's opinion is included in this Proxy Statement as Appendix B. The price of $20.00 per share represents a 29% premium over the closing market price of the shares as reported on January 30, 1998, four weeks prior to the date XLConnect's Board of Directors approved the Merger. To review the background and reasons for the Merger in greater detail, see page 11.

Q: Why is XLConnect recommending the amendment to the Articles of Incorporation?

A: The Merger itself may cause the occurrence of a control transaction that would invoke certain substantial requirements concerning "fair value" proceedings under Pennsylvania law. Xerox has required that XLConnect opt out of this section of Pennsylvania law. In light of the desirability of completing the Merger (and since shareholders are still entitled to statutory appraisal rights), the Board of Directors decided that it is in the best interests of XLConnect shareholders to amend the Articles of Incorporation to facilitate the Merger.

Q: What is the required vote?

A: The affirmative vote of the holders of a majority of the votes cast at the Meeting is required to adopt the Merger Agreement and the Articles Amendment. IE, which owns approximately 80% of the outstanding shares of XLConnect common stock, has agreed with Xerox in the Merger Agreement that it will vote in favor of adopting the Merger Agreement and the Articles Amendment. Therefore, the Merger and the Articles Amendment will be approved and the Merger Agreement will be adopted.

Q: Will I have appraisal rights?

A: Any shareholder who does not wish to accept the merger consideration has the right under Pennsylvania law to receive the "fair value" of his or her shares as determined by the Pennsylvania courts. This "right of appraisal" is subject to a number of restrictions and technical requirements. The "right of appraisal" does not include the ability to receive the amount by which the common stock increased in anticipation of the Merger. See page 30.

Q: What do I need to do now? Should I send in my stock certificates now?

A: Please mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the Meeting. In addition, you may attend and vote at the Meeting in person, whether or not you have signed and mailed your proxy card. DO NOT SEND IN YOUR STOCK CERTIFICATES NOW. If the Merger is completed, you will receive written instructions on how to exchange them.

Q: What if I want to change my vote?

A: Just send in a later-dated, signed proxy card before the Meeting or attend the Meeting in person and vote.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares ONLY if you instruct your broker how to vote. Your broker should mail information to you that will explain how to give instructions to your broker. If you do not instruct your broker how to vote, your shares will not be counted as a vote cast.

Q: Will I owe any federal income tax as a result of the Merger?

A: You will be taxed on your receipt of the merger consideration to the extent that the amount you receive exceeds your tax basis in your common stock. Tax matters are complicated, and tax results may vary among shareholders. We urge you to contact your own tax advisor to fully understand how the Merger will affect you.

Q: When do you expect the Merger to be completed?

A: XLConnect and Xerox are working toward completing the Merger as quickly as possible. We hope to complete the Merger on the same date that the Meeting is held, May 20, 1998. Intelligent Electronics, Inc., XLConnect's 80% shareholder, will merge with a subsidiary of Xerox at the same time. IE will also seek the approval of the IE Merger from its shareholders at a meeting to be held on the same date as the meeting of XLConnect's shareholders to approve the Merger. The completion of the IE Merger is a prerequisite to the completion of the Merger.

Q: Whom should I call with questions?

A. If you have any questions about the Merger, please call XLConnect Investor Relations at (610) 458-6718.

                                     SUMMARY

         This summary highlights selected information from this document. The Merger will be completed immediately prior to the merger of a subsidiary of Xerox into IE so that IE will become a wholly-owned subsidiary of Xerox (the "IE Merger"). Because a substantial portion of the business of IE is its 80% ownership of XLConnect, we have utilized the term "Company" in this document when describing the overall business or aspects of the business of IE and XLConnect. We have utilized the terms "IE" or "XLConnect" when referring to a specific entity or their wholly-owned subsidiaries.

         This summary may not contain all of the information that is important to you. To understand the Merger fully and for a more complete description of the legal terms of the Merger, you should read carefully this entire document and the other documents to which we have referred you. See "Where You Can Find Additional XLConnect Information" at page 40 of this Proxy Statement. The actual terms of the Merger are contained in the Merger Agreement. The Merger Agreement is included in this Proxy Statement as Appendix A.

THE MERGER CONSIDERATION

         If the Merger is completed, Xerox has agreed that shareholders who do not exercise their statutory appraisal rights will receive $20.00 per share in cash for their common stock. The total amount to be paid to all holders of common stock (other than IE and assuming no shareholders exercise their statutory appraisal rights) and holders of stock options and warrants will be approximately $97 million.

VOTING

         At the Meeting, the holders of common stock will vote on a proposal to adopt the Merger Agreement and amend the Articles of Incorporation. Each share of common stock is entitled to one vote. In order to be approved, a majority of all the votes cast must be voted in favor of adopting the Merger Agreement and the Articles Amendment. On the record date, there were 16,684,100 shares of common stock outstanding and entitled to vote which were held by approximately 24 shareholders of record, representing in excess of 3,000 beneficial owners.

         IE, which owns approximately 80% of the outstanding shares of XLConnect, has agreed with Xerox in the Merger Agreement that it will vote in favor of adopting the Merger and the Articles Amendment. Therefore, the Merger and the Articles Amendment will be approved and the Merger Agreement will be adopted at the Meeting.

RECORD DATE

         The close of business on April 13, 1998, is the record date for determining who is entitled to vote at the Meeting.

RECOMMENDATION OF XLCONNECT BOARD OF DIRECTORS (PAGE 14)

         XLConnect's independent committee of the Board of Directors and the entire Board of Directors have both unanimously approved the Merger Agreement and the Articles Amendment and recommend that you vote to adopt the Merger Agreement and the Articles Amendment. XLConnect's independent committee of the Board of Directors and the entire Board of Directors believe that the Merger is fair to, and in the best interests of, the XLConnect shareholders.

FACTORS CONSIDERED BY XLCONNECT BOARD OF DIRECTORS (PAGE 14)

         In reaching its decision to recommend adoption of the Merger Agreement, XLConnect's Board of Directors considered a number of factors. These included the following:

        o The XLConnect Board of Directors believed that in order for XLConnect to compete more effectively in its market and increase shareholder value, it is necessary to become or to combine with a larger, diversified and better capitalized enterprise. Accordingly, the XLConnect Board of Directors concluded that a sale of XLConnect at the current time is in the best interests of the shareholders of XLConnect.

        o The XLConnect Board of Directors believed that $20.00 per share was the highest price that Xerox or another third party would be willing to pay for XLConnect at that time. The XLConnect Board of Directors formed this belief after substantial efforts to identify interested parties and substantial negotiations with Xerox to obtain the highest possible price.

        o The XLConnect Board of Directors compared the historical and prospective market prices of XLConnect's common stock with the merger consideration. The merger consideration represents a 29% premium over the closing market price as reported on January 30, 1998, four weeks prior to the date XLConnect's Board of Directors approved the Merger.

        o   The decision by IE to complete the IE Merger and support the Merger.

        o The Merger Agreement allows third parties to make bona fide offers to acquire XLConnect and specifically permits XLConnect's Board of Directors to provide information to and negotiate with third parties. A termination fee may be owed to Xerox if XLConnect accepts a financially superior proposal.

OPINION OF NATIONSBANC MONTGOMERY SECURITIES LLC (PAGE 15)

         On March 2, 1998, NationsBanc Montgomery Securities LLC delivered to the independent committee of XLConnect's Board of Directors its oral opinion (subsequently confirmed in writing as of the same date) to the effect that, as of such date, based upon the assumptions made, matters considered and the limitations on the review undertaken in connection therewith, the consideration to be received by XLConnect shareholders in the Merger (other than IE) was fair to such shareholders from a financial point of view. A copy of Montgomery's written opinion is included as Appendix B to this Proxy Statement. Shareholders of XLConnect are urged to read the opinion of Montgomery.

INTERESTS OF XLCONNECT MANAGEMENT IN THE MERGER (PAGE 18)

         All members of XLConnect's Board of Directors and officers of XLConnect own stock options and/or common stock of XLConnect and, to that extent, their interest in the Merger is the same as yours. However, some of the officers and directors of XLConnect have interests in the Merger that are different from your interests as a shareholder. Some of these interests are set forth below. XLConnect's Board of Directors was aware of these interests and considered them in recommending and approving the Merger.

               o Certain of XLConnect's senior management will continue to be employed and have employment agreements with the surviving company and will receive Xerox stock options as employees of the surviving company.

               o Certain of IE's and XLConnect's officers will be entitled to deferred compensation or severance payments.

               o Two members of the XLConnect Board of Directors are also members of the IE Board of Directors.

               o Certain members of the XLConnect Board of Directors and officers of XLConnect own IE Common Stock. In addition, Mr. Richard Sanford, the Chairman of the XLConnect Board of Directors and the

               Chairman of the IE Board of Directors and Chief Executive Officer of IE, will receive a deferred compensation payment and other consideration from IE in connection with the IE Merger.

               o The Merger Agreement provides that all rights to indemnification in favor of any present or former director or officer of XLConnect as provided in the XLConnect Bylaws and Articles of Incorporation or certain applicable indemnification agreements shall survive for six years after the Merger with respect to matters occurring at or prior to the effective time of the Merger. Xerox, subject to certain limitations, will maintain the present XLConnect director and officer liability insurance policy for three years.


APPRAISAL RIGHTS (PAGE 30)

         Any shareholder who does not wish to accept the merger consideration has the right under Pennsylvania law to receive the "fair value" of his or her shares as determined by a Pennsylvania court. This "right of appraisal" is subject to a number of restrictions and technical requirements. Generally, in order to exercise appraisal rights:

               o you must not vote in favor of the Merger; and

               o you must make a written demand for appraisal before the vote on the Merger.

         Merely voting against the Merger will not protect your right of appraisal. Appendix C to this proxy statement contains the applicable provisions of the PBCL relating to appraisal rights.

CONDITIONS TO THE MERGER (PAGE 25)

         The obligations of IE, XLConnect and Xerox to complete the Merger are subject to a number of conditions. If these conditions are not satisfied or waived, the Merger will not be completed. The most important of the mutual conditions are:

               o approval of the Merger Agreement by IE's and XLConnect's shareholders;

               o expiration or earlier termination of the waiting period under the federal antitrust pre-merger notification law;

               o absence of legal restraints or prohibitions that prevent completion of the Merger or the IE Merger;

               o obtaining all governmental authorizations needed to complete the Merger and the IE Merger;

               o the Merger will be completed only if the IE Merger is completed; and

               o approval by the XLConnect shareholders of an amendment of the Articles of Incorporation of XLConnect to opt out of certain Pennsylvania law provisions concerning appraisal rights in control acquisitions.

         Several additional conditions exist that must be met to require Xerox to complete the Merger and the IE Merger. The most important of these conditions are:

               o    XLConnect's and IE's compliance with the Merger Agreement;

               o accuracy in all material respects of the representations and warranties made by XLConnect and IE in the Merger Agreement;

               o absence of a material adverse change with respect to XLConnect or IE;

               o absence of any injunctions, proceedings or laws that prohibit the completion of the Merger or the IE Merger;

               o    retention of certain executive employees;

               o continuation of the Company's consolidated status for federal income tax purposes; and

               o implementation of a transitional business plan for IE's direct computer products sales business.

         Additional conditions exist that must be met to require the Company to complete the Merger. The most important of these conditions are:

               o    Xerox compliance with the Merger Agreement; and

               o accuracy in all material respects of the representations and warranties made by Xerox in the Merger Agreement.


TERMINATION OF THE MERGER AGREEMENT (PAGE 26)

         Either XLConnect, IE or Xerox may terminate the Merger Agreement if:

               o they mutually agree to terminate the Merger Agreement before or after shareholder approval;

               o the Merger has not been consummated by July 31, 1998, unless the terminating party has caused the failure to meet the closing conditions by wrongful action or a failure to act;

               o the shareholders of IE or XLConnect do not approve the IE Merger and the Merger, respectively; or

               o a law or a final court order prohibits the IE Merger or the Merger.

         Xerox may terminate the Merger Agreement if:

               o the Board of Directors of IE or XLConnect has withdrawn or adversely modified its favorable recommendation of the IE Merger or the Merger, respectively;

               o XLConnect or IE fails to perform, in a material way, its covenants in the Merger Agreement so as not to satisfy its closing conditions; or

               o XLConnect or IE breaches, in a material way, any of its representations or warranties in the Merger Agreement in a manner so as not to satisfy its closing conditions.

         XLConnect or IE may terminate the Merger Agreement if Xerox breaches or fails to perform in a material way any of its representations, warranties or covenants in the Merger Agreement so as not to satisfy the applicable closing conditions. Either XLConnect or IE may also terminate the Merger Agreement if it receives a financially superior proposal to acquire substantially all of its stock or assets. The Board of Directors of such company must determine in good faith that the proposal is financially superior to the Merger or the IE Merger, as the case may be, and is reasonably capable of being financed. In such case, IE or XLConnect, as the case may be, must notify Xerox if it receives such a proposal prior to terminating the Merger Agreement, and IE and XLConnect must pay the termination fee, if required as discussed below.

TERMINATION FEES (PAGE 26)

         XLConnect and IE may be required to pay Xerox termination fees of $2.46 million and $9.84 million, respectively, if the Merger Agreement is terminated and:

               o    XLConnect or IE accepts a financially superior proposal;

               o the Board of Directors of XLConnect withdraws or adversely modifies its favorable recommendation of the Merger or the Board of Directors of IE withdraws or adversely modifies its favorable recommendation of the IE Merger;

               o IE does not vote its shares of XLConnect common stock in favor of the XLConnect Merger.

               o under certain circumstances, IE or XLConnect breaches its representations or warranties to Xerox so as not to satisfy the applicable closing conditions; or

               o IE or XLConnect breaches or fails to perform its covenants in the Merger Agreement so as not to satisfy the applicable closing conditions.

         Xerox may be required to pay XLConnect and IE termination fees of $2.46 million and $9.84 million, respectively, if Xerox breaches or fails to perform in a material way any of its representations, warranties or covenants in the Merger Agreement so as not to satisfy the applicable closing conditions.

         The termination fee is intended to be the only damages that the non-breaching party is entitled to receive, unless such breach is in bad faith.

FEDERAL INCOME TAX CONSEQUENCES (PAGE 28)

         You will be taxed for federal income tax purposes on your receipt of the merger consideration to the extent that the amount you receive exceeds your tax basis in your XLConnect common stock. Because determining the tax consequences of the Merger can be complicated, especially in light of recent changes to the federal tax laws governing capital gains, and because state tax laws may apply as well, you should consult your tax advisor in order to understand fully how the Merger will affect you.

ARTICLES AMENDMENT

         You will be requested to vote at the Meeting to approve an amendment of XLConnect's Articles of Incorporation to opt out of certain provisions relating to dissenters' rights in control acquisitions as provided in Subchapter E of Chapter 25 of the PBCL. The Merger itself may cause the occurrence of a control transaction that would otherwise invoke certain substantial requirements of Pennsylvania law. Xerox has required that XLConnect opt out of this section of Pennsylvania law as a condition to completing the Merger. In light of the desirability of completing the Merger (and since the shareholders are still entitled to statutory appraisal rights), the Board of Directors decided that it is in the best interests of XLConnect's shareholders to amend the Articles of Incorporation to facilitate the Merger.

                 TIME, PLACE AND PURPOSE OF THE SPECIAL MEETING

         This proxy statement and the accompanying XLConnect proxy card are solicited by the Board of Directors (the "Board") of XLConnect Solutions, Inc. ("XLConnect"). These proxies will be used at the Special Meeting of Shareholders (the "Meeting") to be held at 10:00 a.m. local time, on May 20, 1998 at the Holiday Inn, 815 North Pottstown Pike, Exton, Pennsylvania 19341, and at any and all adjournments thereof. The purpose of the Meeting is (i) to consider and vote on a proposal to approve and adopt an Agreement and Plan of Merger, dated as of March 4, 1998 (the "Merger Agreement"), by and among Xerox Corporation ("Xerox"), TDC Subsidiary Corporation, a wholly-owned subsidiary of Xerox ("Acquisition Sub One"), TDC Two Subsidiary Corporation, a wholly-owned subsidiary of Xerox ("Acquisition Sub Two"), XLConnect and Intelligent Electronics, Inc., an 80% shareholder of XLConnect ("IE"), pursuant to which Acquisition Sub One will be merged with and into XLConnect (the "Merger") with XLConnect continuing as the surviving corporation (the "XLConnect Surviving Corporation") and (ii) to consider and vote on a proposal to amend the Articles of Incorporation of XLConnect so that Subchapter E (relating to control transactions) of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL") does not apply to XLConnect (the "Articles Amendment"). The Board of Directors of XLConnect has unanimously approved the Merger Agreement and the Articles Amendment. The Board of Directors of XLConnect recommends that the shareholders of XLConnect vote FOR approval and adoption of the Merger Agreement, the Merger and the Articles Amendment. See "The Merger--Background of the Merger."

         The Merger will be completed immediately prior to the completion of the merger of IE, XLConnect's 80% shareholder, into Acquisition Sub Two, with IE as the surviving corporation (the "IE Merger"). In connection with the IE Merger:
(i) IE will become a wholly-owned subsidiary of Xerox; and (ii) the holders of common stock, par value $.01 per share, of IE ("IE Common Stock") (other than holders of IE Common Stock who perfect their statutory appraisal rights) will receive $7.60 per share, in cash (the "IE Merger Consideration"). Because a substantial portion of the business of Intelligent Electronics is its 80% ownership of XLConnect (and therefore the business of XLConnect), we have utilized the term "the Company" in this document when describing the overall business or aspects of the business of IE and XLConnect. We have utilized the terms "IE" or "XLConnect" when referring to a specific entity or their wholly-owned subsidiaries.

         In arriving at its conclusion that the Merger is fair to, and in the best interests of, XLConnect's shareholders, the Independent Committee of XLConnect's Board of Directors considered the opinion of NationsBanc Montgomery Securities LLC ("Montgomery"), such committee's independent financial advisor, that, as of March 2, 1998, based upon the assumptions made, matters considered and the limitations on the review undertaken in connection therewith, the consideration to be received by XLConnect's shareholders in the Merger pursuant to the Merger Agreement (other than IE) was fair to such shareholders from a financial point of view. A copy of Montgomery's opinion is attached as Appendix B to this Proxy Statement and shareholders should read this opinion in its entirety.

                         VOTING SECURITIES OF XLCONNECT

         Only holders of record of XLConnect's common stock, par value $0.01 per share (the "XLConnect Common Stock") at the close of business on April 13, 1998 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. At the close of business on the Record Date, 16,684,100 shares of XLConnect Common Stock were outstanding. Each share of XLConnect Common Stock is entitled to one vote on all matters presented at the Meeting. This Proxy Statement and the proxy card will be sent to shareholders beginning on or about April 14, 1998. If you give a proxy, you may revoke it at any time before the proxy is voted. You may revoke your proxy before it is voted by executing another proxy at a later date, by notifying the secretary of XLConnect in writing of your revocation, or by attending in person and voting at the Meeting. Under Pennsylvania law and the bylaws of XLConnect, the presence at the Meeting, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the Meeting shall constitute a quorum. All valid proxies returned will be included in the determination of whether a quorum is present at the Meeting.

         An affirmative vote of a majority of the votes cast by shareholders present in person or by proxy and entitled to vote at the Meeting is required for approval of the Merger Agreement, the Merger and the Articles Amendment and all other matters presented at the Meeting. Votes withheld, abstentions and "broker non-votes" will not be counted as votes cast and will not be voted.

         IE, which owns approximately 80% of the outstanding shares of XLConnect Common Stock, has agreed with Xerox in the Merger Agreement to vote its shares in favor of the Merger and the Articles Amendment. Therefore, the Merger and the Articles Amendment will be approved and the Merger Agreement will be adopted.

         If the enclosed proxy is duly executed and received in time for the Meeting, and if no contrary instructions are included on the proxy, it is the intention of the persons named as proxies to vote the shares of XLConnect Common Stock represented thereby in favor of the proposal to adopt the Merger Agreement and the Articles Amendment, and in the discretion of the persons named as proxies in connection with any other business that may properly come before the Meeting or any adjournment thereof.

         At this time, XLConnect knows of no other matters that may be presented for shareholder action at the Meeting. However, if any matters, other than those referred to above, should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

         In the event that there are not sufficient votes to approve any of the Proposals raised at the Meeting, it is expected that the Meeting will be postponed or adjourned in order to permit further solicitation of proxies by XLConnect. If the Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum with respect to any Proposal, then those shareholders entitled to vote who are present at the adjourned Meeting in person or by proxy shall nevertheless constitute a quorum for the purpose of acting upon such Proposal.

         The delivery of this Proxy Statement shall not, under any circumstances, create any implication that the information contained herein is correct after the date hereof, April 14, 1998.

         XLCONNECT'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT AND THE ARTICLES AMENDMENT. THE AFFIRMATIVE VOTE OF THE MAJORITY OF THE VOTES CAST BY SHAREHOLDERS PRESENT IN PERSON OR BY PROXY AND ENTITLED TO VOTE AT THE MEETING IS REQUIRED TO ADOPT THE MERGER AGREEMENT AND THE ARTICLES AMENDMENT.

         NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH XLCONNECT'S SOLICITATION OF PROXIES AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY XLCONNECT OR ANY OTHER PERSON.

                             SOLICITATION OF PROXIES

         XLConnect will pay all expenses of the solicitation of proxies for the Meeting, including the cost of mailing. In addition to solicitation by mail, officers and regular employees of XLConnect may solicit proxies from shareholders by telephone, telegram, facsimile or in person. XLConnect will not pay these individuals any additional compensation for such services, except for the reimbursement of any reasonable out-of-pocket expenses that they incur.


                 FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

         Some statements contained or incorporated by reference in this Proxy Statement regarding future financial performance and results and other statements that are not historical facts are forward-looking statements. The words "expect," "project," "estimate," "predict," "anticipate," "believes" and similar expressions are also intended to identify forward-looking statements. Such statements and XLConnect's results are subject to numerous risks, uncertainties and assumptions, including but not limited to: risks related to the impact on XLConnect of the sale by IE of its indirect computer sales business and the majority of its direct computer sales operations; the risks of any substantial legal proceedings that could be instituted in the future; the potential for year 2000 related expenditures; and the risk factors described in "Management's Discussion and Analysis of Financial Condition and Results of Operations--Quarterly Results and Seasonality" in XLConnect's Form 10-K for the year ended December 31, 1997 and in "Risk Factors" in XLConnect's Prospectus dated October 17, 1996 filed with the Securities and Exchange Commission in connection with its initial public offering.

         Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

                                 PROPOSAL NO. 1
                             APPROVAL OF THE MERGER

Purpose, Structure and Effect of the Merger

         The purpose of the Merger is for Xerox to acquire all of the outstanding capital stock of XLConnect and to provide XLConnect shareholders (other than IE, and those who perfect their statutory appraisal rights) with $20.00 in cash for each share of XLConnect Common Stock that they hold. In connection with the Merger: (i) XLConnect will become a wholly-owned subsidiary of IE; and (ii) the holders of XLConnect Common Stock (other than IE, and holders of XLConnect Common Stock who perfect their statutory appraisal rights) will receive $20.00 per share, in cash (the "XLConnect Merger Consideration"). The Merger will be completed immediately prior to the completion of the merger of IE, XLConnect's 80% shareholder, into Acquisition Sub Two, with IE as the surviving corporation (the "IE Merger"). In connection with the IE Merger, (i) IE will become a wholly-owned subsidiary of Xerox, (ii) the holders of IE Common Stock (other than holders of IE Common Stock who perfect their statutory appraisal rights) will receive the IE Merger Consideration, $7.60 per share, in cash. See "Background of the Merger."

         The Merger is structured as a cash merger of Acquisition Sub One into XLConnect, with the result that XLConnect will be the surviving corporation and a wholly-owned subsidiary of IE (the "XLConnect Surviving Corporation"). The IE Merger is structured as a cash merger of Acquisition Sub Two into IE, with the result that IE will be the surviving corporation and a wholly-owned subsidiary of Xerox (the "IE Surviving Corporation"). Under the Merger Agreement, the officers and directors of Acquisition Sub One and Acquisition Sub Two immediately prior to the effective time of the Merger and the IE Merger, respectively (the "XLConnect Effective Time" and the "IE Effective Time" and collectively, the "Effective Times") shall be the officers and directors of the XLConnect Surviving Corporation and the IE Surviving Corporation, respectively, on and immediately following the respective Effective Times.

         If the Merger and the IE Merger are consummated, the shareholders of XLConnect and IE, respectively, will no longer have any equity interest in such companies, and therefore will not share in their respective future earnings and growth. Instead, each shareholder (other than shareholders who perfect statutory appraisal rights and IE in the XLConnect Merger) will receive, upon surrender of the certificate or certificates evidencing the XLConnect Common Stock and the IE Common Stock, the XLConnect Merger Consideration or the IE Merger Consideration, as applicable. As a result of the Merger and the IE Merger, IE will become a wholly-owned subsidiary of Xerox and XLConnect will become a wholly-owned subsidiary of IE. At such time, there will cease to be any public market for the IE Common Stock and the XLConnect Common Stock and, after the respective Effective Times, the IE Common Stock and the XLConnect Common Stock will be delisted from the Nasdaq Stock Market. Upon such event, the IE Surviving Corporation and the XLConnect Surviving Corporation will apply to the Securities and Exchange Commission for the deregistration of the IE Common Stock and the XLConnect Common Stock, respectively, under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         The shareholders of IE will be requested, in a separate proxy statement sent to each IE shareholder of record on April 13, 1998, to approve the IE Merger and adopt the Merger Agreement. XLCONNECT, IN SOLICITING YOUR PROXY IN THIS PROXY STATEMENT, IS NOT REQUESTING YOUR APPROVAL OF THE IE MERGER.

Background of the Merger

         Founded in 1982, IE commenced its indirect business, the wholesale distribution of microcomputers through its Reseller Network (the "Indirect Business"), in March 1984. In 1995, IE commenced its direct business, the provision of information technology products, services and solutions to corporate customers, educational institutions and governmental agencies in the United States (the "Direct Business"). The professional services portion of the Direct Business was separated from IE in 1996 through the formation of XLConnect. The direct computer products sales portion of the Direct Business remained at IE and was operated through IE's wholly-owned subsidiary, XLSource, Inc. ("XLSource").

         In response to market environment changes and competitive pricing pressures throughout the industry which IE believed were having adverse effects on its business, results of operations and financial position, IE sold its Indirect Business on July 18, 1997 to Ingram Micro Inc. (the "RND Transaction"). On July 18, 1997, IE and XLConnect also consummated the sale of certain assets of 20 of the 24 locations of XLSource (comprising approximately two-thirds of the Direct Business based on revenues) and certain specified services contracts that were part of XLConnect to GE Capital Information Technology Solutions Acquisition Corp. ("GECITS"), a subsidiary of GE Capital Information Technology Solutions, Inc. (the "GE Transaction").

         After the RND Transaction and the GE Transaction, the Company's operations focused on the XLConnect service business as supported by IE's remaining direct computer products sales organization in XLSource, operating out of four locations. These four XLSource locations comprised approximately one-third of the Direct Business (based on revenues) prior to the transactions.

         It was the assessment of the Company's management and the Board of Directors of IE and XLConnect that the Company had to become substantially larger to meet its business objectives and to compete more effectively in a consolidating industry. Further, it was their assessment that it would be difficult for the Company to achieve this either by acquisition or through internal growth within a reasonable period of time, due to the greater financial resources of many of the Company's competitors and, as a result, their greater ability to hire and retain employees.

         At a meeting of IE's Board of Directors on July 30, 1997, the directors discussed various options and alternatives available to IE. At this meeting, the directors authorized IE management to engage an investment banker to explore such options, including a possible sale of IE. On September 18, 1997, IE retained an investment banker.

         At a joint meeting of the Boards of Directors of IE and XLConnect on October 24, 1997 (the "October Board Meeting"), IE's investment banker reviewed various aspects of a possible sale, by merger or otherwise, of all or substantially all of IE's stock or assets. Each Board of Directors confirmed that fair and equitable treatment should be provided in any such transaction by IE to the holders of the XLConnect Common Stock other than IE, and that an acquisition of the XLConnect Common Stock from such holders should be sought in any transaction pursued by IE, with the fairness of the price to be paid for such XLConnect Common Stock to be confirmed for XLConnect by an independent investment banker. IE's Board of Directors authorized IE management to continue to pursue the possibility of a sale transaction.

         Subsequent to the October Board Meeting, IE and its investment banker began contacting select potential acquirors of the Company, including Xerox. IE's investment banker contacted over 30 potential acquirors in this process. In November 1997 and early December 1997, IE received initial indications of interest concerning a possible acquisition transaction from several entities, including Xerox.

         On December 8, 1997, Xerox and IE entered into a confidentiality agreement concerning information about the Company. Shortly thereafter, IE and XLConnect provided to Xerox certain non-public information regarding IE and XLConnect. Fifteen other potential acquirors signed confidentiality agreements and were provided with non-public information regarding IE and XLConnect.

         On December 15, 1997, IE received, in writing, an initial letter from Xerox expressing an interest in acquiring IE. This letter was non-binding and did not include a definitive purchase price.

         Between November 1997 and January 1998, several prospective acquirors, including Xerox, conducted due diligence investigations of IE and XLConnect. IE, XLConnect, Xerox and their respective counsel developed a possible structure for the Merger and the IE Merger and negotiated certain terms of the Merger Agreement between December 1997 and February 1998.

         On January 22, 1998, the XLConnect Board of Directors formed a committee consisting of directors who were not employees of IE or XLConnect, or directors of IE (the "Independent Committee"), to evaluate any acquisition proposals. The Independent Committee authorized the engagement of independent counsel and investment bankers. Two of the Committee members were former members of the IE Board of Directors who resigned therefrom on December 31, 1997. Shortly after the January 22 meeting, the Independent Committee engaged independent counsel.

         On January 23, 1998, Xerox submitted, in writing, a proposal to acquire IE for $8.00 per share, in cash. The proposal, which was subject to the approval of Xerox Board of Directors, legal and due diligence conditions and the negotiation of satisfactory arrangements in respect of certain key Executive Employees of the Company, did not include the purchase of the outstanding XLConnect Common Stock not owned by IE.

         At separate meetings on January 27, 1998 of the IE Board of Directors and the XLConnect Board of Directors, the Boards of Directors were advised by management of proposals received to date. One of these proposals included the purchase of XLConnect. Present at the meetings, in person or by phone, were a majority of IE's and all of XLConnect's directors, respectively, and at the IE Board of Directors meeting, representatives of IE's investment banker. At the meeting of the XLConnect Board of Directors the directors discussed the proposals and the benefits which could flow to XLConnect from an acquisition of IE by Xerox. The IE Board of Directors directed management to seek to negotiate, subject to Board of Directors' approval, a satisfactory transaction with Xerox providing for the acquisition of IE and fair and equitable treatment to the holders of XLConnect Common Stock other than IE.

         As a result of negotiations subsequent to January 27, 1998, Xerox informed IE on January 30, 1998 that it was willing to pay cash in the amount of $8.10 per share for IE and, on February 13, 1998, Xerox submitted, in writing, an amended proposal which confirmed the $8.10 proposal and also provided for the acquisition of the XLConnect Common Stock not owned by IE, for cash in the amount of $19.00 per share. The proposal was subject to substantially the same conditions as the January 23, 1998 proposal.

         On February 19, 1998, IE received, in writing, an amended proposal (which included the purchase of XLConnect) from another bidder that increased the amount such bidder was willing to pay for the shares of IE Common Stock. IE entered into a limited exclusivity agreement with this bidder that would allow IE to continue its negotiations with Xerox and this bidder at the same time. On February 27, 1998, IE was informed by this alternative bidder that it was no longer interested in pursuing an acquisition.

         On February 23, 1998, the Independent Committee engaged Montgomery as its financial advisor.

         On February 27, 1998, IE and XLConnect received, in writing, an amended proposal from Xerox to purchase the shares of IE for cash in an amount equal to $7.60 per share and the shares of XLConnect for cash in an amount equal to $20.00 per share. Xerox indicated that the offer amendment resulted from its analysis of XLConnect's results of operations for the calendar quarter ended December 31, 1997.

         On March 2, 1998, the Independent Committee met with its counsel and Montgomery. Montgomery delivered to the Independent Committee its oral opinion (subsequently confirmed in a written opinion dated as of the same date) to the effect that, as of such date, based upon the assumptions made, matters considered and the limitations on the review undertaken in connection therewith, the consideration to be received by XLConnect shareholders (other than IE) in the Merger was fair to such shareholders from a financial point of view. Counsel to the Independent Committee reviewed with the Independent Committee the terms and conditions of the Merger Agreement. After discussion, the Independent Committee unanimously concluded that the Merger was fair to and in the best interests of the XLConnect shareholders other than IE. The Independent Committee meeting was immediately followed by a meeting of the entire XLConnect Board of Directors which, based on the recommendation of the Independent Committee and XLConnect's senior management, concluded that the Merger was fair to and in the best interests of the XLConnect shareholders other than IE and unanimously approved the Merger and authorized the execution of the Merger Agreement, as conclusively negotiated by management.

         At a meeting of the IE Board of Directors on March 3, 1998, IE's Board of Directors determined that the Merger was fair to and in the best interests of IE shareholders, approved the Merger and authorized the execution of the Merger Agreement, as conclusively negotiated by management.

         Thereafter, substantive negotiations continued by telephone and in person among management of IE, XLConnect, Xerox, the investment bankers for IE and Xerox, and counsel. After the close of business on March 4, 1998, Xerox, IE and XLConnect reached agreement on all outstanding issues and entered into the Merger Agreement. Prior to commencement of trading of the IE and XLConnect Common Stock on March 5, 1998, IE, XLConnect and Xerox issued a joint press release announcing the execution of the Merger Agreement.

XLConnect's Reasons for the Merger; Recommendation of the Board of Directors

         The XLConnect Board of Directors and the Independent Committee have determined that the Merger is fair to, and in the best interests of, the shareholders of XLConnect, and has approved the Merger Agreement. Accordingly, the Board of Directors of XLConnect and the Independent Committee recommends that the shareholders vote to adopt the Merger Agreement and approve the Merger. In reaching its conclusion, XLConnect's Board of Directors considered a number of factors, including:

               o The determination by XLConnect's management and the Board of Directors of XLConnect that, in order for XLConnect to compete more effectively in its market and increase shareholder value, it is necessary to become or combine with a larger, diversified and better capitalized enterprise. Further, it was their assessment that it would be difficult for XLConnect to achieve this either by acquisition or through internal growth within a reasonable period of time, due to the greater financial resources of many of XLConnect's competitors and, as a result, their greater ability to hire and retain employees. Accordingly, the XLConnect Board of Directors concluded that a sale of XLConnect at the current time is in the best interests of the shareholders of XLConnect.

               o The XLConnect Board of Directors compared the historical market prices of the XLConnect Common Stock with the merger consideration. The merger consideration represents a 29% premium over the closing market price on January 30, 1998, four weeks prior to the date XLConnect's Board of Directors approved the Merger.

               o The decision by IE to complete the IE Merger and support the Merger.

               o The substantial efforts undertaken in seeking potential acquirors and the conclusion of the XLConnect Board of Directors that a Merger could not be structured with another purchaser that would offer greater value to XLConnect shareholders.

               o The financial presentation of Montgomery to the Independent Committee and the oral opinion delivered to the Independent Committee on March 2, 1998 (which opinion was subsequently confirmed in a written opinion as of the same date) to the effect that, as of such date, based upon the assumptions made, matters considered and the limitations on the review undertaken in connection therewith, the XLConnect Merger Consideration was fair to the XLConnect shareholders (other than IE) from a financial point of view. See "Opinion of NationsBanc Montgomery Securities LLC" below and the written opinion of Montgomery attached as Appendix B.

                  o The terms and conditions of the Merger Agreement, including the right of XLConnect's Board of Directors to terminate the Merger Agreement under certain circumstances in the exercise of its fiduciary duties.

         The foregoing discussion of the factors considered by XLConnect's Board of Directors and the Independent Committee is not intended to be all-inclusive. In view of the variety of factors considered in connection with its evaluation of the Merger, XLConnect's Board of Directors did not find it practicable to and did not attempt to rank or assign relative weights to the foregoing factors.

         The XLConnect Board of Directors recommends that the shareholders vote FOR adoption of the Merger Agreement and Merger.

Opinion of NationsBanc Montgomery Securities LLC

         Pursuant to an engagement letter dated February 23, 1998 (the "Engagement Letter"), the Independent Committee retained Montgomery to act as its financial advisor in connection with the consideration by the Independent Committee of the Merger. Montgomery is a nationally recognized firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Independent Committee selected Montgomery as its financial advisor on the basis of Montgomery's experience and expertise in transactions similar to the Merger and its reputation in the general information technology services industry and the investment community.

         On March 2, 1998, Montgomery delivered to the Independent Committee its oral opinion, subsequently confirmed in writing as of the same date, that the consideration to be received by the holders of XLConnect Common Stock (other than shares of XLConnect Common Stock held directly or indirectly by IE) was fair to such holders from a financial point of view, as of that date. The amount of such consideration was determined pursuant to negotiations between XLConnect and Xerox and not pursuant to recommendations of Montgomery. No limitations were imposed by the Independent Committee on Montgomery with respect to the investigations made or procedures followed in rendering its opinion.

         The full text of Montgomery's written opinion to the Independent Committee is attached hereto as Appendix B and is incorporated herein by reference. The following summary of Montgomery's opinion is qualified in its entirety by reference to the full text of the opinion. Montgomery's opinion is directed to the Independent Committee and does not constitute a recommendation to any shareholder of XLConnect as to how such shareholder should vote with respect to the Merger. Montgomery's opinion addresses only the financial fairness of the consideration to be received by the holders of shares of XLConnect Common Stock (other than shares held directly or indirectly by IE) and does not address the relative merits of the Merger or any alternatives to the Merger, XLConnect's underlying decision to proceed with or effect the Merger or any other aspect of the Merger.

         In connection with its opinion, Montgomery, among other things: (i) reviewed certain publicly available financial and other data with respect to XLConnect, including the consolidated financial statements for recent years and interim periods to September 30, 1997, and certain other relevant financial and operating data relating to XLConnect made available to Montgomery from published sources and from the internal records of XLConnect; (ii) reviewed the financial terms and conditions of the February 17, 1998 draft of the Merger Agreement;
(iii) reviewed certain publicly available information concerning the trading of, and the trading market for, XLConnect Common Stock; (iv) compared XLConnect from a financial point of view with certain other companies in the general information technology services industry which Montgomery deemed to be relevant;
(v) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the general information technology services industry which Montgomery deemed to be comparable, in whole or in part, to the

Merger; (vi) reviewed and discussed with representatives of the management of XLConnect certain information of a business and financial nature regarding XLConnect, furnished to Montgomery by them, including financial forecasts and related assumptions of XLConnect prepared by management of XLConnect; (vii) made inquiries regarding and discussed the Merger, the Merger Agreement and other matters related thereto with XLConnect's counsel; and (viii) performed such other analyses and examinations as Montgomery deemed appropriate.

         In connection with its review, Montgomery assumed and relied upon the accuracy and completeness of the foregoing information and did not assume any responsibility for independent verification of such information. With respect to the financial forecasts of XLConnect provided to Montgomery, Montgomery assumed for purposes of its opinion, upon the advice of management of XLConnect and with the consent of the Independent Committee, that such forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of the management of XLConnect at the time of preparation as to the future financial performance of XLConnect, and that they provide a reasonable basis upon which Montgomery could form its opinion. XLConnect does not publicly disclose internal management forecasts of the type provided to Montgomery by the management of XLConnect in connection with Montgomery's review of the Merger. Such forecasts were not prepared with a view toward public disclosure. In addition, such forecasts were based upon numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such forecasts. Montgomery has assumed no liability for such forecasts. Montgomery also assumed that there have been no material changes in XLConnect's assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to Montgomery. Montgomery relied on advice of counsel and independent accountants to XLConnect as to all legal and financial reporting matters with respect to XLConnect, the Merger and the Merger Agreement. Montgomery assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Exchange Act, and all other applicable federal and state statutes, rules and regulations. In addition, Montgomery did not assume responsibility for making an independent evaluation, appraisal or physical inspection of the assets or liabilities (contingent or otherwise) of XLConnect, nor was Montgomery furnished with any such appraisals. Finally, Montgomery's opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to Montgomery as of, March 2, 1998.

         Montgomery also assumed, with the consent of the Independent Committee, that the Merger will be consummated in accordance with the terms described in the Merger Agreement, without any amendments thereto, and without waiver by XLConnect of any of the conditions to its obligations thereunder.

         Set forth below is a brief summary of the report presented by Montgomery to the Independent Committee on March 2, 1998 in connection with its opinion.

         Comparable Company Analysis. Based on public and other available information, Montgomery calculated the multiples of aggregate value (defined as equity value plus debt less cash) to last twelve months ("LTM") revenues, earnings before interest and taxes ("EBIT") and earnings before interest, taxes, depreciation and amortization ("EBITDA") and estimated 1998 net income (derived from publicly available analysts' estimates) for nine companies in the general information technology services industry and seven companies in the software services industry. Such analysis indicated the following median and mean multiples, respectively: 2.7x and 2.6x LTM revenues, 28.4x and 29.3x LTM EBIT, 20.9x and 23.5x EBITDA, and 29.4x and 30.0x estimated 1998 net income. Montgomery noted that applying such multiples to XLConnect's calendar year 1997 revenues, EBIT and EBITDA and estimated 1998 net income (as estimated by XLConnect management) yielded a range of implied equity values of XLConnect of $237.7 million to $341.5 million, or $13.30 to $19.10 per share.

         Comparable Transactions Analysis. Montgomery reviewed the consideration paid in 11 acquisitions of comparable information technology services companies that have been consummated since March 29, 1996 (including one transaction pending at the date of Montgomery's opinion). Montgomery analyzed the aggregate value of the consideration paid in such transactions as a multiple of the target companies' LTM revenues, EBIT and net income. Such analysis yielded the following median and mean multiples, respectively: 1.9x and 2.3x LTM revenues, 29.7x and 31.9x LTM EBIT and 34.1x and 45.5x LTM net income. Montgomery noted that applying such multiples to XLConnect's 1997 revenues, EBIT and net income yielded a range of implied equity values of XLConnect of $154.0 million to $294.3 million, or $8.62 to $16.46 per share.

         No other company or transaction used in the comparable company or comparable transactions analysis as a comparison is identical to XLConnect or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which XLConnect and the Merger are being compared.

         Discounted Cash Flow Analysis. Montgomery applied a discounted cash flow analysis to the financial cash flow forecasts for XLConnect for calendar years 1998 through 2002, as estimated by XLConnect management. In conducting this analysis, Montgomery first calculated the present values of the forecasted cash flows. Second, Montgomery estimated the present value of the aggregate value of XLConnect at the end of 2002 by applying multiples to XLConnect's estimated 2002 EBITDA, which multiples ranged from 6.5x to 7.5x. Such cash flows and aggregate value were discounted to present values using discount rates ranging from 16% to 20%. This analysis indicated a range of imputed equity values of XLConnect of $272.5 million to $356.3 million, or $15.24 to $19.93 per share.

         Premiums Paid Analysis. Montgomery reviewed the consideration paid or offered in 66 U.S. tender offers involving aggregate value paid between $100 million and $500 million announced since January 10, 1997. Montgomery calculated the premiums paid or offered in these transactions over the applicable stock price of the target company one day, one week and four weeks prior to the announcement of the acquisition offer, and then calculated the median and mean of those premiums. These calculations yielded median and mean premiums paid of 20.5% and 29.3%, respectively, of the target company's stock price one day prior to public announcement of the transaction, 30.6% and 35.6%, respectively, of the target company's stock price one week prior to such announcement, and 34.8% and 40.9%, respectively, of the target company's stock price four weeks prior to such announcement. Montgomery then applied the median and mean premiums so derived to XLConnect's closing stock price on February 27, 1998 ($17.75), February 20, 1998 ($16.50) and January 30, 1998 ($15.50). Such analysis indicated a range of implied equity values of XLConnect of $373.7 million to $410.5 million, or $20.90 to $22.96 per share. Montgomery also applied the median and mean premiums so derived to the deemed stock price of XLConnect on such dates, determined by adjusting the stock price of XLConnect on January 27, 1997 (the date the IE Board of Directors announced it was considering strategic alternatives for the Company) by the amount of the growth of the Nasdaq composite index from January 27, 1997 through each of such dates. Such analysis indicated a range of implied equity values of XLConnect of $211.6 million to $232.3 million, or $11.83 to $12.99 per share.

         While the foregoing summary describes all analyses and examinations that Montgomery deems material to its opinion, it is not a comprehensive description of all analyses and examinations actually conducted by Montgomery. The preparation of a fairness opinion necessarily is not susceptible to partial analysis or summary description. Montgomery believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to the Independent Committee. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be Montgomery's view of the actual value of XLConnect.

         In performing its analyses, Montgomery made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of XLConnect. The analyses performed by Montgomery are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by such analyses. Such analyses were prepared solely as part of Montgomery's analysis of the financial fairness of the consideration to be received by the holders of shares of XLConnect Common Stock (other than shares held directly or indirectly by IE) and were provided to the Independent Committee in connection with the delivery of Montgomery's opinion. The analyses do not purport to be appraisals or to reflect the prices at which XLConnect might actually be sold or the prices at which any securities may trade at any time in the future. Montgomery used in its analyses various projections of future performance prepared by the management of XLConnect. The projections are based on numerous variables and assumptions which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those set forth in such projections.

         As described above, Montgomery's opinion and presentation to the Independent Committee were among the many factors taken into consideration by the Independent Committee in making its determination to approve, and to recommend that XLConnect shareholders approve, the Merger.

         Upon execution of the Engagement Letter, XLConnect agreed to pay Montgomery a financial advisory fee, a portion of which was due upon the signing of the Engagement Letter and the remainder of which was due upon delivery of Montgomery's opinion. The fee payable to Montgomery was not conditioned on the outcome of Montgomery's opinion or whether or not such opinion was deemed to be favorable for any party's purposes. The Engagement Letter also calls for XLConnect to reimburse Montgomery for its reasonable out-of-pocket expenses. Pursuant to a separate letter agreement, XLConnect has agreed to indemnify Montgomery, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws.

         In the ordinary course of its business, Montgomery actively trades the equity securities of XLConnect for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Montgomery also acted as underwriter in connection with the initial public offering of XLConnect Common Stock and has performed various investment banking services for XLConnect.

Interests of Certain Persons in the Merger

         In considering the Merger, shareholders should be aware that certain directors and officers of XLConnect have interests in the Merger, as described below.

         Employment Arrangements of Certain XLConnect Employees. The Merger Agreement provides as a condition to the obligation of Xerox to consummate the Merger, that Timothy W. Wallace and certain other key employees of XLConnect (each, an "Executive Employee" and collectively, the "Executive Employees") enter into new employment agreements with XLConnect that will remain in effect after the Merger and that such Executive Employees are employed by XLConnect at the XLConnect Effective Time. Each employment agreement will be for a term commencing on the XLConnect Effective Time and ending three years thereafter. Each Executive Employee initially will be paid his or her current base salary. In exchange for each Executive Employee's agreement to have his or her XLConnect stock options (whether or not currently exercisable) canceled immediately prior to the Merger without payment of the XLConnect Option Consideration (as defined below), the Executive Employees, other than Mr. Wallace, will receive three-quarters of the value of the stock options (i.e., the difference between $20.00 and the exercise price of the option) in cash at the time of the Merger. The remaining one-quarter of such value will be subject to a bonus plan to be paid to them over the three year period after the Merger. Depending on the financial results of the XLConnect Surviving Corporation after the Merger, the Executive Employees may receive none or up to 150% of the amount that is carried over (the "Additional Payment"). Mr. Wallace will receive one-half of the value of his stock options in cash at the time of the Merger (approximately $1.38 million) and the remaining one-half will be subject to a bonus plan subject to the same conditions as the other Executive Employees. Mr. Wallace will also receive a $105,000 bonus payment upon completion of the Merger and the IE Merger.

                  The Executive Employees will be eligible for a bonus payable under a bonus plan similar to that currently in effect for XLConnect. Each of the Executive Employees will also receive options to purchase shares of Xerox common stock pursuant to the existing Xerox employee stock option plan. In the event of the termination of an Executive Employee's employment without cause by the XLConnect Surviving Corporation or by an Executive Employee for good reason (in each case, as defined in the employment agreements), such Executive Employee will receive the Additional Payment as otherwise payable in addition to any applicable payment under the XLConnect Surviving Corporation's general severance policy or their employment agreement, whichever is greater. The employment agreements also contain restrictions on solicitation of employees and clients and other customary provisions.

                  XLConnect's Chief Financial Officer, Stephanie Cohen, entered into an agreement dated July 31, 1997 and amended by an agreement with XLConnect on March 2, 1998 in which the parties agreed that Ms. Cohen would continue to serve XLConnect in that capacity through the earlier of June 30, 1998 or such time as she and Richard D. Sanford, XLConnect's Chairman, agree otherwise. She would be entitled to an annual salary of $175,000, plus certain living expense reimbursements. Ms. Cohen is also eligible to receive $225,000 and continuation for one year of certain standard benefits upon termination of her employment for any reason. In addition, Ms. Cohen will receive approximately $2.29 million in XLConnect Option Consideration (as defined below).

                  IE Severance and Employment Arrangements. Upon closing of the IE Merger, XLConnect's Chairman of the Board of Directors, Richard D. Sanford, in his capacity as IE's Chairman of the Board and Chief Executive Officer, is eligible for continued health and medical benefits for him and his family for one year, a $40,000 lump sum payment to cover administrative support for one year, a $30,000 lump sum payment to cover office rent for one year and the receipt of two vehicles and certain other miscellaneous equipment from IE with a book value equal to approximately $75,000. In addition, IE will exercise its right to terminate certain split-dollar agreements for Mr. Sanford, and IE has agreed that it will not be entitled to reimbursement for any excess of premiums paid by IE over the cash surrender values of the life insurance policies to which the split-dollar agreements pertain. IE estimates this excess to be approximately $138,000. In connection with the completion of the IE Merger and the resulting change of control of IE, Mr. Sanford is entitled to an acceleration of certain deferred compensation payments under a 1994 agreement. The Company estimates the amount subject to acceleration to equal approximately $1,145,000. In addition, Mr. Sanford will receive approximately $690,000 in XLConnect Option Consideration.

                  Other officers and employees of IE and XLConnect may be entitled to severance payments based on existing agreements, severance plans and policies of IE and XLConnect upon completion of the IE Merger or the XLConnect Merger, or should such individuals be terminated after the IE Merger or the Merger.

                  Options. All of the IE and XLConnect directors and the XLConnect officers hold XLConnect Stock Rights (as defined herein). Except for the Executive Employees of XLConnect discussed above, such officers and directors who hold XLConnect Stock Rights will be entitled to receive payment of the XLConnect Option Consideration (as defined below), to the extent provided in the Merger Agreement, in connection with the cancellation of such Stock Rights. In addition, certain members of the XLConnect Board of Directors own IE Common Stock and/or IE Stock Rights (as defined below). See "Merger Agreement--IE Options and Warrants," "Merger Agreement--XLConnect Options and Warrants," "Severance and Employment Arrangements" and "Employment Arrangements of Certain XLConnect Employees."

                  IE Merger. The Merger Agreement provides that as a condition to Xerox' obligation to complete the Merger, the IE Merger shall have been completed.

                  Indemnification. The Merger Agreement provides that all rights to indemnification and advancement of expenses existing in favor of any present or former director or officer of IE or XLConnect, as provided in (i) IE's or XLConnect's Articles of Incorporation or bylaws, respectively, or (ii) certain indemnification agreements identified in the Merger Agreement as in effect on the date thereof, shall survive for a period of six years after the Merger with respect to matters occurring at or prior to the Effective Times. Pursuant to the Merger Agreement, Xerox has agreed that, for a period of six years after the Effective Times, it will indemnify and hold harmless the present and former officers and directors of IE and XLConnect in respect of acts or omissions occurring prior to the Effective Times, subject to limitations imposed under applicable law. Xerox has agreed to maintain the existing IE and XLConnect policies of directors' and officers' liability insurance for a period of three years after the Effective Times so long as the annual premium for such insurance, in the aggregate, is not in excess of 150% of the last annual premium paid prior to the execution date of the Merger Agreement (the "Maximum Premium"), and provided that if the existing coverage expires, or is terminated or canceled by the insurance carrier during such three-year period, Xerox will use its commercially reasonable efforts to obtain as much coverage as can be obtained for the remainder of the period for an aggregate cost not in excess of the Maximum Premium.

                  Other. Barry M. Abelson, a member of the IE and the XLConnect Boards of Directors, a shareholder of IE and XLConnect and a holder of XLConnect stock options, is a partner in the law firm of Pepper Hamilton LLP, which provides legal services to IE and XLConnect, including legal services relating to the Merger and the IE Merger.

                  Mr. Sanford, the Chairman of the Board of Directors of XLConnect, is also the Chairman of the Board of Directors and Chief Executive Officer of IE.

Merger Agreement

         The following summary of the Merger Agreement is subject to, and qualified in its entirety by, the complete text of the Merger Agreement which is attached to this Proxy Statement as Appendix A. The terms of the Merger Agreement are the result of arms' length negotiations between XLConnect and Xerox.

         Terms of the Merger. At the XLConnect Effective Time, and subject to and upon the terms and conditions of the Merger Agreement and the PBCL, Acquisition Sub One will be merged with and into XLConnect, the separate corporate existence of Acquisition Sub One will cease, and XLConnect will continue as the XLConnect Surviving Corporation.

         Subject to and immediately following the receipt of the vote of shareholders of XLConnect and the satisfaction or waiver of the conditions to the consummation of the Merger set forth in the Merger Agreement, the parties shall cause the Merger to be consummated by filing articles of merger as contemplated by the PBCL (the "Articles of Merger"). The Merger shall be effective at the time the Articles of Merger are filed with the Pennsylvania Secretary of State or such other time as specified in the Articles of Merger.

         The Merger Agreement provides that the Articles of Incorporation of XLConnect, as in effect immediately prior to the XLConnect Effective Time, shall be the Articles of Incorporation of XLConnect Surviving Corporation. The Merger Agreement provides that the bylaws of XLConnect, as in effect immediately prior to the XLConnect Effective Time, shall be the bylaws of the XLConnect Surviving Corporation.

         The directors of Acquisition Sub One immediately prior to the XLConnect Effective Time shall be the initial directors of the XLConnect Surviving Corporation, and the officers of Acquisition Sub One immediately prior to the XLConnect Effective Time shall be the initial officers of the XLConnect Surviving Corporation.

         Conversion of XLConnect Common Stock and the Stock of Acquisition Sub One in the Merger. At the XLConnect Effective Time, each share of XLConnect Common Stock which is issued and outstanding immediately prior to the XLConnect Effective Time (other than (i) shares of XLConnect Common Stock as to which appraisal rights are exercised and (ii) shares of XLConnect Common Stock held of record by IE, Xerox or Acquisition Sub One or any other direct or indirect subsidiary of Xerox or IE) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive, in cash, the XLConnect Merger Consideration.

         At the XLConnect Effective Time, each share of common stock of Acquisition Sub One, par value $0.01 per share (the "Acquisition Common Stock"), which is issued and outstanding immediately prior to the XLConnect Effective Time shall, and each share of XLConnect Common Stock held in the treasury of XLConnect immediately prior to the XLConnect Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and cease to exist at and after the XLConnect Effective Time, and no payment shall be made with respect thereto.

         At the XLConnect Effective Time, each share of XLConnect Common Stock held of record by IE or any other direct or indirect subsidiary of IE immediately prior to the XLConnect Effective Time shall remain issued, outstanding and unchanged and shall constitute the only issued and outstanding shares of capital stock of the XLConnect Surviving Corporation immediately after the XLConnect Effective Time.

         Appraisal Rights. Notwithstanding any provision of the Merger Agreement to the contrary, any shares of XLConnect Common Stock outstanding immediately prior to the XLConnect Effective Time held by a holder who has demanded and perfected the right of appraisal of those shares in accordance with the provisions of Sections 1571-1580 of the PBCL and as of the XLConnect Effective Time has not withdrawn or lost such right to such appraisal ("Dissenting Shares") shall not be converted into or represent a right to receive a cash payment pursuant to the Merger Agreement, but the holder shall only be entitled to such rights as are granted by the PBCL. See "Appraisal Rights." If a holder of shares of XLConnect Common Stock who demands appraisal of those shares under the PBCL effectively withdraws or loses (through failure to perfect or otherwise) the right of appraisal, then, as of the XLConnect Effective Time or the occurrence of such event, whichever last occurs, those shares shall be converted into and represent only the right to receive the XLConnect Merger Consideration, as the case may be, as provided in the Merger Agreement, without interest, upon compliance with the provisions, and subject to the limitations, of the Merger Agreement. The Merger Agreement requires that XLConnect shall give Xerox (a) prompt notice of any written demands for appraisal of any shares of XLConnect Common Stock, attempted withdrawals of such demands, and any other instrument served pursuant to the PBCL and received by XLConnect relating to shareholders' rights of appraisal, and (b) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the PBCL. XLConnect shall not, except with the prior written consent of Xerox, voluntarily make any payment with respect to any demands for appraisal of XLConnect Common Stock, offer to settle or settle any such demands or approve any withdrawal of any such demands.

         IE Options and Warrants. At or immediately prior to the IE Effective Time, all options (the "IE Stock Rights") to purchase shares of IE Common Stock that were granted under any employee stock option or compensation plan, or other arrangement shall, in accordance with the change in control provision applicable thereto, become fully vested and each holder of an IE Stock Right shall be entitled to receive in cancellation of such IE Stock Right a cash payment from Xerox equal to the amount, if any, by which the IE Merger Consideration exceeds the per share exercise price of such IE Stock Right, multiplied by the number of shares of IE Common Stock then subject to such IE Stock Right (the "IE Option Consideration"), but subject to all required tax withholdings by IE. Each IE Stock Right shall be canceled upon payment of the IE Option Consideration. As the outstanding IE Stock Rights do not automatically cancel upon consummation of the IE Merger, the Merger Agreement provides that the IE Stock Rights will remain outstanding after the IE Merger and shall entitle the holder thereof to convert them for the IE Option Consideration at any time in the future. IE issued two warrants to a third party on October 17, 1996 and January 13,1997 (the "Third Party Warrants"). The Third Party Warrants shall remain outstanding until such time as the holder exercises them for the IE Option Consideration. The exercise prices of the Third Party Warrants are above the IE Merger Consideration and, therefore, the holder would be required to pay more than it would receive upon exercise of the Third Party Warrants. Accordingly, it is not anticipated that the holder will exercise the Third Party Warrants. Holders of the IE Stock Rights and Third Party Warrants will not receive interest on any IE Option Consideration to be received in connection with the IE Merger.

         XLConnect Options and Warrants. At or immediately prior to the XLConnect Effective Time, each then outstanding option to purchase XLConnect Common Stock (an "XLConnect Stock Right") that was granted under any employee stock option or compensation plan or other arrangement, except for the Delayed Vesting Stock Rights (as defined below), shall become fully vested and each holder thereof shall be entitled to receive in cancellation of such XLConnect Stock Right a cash payment from Xerox in an amount equal to the amount, if any, by which the XLConnect Merger Consideration exceeds the per share exercise price of such XLConnect Stock Right, multiplied by the number of shares of XLConnect Common Stock then subject to such XLConnect Stock Right (the "XLConnect Option Consideration"), but subject to all required tax withholdings by XLConnect. Each XLConnect Stock Right shall be otherwise canceled upon the XLConnect Effective Time. Notwithstanding the foregoing, the holders of stock options to purchase approximately 53,000 shares of XLConnect Common Stock issued on July 9, 1997 (the "Delayed Vesting Stock Rights") will receive the XLConnect Option Consideration in respect of all of the Delayed Vesting Stock Rights which are fully exercisable at the XLConnect Effective Time and one-half of such Delayed Vesting Stock Rights which are not exercisable at such time. Such holders will receive the XLConnect Option Consideration with respect to the remaining one-half of the Delayed Vesting Stock Rights not vested at the XLConnect Effective Time one year after the XLConnect Effective Time, provided they are employed by the XLConnect Surviving Corporation at the time. A third party, in connection with its warrant to purchase 325,000 shares of XLConnect Common Stock (the "Third Party XLConnect Stock Right"), shall be entitled to receive the XLConnect Option Consideration in respect of such warrant upon exercise thereof. The Third Party XLConnect Stock Right shall remain outstanding until such time as the holder exercises it for the XLConnect Option Consideration; however, in no event will the holder be entitled to any interest on the XLConnect Option Consideration in respect of the Third Party XLConnect Stock Right. The holder has agreed not to exercise the Third Party XLConnect Stock Right prior to the earlier of the XLConnect Effective Time or June 30, 1998. In addition, XLConnect has agreed with Xerox not to issue shares of XLConnect Common Stock upon exercise of exercisable XLConnect Stock Rights prior to the XLConnect Effective Time. In lieu thereof, XLConnect will pay holders the difference between the market price of the XLConnect Common Stock at such time and the exercise price of the XLConnect Stock Right as permitted by the applicable plan or instrument (the "Stock Right Cash Payment"). IE has agreed to lend XLConnect the funds necessary to pay the Stock Right Cash Payment, if needed.

         In connection with employment arrangements entered into with XLConnect, the Executive Employees have agreed to terminate their XLConnect Stock Rights immediately prior to the XLConnect Effective Time in exchange for certain payments from Xerox. These arrangements are discussed in further detail in "Interests of Certain Persons in the Merger."

         Payment of Shares. At the XLConnect Effective Time, Xerox shall deposit, in immediately available funds, with ChaseMellon Shareholder Services (the "Disbursing Agent"), an amount sufficient to allow the XLConnect Merger Consideration and the XLConnect Option Consideration to be paid to the holders of each share of XLConnect Common Stock and each XLConnect Stock Right then entitled to be so paid (such sum being hereinafter referred to as the "Fund"). Out of the Fund, the Disbursing Agent shall, pursuant to instructions from the holders of XLConnect Common Stock, make the payments of the XLConnect Merger Consideration and the XLConnect Option Consideration referred to in the Merger Agreement. Any amount remaining in the Fund twelve months after the XLConnect Effective Time shall be refunded to the XLConnect Surviving Corporation and the XLConnect Surviving Corporation shall remain liable for payment of the XLConnect Merger Consideration and the XLConnect Option Consideration.

         In the event any certificate or certificates representing XLConnect Common Stock are lost, stolen or destroyed, then the person claiming such fact must provide (i) an affidavit to that effect to XLConnect and the Disbursing Agent and (ii) a written indemnity agreement in form and substance satisfactory to the XLConnect Surviving Corporation or a bond in such sum as the XLConnect Surviving Corporation may direct as indemnity against any claim that may be made against the XLConnect Surviving Corporation with respect to the certificate or certificates of XLConnect Common Stock alleged to have been lost, stolen or destroyed. Upon receipt and processing of such documents, the amount owing to such person shall be paid to such person.

         At and after the XLConnect Effective Time, all shares of XLConnect Common Stock issued and outstanding immediately prior to the XLConnect Effective Time shall be canceled and cease to exist, and each holder of a certificate or certificates that represented shares of XLConnect Common Stock issued and outstanding immediately prior to the XLConnect Effective Time shall cease to have any rights as a shareholder of XLConnect with respect to the shares of XLConnect Common Stock represented by such certificate or certificates, except for the right to surrender such holder's certificate or certificates in exchange for the payment provided pursuant to the

Merger Agreement or to perfect such holder's right to receive payment for such holder's shares pursuant to the PBCL if such holder has validly exercised and not withdrawn or lost such holder's right to receive payment for such holder's shares pursuant to the PBCL, and no transfer of shares of XLConnect Common Stock issued and outstanding immediately prior to the XLConnect Effective Time shall be made on the stock transfer books of the XLConnect Surviving Corporation.

         DETAILED INSTRUCTIONS, INCLUDING A TRANSMITTAL LETTER, WILL BE MAILED TO SHAREHOLDERS AND HOLDERS OF XLCONNECT STOCK RIGHTS PROMPTLY FOLLOWING THE XLCONNECT EFFECTIVE TIME AS TO THE METHOD OF EXCHANGING CERTIFICATES FORMERLY REPRESENTING SHARES OF XLCONNECT COMMON STOCK OR STOCK RIGHTS FOR THE XLCONNECT MERGER CONSIDERATION. SHAREHOLDERS AND HOLDERS OF XLCONNECT STOCK RIGHTS SHOULD NOT SEND CERTIFICATES REPRESENTING THEIR SHARES OF XLCONNECT COMMON STOCK OR STOCK RIGHTS TO THE DISBURSING AGENT OR XLCONNECT PRIOR TO RECEIPT OF THE TRANSMITTAL LETTER.

         Representations and Warranties. The Merger Agreement contains various representations and warranties of IE and XLConnect, in respect of themselves and their subsidiaries, relating, among other things, to the following matters (which representations and warranties are subject, in certain cases, to specified exceptions): (i) corporate organization, qualification and corporate power; (ii) capitalization; (iii) the authorization, execution, delivery and enforceability of the Merger Agreement; (iv) the execution and delivery of the Merger Agreement not conflicting with or resulting in a breach of (a) IE's or any subsidiary's Articles of Incorporation or bylaws, (b) any applicable material agreement, contract, lease, license, instrument or other arrangements or (c) any applicable constitution, statute, regulation, rule, injunction, judgement, order, decree, or requiring governmental consents (except filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the PBCL or the Exchange Act); (v) the financial statements of IE and XLConnect;
(vi) compliance with the applicable Commission filing requirements and compliance in all material respects of such filings with the requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act;
(vii) compliance with all applicable laws; (viii) taxes; (ix) the absence of undisclosed litigation or liabilities; (x) the absence of brokers or finders, other than Montgomery and the advisor for IE; (xi) material contracts; (xii) intellectual property; (xiii) absence of undisclosed liabilities; (xiv) fairness opinions; (xv) certain issues with respect to IE's Rights Agreement dated as of March 22, 1996 between IE and Chemical Mellon Shareholder Services L.L.C. (the "Rights Plan"); (xvi) management letters of outside auditors; (xvii) other equity interests; (xviii) employment and employee benefit matters and labor matters; (xix) environmental matters; (xx) credit support arrangements; (xxi) the absence of certain changes or events since November 1, 1997; (xxii) assets and properties; (xxiii) contracts and insurance; (xxiv) reserves; (xxv) action by the board of directors; (xxvi) transactions with certain related persons; and (xxvii) expenses.

         The Merger Agreement contains various joint and several representations and warranties of Xerox, Acquisition Sub One and Acquisition Sub Two relating, among other things, to the following matters (which representations and warranties are subject, in certain cases, to specific exceptions): (i) corporate organization; (ii) the authorization, execution, delivery and enforceability of the Merger Agreement; (iii) the execution and delivery of the Merger Agreement not conflicting with or resulting in a breach of (a) any provision of any of such respective entity's charter or bylaws, (b) any applicable material agreement, contract, lease, license, instrument or other arrangements or (c) any applicable constitution, statute, regulation, rule, injunction, judgement, order, decree, or requiring governmental consents (except filing under the HSR Act, the PBCL or the Exchange Act); (iv) adverse pending or threatened litigation; (v) brokers or finders; (vi) financial ability to perform the requirements set forth in the Merger Agreement; and (vii) information supplied for inclusion in the Proxy Statement.

         None of the representations or warranties of any of IE, XLConnect, Xerox, Acquisition Sub One or Acquisition Sub Two survive the consummation of the Merger.

         Conduct of Business Pending the Merger. The Merger Agreement provides that, from the date of the Merger Agreement through the IE Effective Time and the XLConnect Effective Time, respectively, IE and XLConnect shall conduct their business only in the ordinary and usual course, and to the extent consistent therewith, each of IE and XLConnect will use its commercially reasonable efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees and business associates. Without limiting the generality of the foregoing, the Merger Agreement provides that, from the date of the Merger Agreement through the IE Effective Time and the XLConnect Effective Time, IE and XLConnect, respectively, shall not do any of the following without the prior written consent of Xerox (except as otherwise permitted or required by the Merger Agreement): (i) authorize or effect any change in its charter or bylaws; (ii) grant, amend or modify any Stock Rights or issue, sell or otherwise dispose of any of its capital stock (except, in the case of IE, upon the exercise of Stock Rights outstanding as of the date of the Merger Agreement; it being understood, however, that XLConnect shall not issue any capital stock, whether or not upon the exercise of XLConnect Stock Rights and, instead of issuing shares upon the exercise of the Stock Rights, will pay the holder the Stock Right Cash Payment (which IE will lend to XLConnect, if needed)), (iii) declare, set aside or pay any dividend or distribution with respect to its capital stock, or redeem, repurchase or otherwise acquire any of its capital stock or any Stock Rights; (iv) issue any debt security or create, incur, assume or guarantee any indebtedness for borrowed money or capitalized lease obligation other than borrowings under existing credit facilities to fund current obligations in the ordinary course of business; (v) impose or allow to be imposed any security interest upon any of its assets except pursuant to certain existing security arrangements or purchase money security interests on inventory financed in the ordinary course of business; (vi) make any expenditure for a capital asset or lease any real property except in accordance with the existing capital budgets; (vii) implement or adopt any change in its accounting principles, other than as may be required by generally accepted accounting principles; (viii) (I) enter into or amend or renew any written employment, consulting, severance, "golden parachute" or similar agreement or arrangement with any director, officer or employee of IE, XLConnect or any of their subsidiaries, (II) grant any salary or wage increase, or (III) increase any employee benefit (including incentive or bonus payments), except in the case of "(II)" for normal individual increases in compensation to employees (other than officers and directors of IE or any of its subsidiaries) in the ordinary course of business consistent with past practice; (ix) enter into, establish, adopt or amend (except as may be required by applicable law) any employee benefit, incentive, or welfare contract, plan or arrangement, in respect of any director, officer or employee of IE, XLConnect or any of their subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder; (x) knowingly or negligently take or fail to take any action, if such action or failure to act would directly or indirectly, cause any of the subsidiaries of IE, including XLConnect, to cease to be a member of the consolidated group of companies of which IE is the common parent for Federal income tax purposes; it being understood that compliance with terms of the Merger Agreement concerning the exercise of the XLConnect Stock Rights and the payment of the Stock Right Cash Payment in connection therewith will not constitute a violation of the foregoing; (xi) take any action that would materially alter the strategic business plan and/or service delivery capability of XLConnect; (xii) make any capital investment in or make any loan to or acquire the securities or assets of any other person other than to or from its subsidiaries in the ordinary course of business; (xiii) make any change in employment terms for any of its directors, officers and employees other than customary increases to non-director or non-officer employees awarded in the ordinary course of business consistent with past practices; or (xiv) except as may be required by law, intentionally take or fail to take any action the reasonably foreseeable effect of which would be to cause any representation or warranty in the Merger Agreement to be or become inaccurate.

         Solicitations and Superior Proposals. IE and XLConnect have agreed that neither they, nor any of their respective officers, directors, employees, agents and representatives will solicit, initiate or encourage (including by way of furnishing information), or take any other action designed or reasonably likely to facilitate any inquiries or the submission of any proposal or offer from any person relating to a merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase of a significant portion of the assets or any equity securities of, or any tender offer or exchange offer for shares of equity securities of IE, XLConnect or any of their subsidiaries (an "Acquisition Proposal"), or participate in any discussions or negotiations regarding any such Acquisition Proposal. Notwithstanding the foregoing, IE, XLConnect and their respective directors and officers may participate in any discussions or negotiations regarding, furnish information with respect to, assist or facilitate any effort or attempt by any person to do or seek, an Acquisition Proposal, solely to the extent that the Board of Directors of IE or XLConnect, as applicable, determines, in good faith, that such actions are necessary in order to comply with its fiduciary obligations under applicable law in response to an

Acquisition Proposal or material modification to an Acquisition Proposal that was made but not solicited after the date of the Merger Agreement. The Board of Directors of IE and XLConnect have agreed not to modify or withdraw their approval of the Merger and IE Merger, respectively, unless there is a bona fide proposal made by a third party to acquire, for consideration consisting of cash and/or securities, all or substantially all of the voting power of the shares of IE Common Stock or XLConnect Common Stock then outstanding or all or substantially all of the assets of IE or XLConnect on terms that the respective Board of Directors determines in its good faith judgement to be materially more favorable to IE's or XLConnect's shareholders, as applicable, than the Merger or IE Merger, as applicable, and which proposal is reasonably capable of being financed (a "Superior Proposal"). Upon receipt of a Superior Proposal and after five (5) days written notice thereof to Xerox, identifying the material terms and conditions and the person making the proposal, the respective Board of Directors may terminate the Merger Agreement. The Termination Fee (defined below) will be due Xerox if either IE's Board of Directors or XLConnect's Board of Directors modifies or withdraws its approval of the IE Merger or the Merger, respectively, or terminates the Merger Agreement upon the receipt of a Superior Proposal.

         Additional Covenants. Pursuant to the Merger Agreement, XLConnect and IE have covenanted to: (i) convene a special meeting of their respective shareholders as soon as practicable to vote upon adoption of the Merger Agreement; (ii) prepare and file all materials required by federal and state securities laws and the Nasdaq Stock Market after giving Xerox' counsel the opportunity to review such materials; (iii) permit Xerox to have access to XLConnect's officers, employees, agents, independent auditors, representatives, properties, books and records; (iv) if any anti-takeover statute or regulation becomes applicable to the Merger, to use all commercially reasonable efforts to take such actions as are reasonably necessary, lawful and requested or consented to by Xerox so that the Merger may be completed and to otherwise act to eliminate the effect of such anti-takeover statute on the Merger; (v) take any necessary action to obtain the consent of IBM Credit Corporation to the Merger; and (vi) use all commercially reasonable efforts to obtain any third party consents required to effectuate the Merger Agreement.

         Xerox has covenanted to cause: (i) at the XLConnect Effective Time, the payment of funds sufficient to pay the XLConnect Merger Consideration and the XLConnect Option Consideration and not enter into any transaction, commitment or obligation which could reasonably result in not being able to do so; and (ii) all XLConnect Common Stock held by Xerox or any of its direct or indirect wholly-owned subsidiaries to be voted in favor of the Merger.

         IE, XLConnect, Xerox, Acquisition Sub One and Acquisition Sub Two each have covenanted to: (i) make any filings required by the HSR Act; (ii) give any required notices concerning breaches of its own representations and warranties in the Merger Agreement; (iii) make a joint press release concerning the Merger; and (iv) use all commercially reasonable efforts to take all actions and to do all things necessary in order to consummate and make effective the transactions contemplated by the Merger Agreement.

         Conditions to the Merger. The obligations of IE, XLConnect, Xerox, Acquisition Sub One and Acquisition Sub Two to complete the Merger and the IE Merger are subject to the fulfillment of the following conditions, any one or more of which may be waived by any such party, to the extent permitted by applicable law: (i) the Merger and the Articles Amendment shall have been approved by the shareholders of XLConnect and the Articles Amendment shall have been completed; (ii) the IE Merger shall have been approved by the shareholders of IE and XLConnect; (iii) IE and XLConnect shall have received all governmental consents, approvals and authorizations required to be obtained prior to the applicable Effective Time, including the expiration of the applicable waiting period under the HSR Act; (iv) neither any statute, rule, regulation, order, stipulation or injunction (each an "Order") shall have been enacted, promulgated, entered, enforced or deemed applicable to the Merger or the IE Merger nor shall any other action have been taken by any governmental authority, administrative agency or court of competent jurisdiction which prohibits the consummation of the transactions contemplated by the Merger Agreement, prohibits Xerox' ownership or operation of all or any material portion of the business assets of IE or XLConnect or could compel Xerox to dispose of or hold separately all or a material portion of such business or assets as a result of the transactions contemplated in the Merger Agreement; and (v) the IE Merger shall not occur unless all conditions to the Merger have been met and the Merger shall not occur unless the IE Merger occurs.

         The obligations of Xerox, Acquisition Sub One and Acquisition Sub Two to complete the Merger and the IE Merger are further subject to the fulfillment of the following conditions, any one or more of which may be waived by Xerox, Acquisition Sub One or Acquisition Sub Two: (i) IE and XLConnect shall have performed and complied with, in all material respects, all obligations and covenants required to be performed or completed by them under the Merger Agreement; (ii) the representations and warranties of IE and XLConnect set forth in the Merger Agreement are true and correct in all material respects at and as of the applicable Effective Time, except for changes contemplated by the Merger Agreement; (iii) Xerox shall have received an opinion of counsel to IE and XLConnect in form and substance agreed to by the parties; (iv) no court or governmental action or proceeding shall have been instituted and be pending to restrain, prohibit or to obtain substantial damages in respect of the consummation of the Merger or the IE Merger which, in the reasonable opinion of Xerox, based upon advice of counsel respecting the likelihood of an adverse outcome in such action or proceeding, may reasonably be expected to result in an injunction against the Merger or the IE Merger or damages which would constitute a Material Adverse Change (as defined in the Merger Agreement); (v) no Material Adverse Change shall have occurred; (vi) except for certain liens, IE shall hold all shares of stock of its subsidiaries, including XLConnect, free and clear of any liens or encumbrances; (vii) IE, XLConnect and their subsidiaries shall remain members of IE's consolidated tax group; (viii) certain of the Executive Employees of XLConnect shall have executed employment agreements with XLConnect and shall remain employed by XLConnect as of the applicable Effective Time; (ix) Xerox shall have received a letter from XLConnect's independent certified public accountants concerning certain procedures substantially in the form previously agreed by Xerox, IE and XLConnect; (x) neither IE nor XLConnect shall have granted, modified or amended any Stock Right or issued any capital stock, except as permitted in the Merger Agreement; (xi) all outstanding Stock Rights must either terminate upon completion of the Merger or the IE Merger or convert into the right to receive only the Option Consideration; (xii) after the date of the Merger Agreement, neither IE nor XLConnect shall have set aside or paid any dividends; and (xiii) the implementation of a transitional business plan for IE's XLSource business.

         The obligations of IE and XLConnect to complete the Merger and the IE Merger are further subject to the fulfillment of the following conditions, any one or more of which may be waived by IE or XLConnect: (i) Xerox, Acquisition Sub One and Acquisition Sub Two shall have performed and complied with, in all material respects, all obligations and covenants required to be performed or completed by them under the Merger Agreement; (ii) the representations and warranties of Xerox, Acquisition Sub One and Acquisition Sub Two set forth in the Merger Agreement are true and correct in all material respects at and as of the applicable Effective Time, except for changes contemplated by the Merger Agreement; and (iii) XLConnect shall have received an opinion of counsel to Xerox in form and substance agreed to by the parties.

         Termination of Merger Agreement and Termination Fees. Except as provided below, if any party terminates the Merger Agreement pursuant to the terms of the Merger Agreement, all rights and obligations shall terminate without any liability of any party to any other party.

         The Merger Agreement may be terminated in the event of any of the following:

         (i) by mutual consent of IE, XLConnect and Xerox;

         (ii) by any party to the Merger Agreement if the Merger or the IE Merger is not consummated by July 31, 1998, unless the terminating party has caused the failure to meet the applicable closing conditions by wrongful action or a failure to act;

         (iii) by any party to the Merger Agreement if the shareholders of IE or XLConnect do not approve the IE Merger or the XLConnect Merger, respectively;

         (iv) by any party to the Merger Agreement if a law or court order prohibits the Merger or the IE Merger;

         (v) by Xerox in the event that (A) the Board of Directors of IE or XLConnect shall have withdrawn or modified in a manner adverse to Xerox its approval or recommendation of the Merger Agreement, or shall fail to reaffirm such approval or recommendation at the request of Xerox, or (B) IE or XLConnect shall have failed to perform in a material way any of its covenants under the Merger Agreement in a manner so as not to satisfy the applicable closing conditions, which failure to perform is incapable of being cured or has not been cured within twenty days after giving notice thereof to IE or XLConnect, as applicable;

         (vi) by Xerox in the event that IE or XLConnect shall have breached any of its representations in any material respect in a manner so as not to satisfy the applicable closing conditions, which failure to perform is incapable of being cured or has not been cured within twenty days after giving notice thereof to IE or XLConnect, as applicable;

         (vii) by IE or XLConnect if the Board of Directors of either IE or XLConnect determines to accept a Superior Proposal or recommend that its shareholders accept such Superior Proposal, but only after such Board of Directors has been advised by counsel that approval, acceptance or recommendation of such transaction is necessary in order for such Board of Directors to act in a manner consistent with its fiduciary obligations under applicable law and IE or XLConnect complies with all other related provisions of the Merger Agreement, including providing prior notice of the Superior Proposal to Xerox and the payment of the Termination Fee (defined below); or

         (viii) by IE or XLConnect if Xerox has breached or failed to perform in any material way any of its representations, warranties or covenants under the Merger Agreement, which breach or failure to perform is incapable of being cured or has not been cured withing twenty days after giving notice thereof to Xerox.

         If the Merger Agreement is terminated pursuant to paragraphs (v), (vi) (but only if the applicable breach was intentional, reckless or grossly negligent) or (vii) above, then within one day after such termination, IE and XLConnect shall pay to Xerox $9.84 million and $2.46 million, respectively, as a termination fee (the "Termination Fee") in immediately available funds and, in the absence of bad faith, such payment shall constitute Xerox' and its affiliates exclusive remedy. If the Merger Agreement is terminated pursuant to paragraph (viii) above, then within one day after such termination, Xerox shall pay to IE and XLConnect $9.84 million and $2.46 million, respectively, as a termination fee in immediately available funds and, in the absence of bad faith, such payment shall constitute IE's and XLConnect's exclusive remedy.

         Except for the provisions concerning indemnification discussed above, none of the representations, warranties or agreements of any party to the Merger Agreement survives the consummation of the Merger, unless the specific terms specify otherwise.

         Expenses. All expenses incurred in connection with the Merger Agreement and the transactions contemplated in the Merger Agreement will be paid by the party incurring such expenses.

         Amendment. Subject to applicable law, the parties to the Merger Agreement may modify or amend any provision of the Merger Agreement at any time prior to the XLConnect Effective Time by written agreement executed and delivered by duly authorized officers of the respective parties.

Accounting Treatment

         The Merger and the IE Merger will each be accounted for under the purchase method of accounting. A final determination of required purchase accounting adjustments of the fair value of the assets and liabilities of IE and XLConnect has not yet been made.

Certain Effects of the Merger

         Upon consummation of the Merger, Acquisition Sub One will be merged into XLConnect, the separate corporate existence of Acquisition Sub One will cease, and XLConnect will continue as the XLConnect Surviving Corporation. Upon consummation of the IE Merger, Acquisition Sub Two will be merged into IE, the separate corporate existence of Acquisition Sub Two will cease, and IE will continue as the IE Surviving Corporation. Xerox will own directly or indirectly all of the outstanding shares of common stock of the IE Surviving Corporation and XLConnect Surviving Corporation and will be entitled to all of the benefits and detriments resulting from that interest, including all income or losses generated by IE Surviving Corporation's and XLConnect Surviving Corporation's operations and any future increase or decrease in IE Surviving Corporation's and XLConnect Surviving Corporation's value. After the IE Effective Time, the present holders of the IE Common Stock will no longer have any equity interest in IE, will not share in the future earnings or growth of the IE Surviving Corporation and will no longer have rights to vote on corporate matters. After the XLConnect Effective Time, the present holders of the XLConnect Common Stock will no longer have any equity interest in XLConnect, will not share in the future earnings or growth of the XLConnect Surviving Corporation and will no longer have rights to vote on corporate matters. IE and XLConnect are each currently subject to the information filing requirements of the Exchange Act, and in accordance therewith, are required to file reports and other information with the Commission relating to its business, financial statements and other matters. As a result of the Merger and the IE Merger, XLConnect will become a wholly-owned subsidiary of IE, IE will become a wholly-owned subsidiary of Xerox, there will cease to be any public market for the IE Common Stock and the XLConnect Common Stock, and, after the respective Effective Times, the IE Common Stock and the XLConnect Common Stock will be delisted from the Nasdaq Stock Market. Upon such event, the IE Surviving Corporation and the XLConnect Surviving Corporation will apply to the Commission for the deregistration of the IE Common Stock and the XLConnect Common Stock, respectively, under the Exchange Act. The termination of the registration of the IE Common Stock and the XLConnect Common Stock under the Exchange Act would make certain provisions of the Exchange Act (including the proxy solicitation provisions of Section 14(a), and the short swing trading provisions of Section 16(b)), no longer applicable to the IE Surviving Corporation and the XLConnect Surviving Corporation.

Federal Income Tax Consequences

         Upon consummation of the Merger and the IE Merger, respectively, each outstanding share of XLConnect Common Stock (except for those with respect to which statutory appraisal rights are exercised and those owned by IE) will be converted into the right to receive the XLConnect Merger Consideration and each outstanding share of IE Common Stock (except for those with respect to which statutory appraisal rights are exercised) will be converted into the right to receive the IE Merger Consideration.

         The following discussion is a summary of the principal federal income tax consequences of the Merger and the IE Merger to shareholders of XLConnect and IE whose shares of XLConnect Common Stock and IE Common Stock, respectively, are surrendered pursuant to the Merger or the IE Merger (including any cash amounts received by dissenting shareholders pursuant to the exercise of appraisal rights). The discussion applies only to shareholders in whose hands shares of IE Common Stock or XLConnect Common Stock are capital assets, and may not apply to shares of IE Common Stock or XLConnect Common Stock received pursuant to the exercise of employee stock options or otherwise as compensation or to shareholders who are not citizens or residents of the United States.

         THE FEDERAL INCOME TAX CONSEQUENCES SET FORTH BELOW ARE INCLUDED FOR GENERAL INFORMATIONAL PURPOSES ONLY AND ARE BASED UPON PRESENT LAW. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH SHAREHOLDER IS URGED TO CONSULT SUCH SHAREHOLDER'S OWN TAX ADVISOR TO DETERMINE THE APPLICABILITY OF THE RULES DISCUSSED BELOW TO SUCH SHAREHOLDER AND THE PARTICULAR TAX EFFECTS OF THE MERGER AND THE IE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS.

         The receipt of cash pursuant to the Merger and the IE Merger (including any cash amounts received by dissenting shareholders pursuant to the exercise of appraisal rights) will be a taxable transaction for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"). In general, for federal income tax purposes, a shareholder will recognize gain or loss equal to the difference between the cash received by the shareholder pursuant to the Merger Agreement and the shareholder's adjusted tax basis in the shares of IE Common Stock and XLConnect Common Stock surrendered pursuant to the Merger Agreement. Such gain or loss will be a capital gain or loss and will be a long-term gain or loss if, at the IE Effective Time and the XLConnect Effective Time, the shares of IE Common Stock and XLConnect Common Stock, respectively, were held for more than one year. Long-term capital gain recognized by an individual shareholder will be taxed at the lowest rates applicable to capital gains if the shareholder has held the shares of IE Common Stock or XLConnect Common Stock for more than 18 months. Certain limitations apply with respect to the deductibility of capital losses.

         Payments in connection with the Merger and the IE Merger may be subject to "backup withholding" at a 31% rate. Backup withholding generally applies if the shareholder fails to furnish such shareholder's social security number or other taxpayer identification number ("TIN"), or furnishes an incorrect TIN. Backup withholding is not an additional tax but merely a creditable advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons generally are exempt from backup withholding, including corporations and financial institutions. Certain penalties apply for failure to furnish correct information and for failure to include reportable payments in income. Shareholders should consult with their own tax advisors as to the qualifications and procedures for exemption from backup withholding.

Regulatory Compliance

         The Merger and the IE Merger are each subject to review by the Federal Trade Commission and the Antitrust Division of the Department of Justice under the HSR Act. The applicable waiting period under the HSR Act expired on March 31, 1998.

         Articles of Merger must be filed on behalf of XLConnect and Acquisition Sub One with the Secretary of State of the Commonwealth of Pennsylvania in order to effect the Merger. Articles of Merger must be filed on behalf of IE and Acquisition Sub Two with the Secretary of State of the Commonwealth of Pennsylvania in order to effect the IE Merger.

         Except as described above, neither IE nor XLConnect is aware of any licenses or regulatory permits that are material to their respective businesses that might be adversely affected by the Merger or the IE Merger, as the case may be, or of any approval or other action by any governmental, administrative or regulatory agency or authority which would be required prior to the respective Effective Times.

                                APPRAISAL RIGHTS

         If the Merger is consummated, shareholders who fully comply with the statutory procedures for exercising appraisal rights set forth in the PBCL will be entitled to receive cash for the fair value of their XLConnect Common Stock as determined pursuant to the procedures prescribed by the PBCL. Merely voting against the Merger Agreement will not perfect a shareholder's appraisal rights. Shareholders are urged to review carefully the dissenting shareholders' rights provisions of the PBCL, a description of which is provided below and the full text of which is attached to this Proxy Statement as Appendix C and incorporated herein by reference. SHAREHOLDERS WHO FAIL TO COMPLY STRICTLY WITH THE APPLICABLE PROCEDURES WILL FORFEIT THEIR APPRAISAL RIGHTS IN CONNECTION WITH THE MERGER.

         Sections 1571-80 of the PBCL ("Subchapter D") and 1906(c) of the PBCL, copies of which are attached to this Proxy Statement as Appendix C, entitle any holder of record of XLConnect Common Stock who objects to the Merger, in lieu of receiving the consideration for such XLConnect Common Stock provided under the Merger Agreement, to demand in writing that he be paid in cash the fair value of his XLConnect Common Stock. Section 1572 of the PBCL defines "fair value" as:
"The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action."

         Any shareholder contemplating making demand for fair value is urged to review carefully the provisions of Subchapter D, particularly the procedural steps required to perfect his appraisal rights thereunder. APPRAISAL RIGHTS WILL BE LOST IF THE PROCEDURAL REQUIREMENTS OF SUBCHAPTER D ARE NOT FULLY AND PRECISELY SATISFIED. The following summary does not purport to be a complete statement of the provisions of Subchapter D of the PBCL and is qualified in its entirety by reference to Appendix C and the PBCL.

         Filing Notice of Intention to Demand Fair Value. If you wish to exercise your appraisal right or to preserve the right to do so, before the vote of the shareholders is taken on the Merger you must deliver to XLConnect a written notice of intention to demand that you be paid the fair value of your XLConnect Common Stock if the Merger is effected. Such written notice must be sent to Stephanie D. Cohen, the Secretary of XLConnect, at XLConnect Solutions, Inc., 411 Eagleview Blvd, Exton, PA 19341. A vote against the Merger is not sufficient to satisfy the requirement of delivering a written notice to XLConnect. In addition, you must continuously hold your XLConnect Common Stock from the date of filing the notice with XLConnect through the consummation of the Merger, and you must not vote your XLConnect Common Stock in favor of the Merger. Your failure to comply with any of the foregoing will result in the forfeiture of any right to payment of fair value for your XLConnect Common Stock. Once the demand has been properly made, the determination of "fair value" will be made pursuant to the provisions of Pennsylvania law, including an ultimate court determination if applicable.

         Notice to Demand Payment. If the Merger is approved by the shareholders, XLConnect will mail you a further notice if you gave due notice of your intention to exercise your statutory appraisal right and you refrained from voting in favor of the Merger. This notice will provide you with certain instructions for demanding payment and will notify you of a date by which such right must be exercised.

         Record Owners and Beneficial Owners. If you are a record holder of XLConnect Common Stock held in whole or in part for the benefit of another person, you may assert appraisal rights as to fewer than all of the XLConnect Common Stock registered in your name only if you dissent with respect to all the XLConnect Common Stock beneficially owned by such person and disclose the name and address of the person or persons on whose behalf you dissent. If you are a beneficial owner of XLConnect Common Stock and are not the record holder, you may assert appraisal rights with respect to XLConnect Common Stock held on your behalf if you submit to XLConnect the written consent of the record holder not later than the time of assertion of appraisal rights. If you are a beneficial owner, you may not dissent with respect to fewer than all of your XLConnect Common Stock, whether or not such XLConnect Common Stock is registered in your name.

                     INFORMATION REGARDING IE AND XLCONNECT

         General. The Company provides information technology products, services and solutions to corporate customers, educational institutions and governmental agencies in the United States, primarily through its branch locations. IE was founded in 1982. In March 1984, IE commenced the wholesale distribution of microcomputers. On August 17, 1995, IE exchanged shares of its common stock for all of the outstanding shares of common stock of The Future Now, Inc. ("FNOW") not then owned by the Company. The acquisition of FNOW, a computer sales and services company, expanded IE's offerings through the addition of the Direct Business, which includes IE's XLSource direct computer products sales organization, and a professional services organization providing a wide range of sophisticated customer support and consulting services. The professional services portion of the Direct Business was combined with one of IE's existing subsidiaries to form XLConnect, which was incorporated in January 1996. On October 17, 1996, XLConnect completed an initial public offering, with IE retaining an 80%-ownership interest. On July 18, 1997, IE sold certain assets of XLSource and XLConnect sold certain specified managed services contracts and related assets to GECITS in the GE Transaction. On July 18, 1997, IE also sold its Indirect Business, the wholesale distribution of microcomputers through its reseller network, to Ingram Micro, Inc. in the RND Transaction. Accordingly, the Indirect Business is treated as a discontinued operation in IE's financial statements. The principal products sold, installed and serviced by the Company include microcomputers, workstations, local and wide area network systems, computer software and peripherals and telecommunications equipment. The Company also offers a wide range of sophisticated customer support and consulting services.

         XL Source. As a result of IE's acquisition of the FNOW, which was completed in August 1995 by the purchase of the remaining 69% of FNOW's outstanding capital stock that IE did not already own, IE acquired a direct computer products sales organization, which in 1996 was renamed XLSource. As part of the GE Transaction, which was consummated on July 18, 1997, IE sold to a subsidiary of GECITS certain assets, consisting primarily of the inventory, accounts receivable and customer contracts relating to twenty of the twenty-four XLSource locations and real property leases and fixed assets relating to six of such twenty locations. After the GE Transaction, XLSource continued to operate in four locations in Pittsburgh, Pennsylvania, Cincinnati and Cleveland, Ohio and Indianapolis, Indiana. XLSource is an authorized dealer for or a reseller of the products of over 80 manufacturers. XLSource has substantially outsourced its distribution, handling and inventory logistics to Ingram Micro, Inc., substantially reducing the need to carry inventory and lease warehouse space.

         XLSource, in conjunction with XLConnect (described below), focuses its sales and marketing efforts on selling computer related products and services to Fortune 1000 corporations, professional firms, and governmental and educational institutions. These customers are relying more on business partners and suppliers to provide a complete solution to their information technology needs, in addition to competitive pricing. Also, many larger customers are outsourcing their information technology needs. In order to meet these complex needs, XLSource supplies the hardware and partners with XLConnect, which provides sophisticated information technology services.

         Sales to targeted customers are generated primarily by XLSource's sales representatives. These sales representatives generally have three or more years of microcomputer sales experience involving multi-product authorizations and are assigned to accounts on the basis of skill, experience and prior results. Successful operations will depend in part on XLSource's ability to attract, hire and retain highly skilled and motivated sales personnel. Compensation programs for sales representatives involve both salary and commission. Commissions are based on a percentage of the gross profit generated by the sale, thereby allowing the sales representative to participate in XLSource's gross profit.

         XLConnect. XLConnect is a professional services organization providing enterprise-wide solutions to clients with complex computing and communications requirements. As a single source provider, XLConnect offers comprehensive internetworking services, applications development services, managed services and telecommunications services. XLConnect's solutions are custom designed to integrate computing and communications devices and equipment with software applications and systems to develop local area networks

("LANs") and to link LANs through public and private communications networks and the Internet to form wide area networks ("WANs").

         Internetworking services include consulting, design and implementation of LANs and WANs. Applications development services include customization and adaptation of proven software as well as training to support XLConnect's applications development and internetworking solutions. Managed services enable clients to outsource multiple aspects of their information technology functions, including technology selection, deployment and support, network management and help desk support. Telecommunications services include data, video and voice transmission. XLConnect believes that its solutions enable its clients to increase productivity and enhance competitiveness by improving the flow of information among clients' employees, customers and suppliers.

         As LANs have proliferated, computing and communications technologies have continued to converge. Evolving business practices have created an increased need for the instantaneous flow of information within and beyond traditional corporate walls to branch sales offices, telecommuters, mobile offices and customer and supplier networks. Businesses now share data, video and voice information among diverse locations across telecommunications networks, thereby creating WANs. In addition, access to the Internet is providing new communications and marketing opportunities for virtually all businesses.

         XLConnect believes that demand for internetworking, applications development and outsourcing services is expected to increase as organizations continue to: (i) migrate from legacy mainframe environments to distributed, client/server environments characterized by LANs relying on multi-vendor, multi-protocol technologies; (ii) share information among diverse client, employee and supplier locations across telecommunications networks, creating WANs; and (iii) experience difficulty in maintaining in-house technical expertise and personnel sufficient to support these complex LAN and WAN environments.

         Competition. Competition in the microcomputer industry is intense, principally in the areas of price, product availability and technical consulting, support and service. The Company competes with computer aggregators, distributors, resellers and retailers in the sale of its products and services as well as firms offering information technology implementation consulting services. The Company faces competition from microcomputer manufacturers that sell their products through direct sales forces and from distributors that emphasize mail order and telemarketing. Certain competitors have greater technical, marketing and financial resources than the Company.

         XLConnect operates in rapidly changing markets that are intensely competitive. These markets are highly fragmented with many direct and indirect competitors in each of them. XLConnect believes that the principal competitive factors for its services include technical expertise, breadth of service offerings, geographic reach, quality performance, client service and support, reputation, price of services and financial stability. XLConnect's competitors include the services organizations of established computer product manufacturers, value-added resellers, systems integrators and consultants, aggregators, distributors, specific service providers and long distance carriers and Regional Bell Operating Companies ("RBOCs"). Many of XLConnect's current and potential competitors have substantially longer operating histories and financial, sales, marketing, technical and other competitive resources which are substantially greater than those of XLConnect. As a result, such competitors may be better able to respond or adapt to new or emerging technologies and changes in client requirements, to devote greater resources than XLConnect to XLConnect's markets, either through internal efforts or by forming strategic alliances with hardware or software vendors, telecommunication providers or other competitors of XLConnect, to offer new and improved services to XLConnect's clients, or to increase their efforts to gain and retain market share through competitive pricing. There can be no assurance that XLConnect will be able to continue to compete successfully.

         Trademarks and Service Marks. The trademarks or service marks "The Future Now, Inc.," "IE," "IE Intelligent Electronics," "XLConnect," "XLConnect Solutions," "XLConnectNets," "XLSource," and the design of the XLConnect logo are in use and are currently registered or are in the process of registration in the United States Patent and Trademark Office by the Company. Although the marks may not be registered with any states, the Company claims common law rights to the marks based on adoption and use. To the Company's knowledge, there are no pending interference, opposition or cancellation proceedings, or litigation, threatened or claimed, with respect to the marks in any jurisdiction. The Company holds no patents. Management believes that the Company's marks are valuable; however, the loss of any of the marks would not have a material adverse effect on the Company's business.

         Employees. As of January 31, 1998, the Company (IE and XLConnect) had 1,646 full-time employees. No employee is represented by a labor union and the Company believes that its employee relations are good.

         Property. The Company leases approximately 16,000 square feet in Exton, Pennsylvania, primarily for its principal executive offices with a lease expiring on December 31, 1998. In addition, the Company leases facilities for the XLConnect and XLSource branch locations expiring at various dates between 1998 and 2007. The Company believes that its facilities are adequate for its present needs.

         Legal Proceedings. The Company is involved in various litigation and arbitration matters in the ordinary course of business. The Company believes that it has meritorious defenses in and is vigorously defending against all such matters. Management believes the resolution of these matters will not have a material adverse effect on the Company's financial position or results of operations.

                INFORMATION REGARDING XEROX, ACQUISITION SUB ONE
                             AND ACQUISITION SUB TWO

         Xerox is a leading provider of document processing products, systems, supplies and services. In addition, Xerox provides document-related outsourcing services, including document production, document management, workflow, networking and support. TDC Subsidiary Corporation is a corporation recently organized by Xerox for the purpose of effecting the XLConnect Merger. It has no material assets and is not engaged in any material activities, except in connection with the XLConnect Merger and the transactions contemplated thereby. TDC Two Subsidiary Corporation is a corporation recently organized by Xerox for the purpose of effecting the Merger. It has no material assets and is not engaged in any material activities, except in connection with the Merger and the transactions contemplated thereby.

         The executive offices of Xerox, TDC Subsidiary Corporation and TDC Two Subsidiary Corporation are located at 800 Long Ridge Road, Stamford, Connecticut 06904, and their telephone number is (203) 968-3000.

         Xerox will finance the payment of the aggregate IE Merger Consideration and XLConnect Merger Consideration from its existing cash reserves.

         Prior Purchases. IE and XLConnect have periodically purchased products or leased copiers from Xerox. Such purchases have been on arm's-length terms, consistent with industry practice and have not been material. IE and XLConnect have had no material arrangements or contracts with Xerox prior to the Merger Agreement.

                                 PROPOSAL NO. 2
                       APPROVAL OF THE ARTICLES AMENDMENT

         The text of the proposed Articles Amendment which is hereby submitted for approval by XLConnect's shareholders is attached hereto as Appendix D and is incorporated herein by reference. The following summary of legal considerations relevant to the Articles Amendment is intended to assist shareholders in making a voting decision; however, such summary is qualified in its entirety by reference to the Annexes attached to this Proxy Statement.

         Subchapter E of Chapter 25 of the PBCL ("Subchapter E"), a copy of which is attached to this Proxy Statement as Appendix E and is incorporated herein by reference, provides that any holder of voting shares of a registered Pennsylvania corporation, which XLConnect is for purposes of Subchapter E, who objects to a "control transaction" will be entitled to make a written demand of the "controlling person or group" for payment of the fair value of the voting shares of the corporation held by the shareholder. A "control transaction" is defined as the acquisition by a person or group of the status of a "controlling person or group." For this purpose, a "controlling person or group" is generally defined as a person or group which has voting power over voting shares of the registered corporation that would entitle the holder thereof to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the corporation. The "controlling person or group" is obligated to give prompt notice following the occurrence of a control transaction to all shareholders of record of the corporation. A shareholder making written demand in accordance with Subchapter E upon the control transaction is entitled to receive cash for each of the shareholder's shares in an amount equal to the fair value of each voting share of the corporation as of the date on which the control transaction occurs, taking into account all relevant factors, including an increment representing a proportion of any value payable for the acquisition of control over the corporation. The minimum per share value the shareholder can receive under Subchapter E is the highest price per share paid by the controlling person or group for shares of the corporation within the 90-day period ending on and including the date of the control transaction (the "Minimum Value").

         If the shareholder and the controlling person or group are unable to agree on the fair value of the shares or on a binding procedure to determine the fair value of the shares within the time set forth in Subchapter E, the shareholder is entitled to receive at least the Minimum Value, with any additional amount owed determined by a Pennsylvania court.

         Xerox has informed XLConnect that it believes that the provisions of Subchapter E may adversely affect Xerox rights as a potential shareholder of XLConnect following the proposed Merger. Specifically, because XLConnect is currently subject to Subchapter E, the consummation of the Merger may cause the occurrence of a control transaction pursuant thereto. In the event of such a control transaction, in place of the consideration provided in the Merger Agreement or the consideration payable pursuant to the exercise of a shareholder's appraisal rights, Xerox may be required to pay fair value as determined under Subchapter E for the voting shares of shareholders who make demand pursuant to Subchapter E.

         Although the PBCL provides for a judicial appraisal procedure, "fair value" is defined to be not less than the highest price per share paid by the acquiror in a control transaction at any time during the 90-day period ending on and including the date of the control transaction, plus, to the extent not reflected in such price paid, an increment representing any value, including, without limitation, any proportion of any value payable for control of such corporation. Xerox has not acquired, and XLConnect has been advised by Xerox that it does not intend to acquire, shares of XLConnect Common Stock. Xerox will only "acquire" shares of XLConnect Common Stock in the Merger and, consequently, the highest price paid by Xerox during the 90-day period will be the XLConnect Merger Consideration.

         In order to induce Xerox to enter into the Merger Agreement, the subject transaction of which the Board of Directors of XLConnect believes is fair to, and in the best interests of, XLConnect's shareholders, the Board of Directors has agreed that as a condition to the consummation of the Merger, the shareholders of XLConnect must approve an amendment to its Articles of Incorporation so that Subchapter E does not apply to XLConnect (the "Articles Amendment") and XLConnect must effect such Articles Amendment. Xerox has required that XLConnect implement the Articles Amendment prior to completion of the Merger.

         In light of the desire of the Board of Directors of XLConnect to facilitate the consummation of the Merger and the requirement that, as a condition to the closing of the Merger, the shareholders of XLConnect approve the Articles Amendment, the Board of Directors recommends that the shareholders approve the Articles Amendment.

         XLConnect's Board of Directors recommends that the shareholders vote FOR the adoption of the Articles Amendment.

         IF THE XLCONNECT SHAREHOLDERS DO NOT APPROVE THE MERGER, PROPOSAL NO. 2 TO AMEND XLCONNECT'S ARTICLES OF INCORPORATION WILL NOT BE EFFECTIVE. IN ADDITION, OPTING OUT OF SUBCHAPTER E IS A CONDITION TO THE XEROX OBLIGATION TO CONSUMMATE THE MERGER. THEREFORE, THE FAILURE TO APPROVE PROPOSAL NO. 2 MAY RESULT IN THE TERMINATION OF THE MERGER.

                   MARKET PRICE FOR THE XLCONNECT COMMON STOCK

         The XLConnect Common Stock is listed on the Nasdaq Stock Market under the symbol "XLCT." On March 4, 1998, the last trading day preceding the public announcement of the Merger Agreement, the high and low sales prices for the XLConnect Common Stock as reported by the Nasdaq Stock Market were 22 1/2 and 21 3/4, respectively. Set forth below is the range of the high and the low sales prices for the XLConnect Common Stock as reported by the Nasdaq Stock Market during each fiscal quarter within the two most recent fiscal years:


Quarter Ended                                 High          Low
-------------                                 ----          ---
March 31, 1998                                $22 1/2       $13 1/2
December 31, 1997                             $17 7/8       $11 1/2
September 30, 1997                            $15 7/8       $7  1/2
June 30, 1997                                 $8  3/4       $5  3/4
March 31, 1997                                $30 3/8       $5
December 31, 1996 (from October 17,           $31 3/4       $26
1996)


         On October 17, 1996, XLConnect consummated its initial public offering at an initial public offering price of $15 per share. The market price of the XLConnect's Common Stock has been, and may continue to be, extremely volatile.

         XLConnect has never paid any cash dividends on the XLConnect Common Stock. XLConnect currently intends to retain future earnings for use in its business and, therefore, does not anticipate paying any cash dividends in the foreseeable future.

          PRINCIPAL SHAREHOLDERS AND HOLDINGS OF OFFICERS AND DIRECTORS

         The following table sets forth the number and percentage of shares of XLConnect Common Stock which, according to information supplied to XLConnect, are beneficially owned by: (i) each person who is the beneficial owner of more than 5% of the XLConnect Common Stock; (ii) each of the members of the XLConnect Board of Directors, individually; (iii) XLConnect's President and each of XLConnect's four other most highly compensated executive officers for the year ended December 31, 1997; and (iv) all current directors and officers of XLConnect as a group. Under rules of the Commission, a person is deemed to be the beneficial owner of XLConnect Common Stock with respect to which such person has or shares voting power or investment power. A person is also deemed to be the beneficial owner of shares of XLConnect Common Stock as of a given date with respect to which such person has the right to obtain voting or investment power within 60 days of such given date, such as upon the exercise of options or warrants. Unless otherwise indicated, the information in the following table is as of March 31, 1998.


                                                                  Percentage
                                       Amount and Nature           of Shares
                                         of Beneficial            Outstanding
      Name of Beneficial Owner           Ownership (1)        (if 1% or greater)
      ------------------------          ---------------       ------------------

Barry M. Abelson (2)                          14,675                 ---

Jeffrey A. Blain                               2,575                 ---

Stephanie D. Cohen                            53,750                 ---

J.B. Doherty                                  14,675                 ---

William E. Johnson                            39,675                 ---

James P. Joyce                                 2,250                 ---

Robert J. Kabel                                2,000                 ---

John A. Porter                                14,675                 ---

Richard D. Sanford (2)                       131,250                 ---

Timothy W. Wallace                            65,000                 ---

Intelligent Electronics, Inc.             13,348,280                 80.0%

All directors and officers as a              344,009                  2.1%
group (12 persons)

------------------------
(1) For purposes of this table, a person is deemed to be the "beneficial owner" of any shares that such person has the right to acquire within 60 days, including upon the exercise of stock options. For purposes of computing the percentage of outstanding shares held by each person named above on a given date, any security that such person has the right to acquire within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person. The number of shares of XLConnect Common Stock indicated in this table as beneficially owned by the following individuals includes the respective number of shares purchasable upon the exercise of stock options which are exercisable within 60 days of March 31, 1998: Mr. Sanford, 31,250; Mr. Wallace, 65,000; Ms. Cohen, 53,750; Mr. Blain, 2,250; Mr. Joyce, 2,250; Mr. Kabel, 2,000; Mr.
         Abelson, 6,250; Mr.

         Doherty, 6,250; Mr. Johnson, 6,250; Mr. Porter, 6,250; and all directors and executive officers as a group, 182,125.

(2) Mr. Sanford is the Chairman and Chief Executive Officer of IE and Mr. Abelson is a member of the Board of Directors of IE. Messrs. Sanford and Abelson may be deemed to share beneficial ownership of the shares of XLConnect Common Stock owned by IE; however, each disclaims beneficial ownership of such shares, except to the extent of his respective beneficial interest in IE.

                             INDEPENDENT ACCOUNTANTS

         Representatives of KPMG Peat Marwick LLP, XLConnect's independent accountants, are expected to be present at the Meeting, where they will be available to respond to appropriate questions and have the opportunity to make a statement if they so desire.

               WHERE YOU CAN FIND ADDITIONAL XLCONNECT INFORMATION

         As required by law, XLConnect files reports, proxy statements and other information with the Commission. These reports, proxy statements and other information contain additional information about XLConnect. You can inspect and copy these materials at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. For further information concerning the Commission's public reference rooms, you may call the Commission at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the Commission's Internet address at "http://www.sec.gov."

         The Commission allows XLConnect to "incorporate by reference" information into this Proxy Statement, which means that XLConnect can disclose important information by referring you to another document filed separately with the Commission. Information incorporated by reference is considered part of this Proxy Statement, except to the extent that the information is superseded by information in this Proxy Statement. This Proxy Statement incorporates by reference the information contained in the following documents previously filed by XLConnect with the Commission (Commission file number 0-28892):

                  (a) XLConnect's Annual Report on Form 10-K for the year ended December 31, 1997; and

                  (b) XLConnect's Current Report on Form 8-K dated March 11,
1998.

         XLConnect also incorporates by reference the information contained in all other documents XLConnect files with the Commission after the date of this Proxy Statement and before the Meeting. The information contained in any such document will be considered part of this Proxy Statement from the date the document is filed.

         If you are a shareholder of XLConnect and would like to receive a copy of any document incorporated by reference into this Proxy Statement (which will not include any of the exhibits to the document other than those exhibits that are themselves specifically incorporated by reference into this Proxy Statement), you should call or write to Stephanie D. Cohen, Chief Financial Officer, XLConnect Solutions, Inc., 411 Eagleview Boulevard, Exton, PA 19341, telephone no. (610) 458-6718. In order to ensure timely delivery of the documents you request, you should make your request by April 22, 1998.

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN (OR INCORPORATED BY REFERENCE INTO) THIS PROXY STATEMENT. XLCONNECT HAS NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION DIFFERENT FROM THE INFORMATION CONTAINED IN (OR INCORPORATED BY REFERENCE INTO) THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED APRIL 14, 1998. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY LATER DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

                                 OTHER BUSINESS

         XLConnect knows of no other matter to be presented at the Meeting. However, if other matters should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy with respect to such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ Richard D. Sanford
                                          -------------------------------------
                                          Richard D. Sanford
                                          Chairman of the Board

Exton, Pennsylvania
April 14, 1998

                            XLCONNECT SOLUTIONS, INC.

               Proxy Solicited On Behalf Of The Board of Directors


         The undersigned, revoking all previous proxies, hereby appoints Richard
D. Sanford and Stephanie D. Cohen, or any of them acting individually, as the proxy of the undersigned, with full power of substitution, to vote, as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Special Meeting of the Company to be held at 10:00 A.M., May 20, 1998, at the Holiday Inn, 815 North Pottstown Pike, Exton, Pennsylvania 19341, and at any postponement or adjournment thereof.


1. The approval and adoption of the Agreement and Plan of Merger, dated as of March 4, 1998 (the "Merger Agreement"), by and among Xerox Corporation ("Xerox"), TDC Subsidiary Corporation, a wholly-owned subsidiary of Xerox ("Acquisition Sub One"), TDC Two Subsidiary Corporation, a wholly-owned subsidiary of Xerox, XLConnect Solutions, Inc. (the "Company") and Intelligent Electronics, Inc., an 80% shareholder of the Company, and the merger of Acquisition Sub One into the Company provided for therein.

               [ ]  For          [ ]  Against          [ ]  Abstain

2. The approval of an amendment to the Articles of Incorporation of the Company so that Subchapter E (relating to control transactions) of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, does not apply to the Company (the "Articles Amendment").

               [ ]  For          [ ]  Against          [ ]  Abstain

3. In accordance with their best judgement, the Proxies are authorized to transact and vote upon such other business as may properly come before the Special Meeting and any postponement or adjournment thereof.

               Please date and sign your Proxy on the reverse side
                            and return it promptly.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" THE APPROVAL OF THE MERGER AND THE MERGER AGREEMENT AND "FOR" THE APPROVAL OF THE ARTICLES AMENDMENT DESCRIBED ON THE REVERSE SIDE HEREOF. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

         THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT.


                                           Date:_____________________________


                                           ___________________________________
                                               Signature of Shareholder


                                           ___________________________________
                                               Signature of Shareholder


                                   NOTE: PLEASE SIGN THIS PROXY EXACTLY AS
                                   NAME(S) APPEAR ON YOUR STOCK CERTIFICATE.
                                   WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR,
                                   ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE
                                   ADD YOUR TITLE AS SUCH, AND IF SIGNER IS A
                                   CORPORATION, PLEASE SIGN WITH FULL CORPORATE
                                   NAME BY A DULY AUTHORIZED OFFICER OR OFFICERS AND AFFIX THE CORPORATE SEAL. WHERE STOCK IS ISSUED IN THE NAME OF TWO (2) OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN.

                                                                      APPENDIX A










                  --------------------------------------------



                          AGREEMENT AND PLAN OF MERGER

                            Dated as of March 4, 1998

                                      Among

                                Xerox Corporation

                           TDC Subsidiary Corporation

                         TDC Two Subsidiary Corporation

                          Intelligent Electronics, Inc.

                                       and

                            XLConnect Solutions, Inc.



                  --------------------------------------------

                                                                       Execution

                          AGREEMENT AND PLAN OF MERGER

         Agreement and Plan of Merger (the "Agreement") entered into as of March 4, 1998 by and among Xerox Corporation, a New York corporation ("Purchaser"), TDC Subsidiary Corporation, a Pennsylvania corporation and a wholly-owned subsidiary of Purchaser ("Acquisition Sub One"), TDC Two Subsidiary Corporation, a Pennsylvania corporation and a wholly-owned subsidiary of Purchaser ("Acquisition Sub Two"), Intelligent Electronics, Inc., a Pennsylvania corporation ("Parent"), and XLConnect Solutions, Inc., a Pennsylvania corporation ("Sub"). Purchaser, Acquisition Sub One, Acquisition Sub Two, Parent and Sub are referred to individually herein as a "Party" and collectively herein as the "Parties".

                                    Recitals

         WHEREAS, this Agreement contemplates a transaction in which Purchaser will indirectly acquire, through a reverse triangular merger of Acquisition Sub One with and into Sub (the "Sub Merger"), all of the capital stock of Sub that is not owned directly or indirectly by Parent;

         WHEREAS, this Agreement contemplates that immediately after completion of the Sub Merger, Purchaser will acquire, through a reverse triangular merger of Acquisition Sub Two with and into Parent (the "Parent Merger") all of the capital stock of Parent;

         WHEREAS, the Board of Directors of Sub (the "Sub Board") has determined that the Sub Merger is fair to and in the best interests of the holders of Sub's common stock and has resolved to recommend the acceptance and approval of the Sub Merger by the holders of Sub Shares and Parent-Owned Sub Shares (as defined in Section 1.2);

         WHEREAS, the Independent Committee of the Board of Directors of Sub (the "Independent Committee") has determined that the Sub Merger is fair to and in the best interests of the holders of Sub Shares and has resolved to recommend the acceptance and approval of the Sub Merger by the holders of Sub Shares;

         WHEREAS, the Sub Board, the Independent Committee and the respective Boards of Directors of Purchaser and Acquisition Sub One have approved the Sub Merger pursuant to and subject to the terms and conditions of this Agreement;

         WHEREAS, the Board of Directors of Parent (the "Parent Board") has determined that the Parent Merger is fair to and in the best interests of the holders of Parent's common stock and has resolved to take all necessary action to approve the Sub Merger and to recommend the acceptance and approval of the Parent Merger by the holders of Parent Shares (as defined in Section 2.2);

         WHEREAS, the Parent Board and the respective Boards of Directors of Purchaser and Acquisition Sub Two have approved the Parent Merger pursuant to and subject to the terms and conditions of this Agreement;

         WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein, and in consideration of the representations, warranties and covenants set forth herein, intending to be legally bound hereby, the Parties agree as follows:

                                    ARTICLE I

                                 The Sub Merger

                  1.1 The Sub Merger. Subject to the terms and conditions of this Agreement, at the Sub Effective Time (as defined in Section 1.8), Acquisition Sub One shall be merged with and into Sub pursuant to the Sub Merger and the separate corporate existence of Acquisition Sub One shall thereupon cease. Sub shall be the surviving corporation in the Sub Merger (sometimes hereinafter referred to as the "Sub Surviving Corporation") and shall continue to be governed by the laws of the Commonwealth of Pennsylvania, with all of Sub's rights, privileges, immunities, powers and franchises unaffected by the Sub Merger except as set forth in Sections 3.1 and 3.2 hereof. The Sub Merger shall have the effects specified in the Pennsylvania Business Corporation Law of 1988, as amended (the "PABCL").

                  1.2 Conversion of Securities. At the Sub Effective Time, by virtue of the Sub Merger and without any action on the part of the holder of any shares of capital stock of Sub or common stock of Acquisition Sub One:

                           (i) each share of common stock of Sub issued and
                  outstanding immediately before the Sub Effective Time ("Sub Shares") shall as of the Sub Effective Time be converted into and become the right to receive from Purchaser the Sub Share Conversion Price, as provided in Section 1.3; provided, however, that Sub Shares shall not include any shares of common stock of Sub which immediately before the Sub Effective Time are owned directly or indirectly by Parent ("Parent-Owned Sub Shares");

                           (ii) each option or warrant to purchase a share of
                  common stock of Sub that is outstanding as of the Sub Effective Time ("Sub Options") shall as of the Sub Effective Time be converted into and become the right to receive from Purchaser the applicable Sub Option Conversion Price, if any, as provided in Section 1.4;

                           (iii) each share of common stock of Sub issued and
                  held in the treasury of Sub at the Sub Effective Time shall as of the Sub Effective Time be cancelled and no such shares shall be converted into rights to receive the Sub Share Conversion Price;

                           (iv) each Parent-Owned Sub Share shall remain issued,
                  outstanding and unchanged, which shares shall be the only capital stock of Sub outstanding after the Sub Effective Time, and as of the Sub Effective Time Sub shall be a wholly-owned subsidiary of XLSource, Inc., an Arkansas corporation and indirect wholly-owned subsidiary of Parent; and

                           (v) the shares of common stock of Acquisition Sub One
                  issued and outstanding at the Sub Effective Time shall be surrendered and cancelled.

                  1.3 Sub Share Conversion Price. The "Sub Share Conversion Price" shall be an amount equal to $20.00.

                  1.4 Sub Option Conversion Price. The "Sub Option Conversion Price" means, in the case of any Sub Option, the excess, if any, of $20.00 over the exercise price of each such Sub Option, which excess shall be payable at such time or times, if any, as shall be determined pursuant to the terms and conditions of the applicable plan and/or agreement pursuant to which such Sub Option is governed.

                  1.5 Payment for Sub Shares and Sub Options. Prior to the Sub Effective Time, Purchaser shall designate a bank or trust company reasonably acceptable to Sub to act as Paying Agent in connection with the Sub Merger ("Paying Agent") and to receive and disburse the cash to which holders of Sub Shares or Sub Options become entitled pursuant to Section 1.2. At the Sub Effective Time, Purchaser will provide Paying Agent with sufficient cash to allow the Sub Share Conversion Price and the Sub Option Conversion Price to be paid to the holders of each Sub Share or Sub Option then entitled to be so paid. Promptly after the Sub Effective Time, the Sub Surviving Corporation shall cause to be mailed to each Person who was, at the Sub Effective Time, a holder of record of Sub Shares or Sub Options forms (in a form mutually agreed to by Purchaser and Sub) of letters of transmittal, with instructions for use in effecting the surrender of certificates that represented Sub Shares before the Sub Effective Time in exchange for payment of the Sub Share Conversion Price or in connection with the payment of the applicable Sub Option Conversion Price. Upon surrender to Paying Agent of such certificates and proper submittal of the related letter of transmittal (in connection with Sub Shares), or upon proper submittal of the letter of transmittal (in connection with Sub Options), the Sub Surviving Corporation shall promptly cause to be paid to the Persons entitled thereto a check in the amount of the Sub Share Conversion Price and/or Sub Option Conversion Price to which such Persons are entitled, after giving effect to any required tax withholdings. No interest will be paid or will accrue on the amount payable to any such Person. If payment of any Sub Share Conversion Price is to be made to a Person other than the registered holder of the certificate surrendered, it shall be a condition of such payment that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the certificate surrendered or establish to the satisfaction of the Sub Surviving Corporation or the Paying Agent that such tax has been paid or is not applicable. The Sub Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of cash for Sub Shares and Sub Options. In the event any certificate representing Sub Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed certificate the Sub Share Conversion Price payable in respect thereof; provided, however, the Person to whom the Sub Share Conversion Price is paid shall, as a condition precedent to the payment thereof, give the Sub Surviving Corporation a bond in such sum as it may direct or otherwise indemnify the Sub Surviving Corporation in a manner satisfactory to it against any claim that may be made against the Sub Surviving Corporation with respect to the certificate alleged to have been lost, stolen or destroyed. Promptly following the first anniversary of the Sub Effective Time, the Paying Agent shall deliver to the Sub Surviving Corporation all cash held for payment for Sub Shares or Sub Options and all other documents in its possession relating to the transactions described in this Agreement, and the Paying Agent's duties shall terminate. Thereafter each holder of a certificate representing Sub Shares, and each holder of a Sub Option, may surrender such certificate and/or other appropriate documentation to the Sub Surviving Corporation (subject to applicable abandoned property, escheat and similar laws) and receive in exchange therefor the Sub Share Conversion Price or Sub Option Conversion Price in respect thereof, without interest thereon.

                  1.6 Transfers After the Sub Effective Time. No transfers of Sub Shares or Sub Options shall be made on the stock transfer or other applicable books of Sub at or after the Sub Effective Time.

                  1.7 Sub Closing. The closing of the Sub Merger (the "Sub Closing") shall take place at the offices of Pepper Hamilton LLP, 3000 Two Logan Square, Philadelphia, PA 19103-2799 at 10:00 A.M. on the first business day after the last of the conditions set forth in Article 7 hereof shall be fulfilled or waived in accordance with this Agreement, or at such other place and time and/or on such other date as Sub and Purchaser may agree; provided that the Sub Closing and the Parent Closing shall occur on the same day.

                  1.8 Filing of Sub Merger Documents; Sub Effective Time. In connection with the Sub Closing, Sub and Acquisition Sub One will execute and file, and Purchaser will cause Acquisition Sub One to execute and file, Articles of Merger relating to the Sub Merger ("Sub Articles of Merger") with the Secretary of State of Pennsylvania as provided in the PABCL. The Sub Merger shall become effective at the time at which the Sub Articles of Merger have been duly filed with the Secretary of State of Pennsylvania (the "Sub Effective Time"), which shall occur immediately prior to the Parent Effective Time.

                  1.9 Dissenters Rights. Notwithstanding any provision of this
Article I to the contrary, shares held of record by shareholders who shall not have voted such shares in favor of the Sub Merger and who shall have properly exercised rights to demand payment of the fair value of such shares in accordance with the applicable provisions of the PABCL ("Sub Dissenting Shares") shall not be converted into the right to receive the Sub Share Conversion Price, but the holders thereof shall be entitled to payment of the fair value of such shares in accordance with the applicable provisions of the PABCL; provided, however, that (i) if such a holder fails to file a notice of election to dissent in accordance with the PABCL, or after having done so delivers an effective withdrawal of such notice or fails to establish (if he is required to do so) his entitlement to dissenters rights as provided in the PABCL, or (ii) if a court shall determine that such holder is not entitled to receive payment for his shares or such holder shall otherwise lose his dissenters rights, each Sub Share held of record by such holder shall automatically be converted into and represent only the right to receive the Sub Share Conversion Price, upon the surrender of the certificate or certificates representing such Sub Shares. Sub will give Purchaser prompt notice of any demands received by Sub for payment of the fair value of such shares, and

Purchaser shall have the right to participate in all negotiations and proceedings with respect to such demands, Sub will not, except with the prior written consent of Purchaser, make any payment (except to the extent that any such payment is made pursuant to a court order) with respect to, or settle or offer to settle, any such demands.

                  1.10 PABCL. Section 1906 of the PABCL shall apply to the Sub Merger. Dissenters rights shall be available to the holders of Sub Shares as provided in Section 1.9.


                                   ARTICLE II

                                The Parent Merger

          2.1 The Parent Merger. Subject to the terms and conditions of this Agreement, at the Parent Effective Time (as defined in Section 2.8), Acquisition Sub Two shall be merged with and into Parent pursuant to the Parent Merger and the separate corporate existence of Acquisition Sub Two shall thereupon cease. Parent shall be the surviving corporation in the Parent Merger (sometimes hereinafter referred to as the "Parent Surviving Corporation") and shall continue to be governed by the laws of the Commonwealth of Pennsylvania, with all of Parent's rights, privileges, immunities, powers and franchises unaffected by the Parent Merger except as set forth in Sections 3.1 and 3.2 hereof. The Parent Merger shall have the effects specified in the PABCL.

                  2.2 Conversion of Securities. At the Parent Effective Time, by virtue of the Parent Merger and without any action on the part of the holder of any shares of capital stock of Parent or common stock of Acquisition Sub Two:

                           (i) each share of common stock of Parent (and related
                  Right, as defined in the Rights Agreement) issued and outstanding immediately before the Parent Effective Time ("Parent Shares") shall as of the Parent Effective Time be converted into and become the right to receive from Purchaser the Parent Share Conversion Price, as provided in Section 2.3;

                           (ii) each option or warrant to purchase a share of
                  common stock of Parent that is outstanding as of the Parent Effective Time ("Parent Options") shall as of the Parent Effective Time be converted into and become the right to receive from Purchaser the applicable Parent Option Conversion Price, if any, as provided in Section 2.4;

                           (iii) each share of common stock of Parent issued and
                  held in the treasury of Parent at the Parent Effective Time shall as of the Parent Effective Time be cancelled and no such shares shall be converted into rights to receive the Parent Share Conversion Price; and

                           (iv) the shares of common stock of Acquisition Sub
                  Two issued and outstanding at the Parent Effective Time shall be converted into and become the number of shares of common stock of Parent issued and outstanding at the Parent Effective Time, which shares shall be the only capital stock of Parent outstanding after the Parent Effective Time, and as of the Parent Effective Time Parent shall become a wholly-owned subsidiary of Purchaser.

                  2.3 Parent Share Conversion Price. The "Parent Share Conversion Price" shall be an amount equal to $7.60.

                  2.4 Parent Option Conversion Price. The "Parent Option Conversion Price" means, in the case of any Parent Option, the excess, if any, of $7.60 over the exercise price of each such Parent Option, or such other amount, if any, and which excess or other amount shall be payable at such time or times, if any, as shall be determined pursuant to the terms and conditions of the applicable plan and/or agreement pursuant to which such Parent Option is governed.

                  2.5 Payment for Parent Shares and Parent Options. The Paying Agent shall receive and disburse the cash to which holders of Parent Shares or Parent Options become entitled pursuant to Section 2.2. At the Parent Effective Time, Purchaser will provide Paying Agent with sufficient cash to allow the Parent Share Conversion Price and the Parent Option Conversion Price to be paid to the holders of each Parent Share or Parent Option then entitled to be so paid. Promptly after the Parent Effective Time, the Parent Surviving Corporation shall cause to be mailed to each Person who was, at the Parent Effective Time, a holder of record of Parent Shares or Parent Options forms (in a form mutually agreed to by Purchaser and Parent) of letters of transmittal, with instructions for use in effecting the surrender of certificates that represented Parent Shares before the Parent Effective Time in exchange for payment of the Parent Share Conversion Price or in connection with the payment of the applicable Parent Option Conversion Price. Upon surrender to Paying Agent of such certificates and proper submittal of the related letter of transmittal (in connection with Parent Shares), or upon proper submittal of the letter of transmittal (in connection with Parent Options), the Parent Surviving Corporation shall promptly cause to be paid to the Persons entitled thereto a check in the amount of the Parent Share Conversion Price and/or Parent Option Conversion Price to which such Persons are entitled, after giving effect to any required tax withholdings. No interest will be paid or will accrue on the amount payable to any such Person. If payment of any Parent Share Conversion Price is to be made to a Person other than the registered holder of the certificate surrendered, it shall be a condition of such payment that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the certificate surrendered or establish to the satisfaction of the Parent Surviving Corporation or the Paying Agent that such tax has been paid or is not applicable. The Parent Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of cash for Parent Shares and Parent Options. In the event any certificate representing Parent Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed certificate the Parent Share Conversion Price payable in respect thereof; provided, however, the Person to whom the Parent Share Conversion Price is paid shall, as a condition precedent to the payment thereof, give the Parent Surviving Corporation a bond in such sum as it may direct or otherwise indemnify the Parent Surviving Corporation in a manner satisfactory to it against any claim that may be made against the Parent Surviving Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Promptly following the first anniversary of the Parent Effective Time, the Paying Agent shall deliver to the Parent Surviving Corporation all cash held for payment for Parent Shares or Parent Options and all other documents in its possession relating to the transactions described in this Agreement, and the Paying Agent's duties shall terminate. Thereafter each holder of a certificate representing Parent Shares, and each holder of a Parent Option, may surrender such certificate and/or other appropriate documentation to the Parent Surviving Corporation (subject to applicable abandoned property, escheat and similar laws) and receive in exchange therefor the Parent Share Conversion Price or Parent Option Conversion Price in respect thereof, without interest thereon.

                  2.6 Transfers After the Effective Time. No transfers of Parent Shares or Parent Options shall be made on the stock transfer or other applicable books of Parent at or after the Parent Effective Time.

                  2.7 Parent Closing. The closing of the Parent Merger (the "Parent Closing") shall take place at the offices of Pepper Hamilton LLP, 3000 Two Logan Square, Philadelphia, PA 19103-2799 at 10:00 A.M. on the first business day after the last of the conditions set forth in Article 7 hereof shall be fulfilled or waived in accordance with this Agreement, or at such other place and time and/or on such other date as Parent and Purchaser may agree; provided that the Parent Closing and the Sub Closing shall occur on the same day.

                  2.8 Filing of Parent Merger Documents; Parent Effective Time. In connection with the Closing, Parent and Acquisition Sub Two will execute and file, and Purchaser will cause Acquisition Sub Two to execute and file, Articles of Merger relating to the Parent Merger ("Parent Articles of Merger") with the Secretary of State of Pennsylvania as provided in the PABCL. The Parent Merger shall become effective at the time at which the Parent Articles of Merger have been duly filed with the Secretary of State of Pennsylvania (the "Parent Effective Time"), which shall occur immediately after the Sub Effective Time.

                  2.9 Dissenters Rights. Notwithstanding any provision of this
Article II to the contrary, and to the extent required under the applicable provisions of the PABCL, Parent Shares held of record by shareholders who shall not have voted such shares in favor of the Parent Merger and who shall have properly exercised rights to demand payment of the fair value of such shares in accordance with the applicable provisions of the PABCL ("Parent Dissenting Shares") shall not be converted into the right to receive the Parent Share Conversion Price, but the holders thereof shall be entitled to payment of the fair value of such shares in accordance with the applicable provisions of the PABCL; provided, however, that (i) if such a holder fails to file a notice of election to dissent in accordance with the PABCL, or after having done so delivers an effective withdrawal of such notice or fails to establish (if he is required to do so) his entitlement to dissenters rights as provided in the PABCL, or (ii) if a court shall determine that such holder is not entitled to receive payment for his shares or such holder shall otherwise lose his dissenters rights, each Parent Share held of record by such holder shall automatically be converted into and represent only the right to receive the Parent Share Conversion Price, upon the surrender of the certificate or certificates representing such Parent Shares. Parent will give Purchaser prompt notice of any demands received by Parent for payment of the fair value of such shares, and Purchaser shall have the right to participate in all negotiations and proceedings with respect to such demands, Parent will not, except with the prior written consent of Purchaser, make any payment (except to the extent that any such payment is made pursuant to a court order) with respect to, or settle or offer to settle, any such demands.

                                   ARTICLE III

                      Articles of Incorporation and By-Laws
                          of the Surviving Corporations

                  3.1 Articles of Incorporation. The Articles of Incorporation of the Sub Surviving Corporation shall, upon the Sub Effective Time, be and remain unchanged until further amended in accordance with the terms thereof and the PABCL, subject, however, to the provisions of Section 6.2(f)(i) hereof. The Articles of Incorporation of the Parent Surviving Corporation shall, upon the Parent Effective Time, be and remain unchanged until further amended in accordance with the terms thereof and the PABCL, subject, however, to the provisions of Section 6.2(f)(i) hereof.

                  3.2 By-Laws. The By-Laws of the Sub Surviving Corporation in effect at the Sub Effective Time shall be and remain unchanged until duly amended in accordance with the terms thereof and the PABCL, subject, however, to the provisions of Section 6.2(f)(i) hereof. The By-Laws of Parent Surviving Corporation in effect at the Parent Effective Time shall be and remain unchanged until duly amended in accordance with the terms thereof and the PABCL, subject, however, to the provisions of Section 6.2(f)(i) hereof.



                                   ARTICLE IV

                             Officers and Directors

                  4.1 Sub. At the Sub Effective Time, the directors of Acquisition Sub One shall be all the directors of the Sub Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Articles of Incorporation and By-Laws of the Sub Surviving Corporation, until their respective successors shall be duly elected or appointed and qualified. At the Sub Effective Time, the officers of Acquisition Sub One immediately prior to the Sub Effective Time shall, subject to the applicable provisions of the Articles of Incorporation and By-Laws of the Sub Surviving Corporation, be the officers of the Sub Surviving Corporation until their respective successors shall be duly elected or appointed and qualified.

                  4.2 Parent. At the Parent Effective Time, the directors of Acquisition Sub Two shall be all the directors of the Parent Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Articles of Incorporation and By-Laws of the Parent Surviving Corporation, until their respective successors shall be duly elected or appointed and qualified. At the Parent Effective Time, the officers of Acquisition Sub Two immediately prior to the Parent Effective Time shall, subject to the applicable provisions of the Articles of Incorporation and By-Laws of the Parent Surviving Corporation, be the officers of the Parent Surviving Corporation until their respective successors shall be duly elected or appointed and qualified.


                                    ARTICLE V

                         Representations and Warranties

                  5.1 Representations and Warranties of Parent and Sub. Parent and Sub hereby jointly and severally (but subject to Section 5.1(bb)) represent and warrant to Purchaser that, except as set forth in the disclosure letter of even date herewith delivered by Parent to Purchaser in conjunction with execution of this Agreement (the "Disclosure Letter"):

                           (a) Organization, Qualification and Corporate Power.
Each of Parent and its subsidiaries (direct or indirect) (such subsidiaries, including Sub, being collectively referred to as "Parent Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not result in a Material Adverse Change. Each of the Parent and the Parent Subsidiaries has full corporate power and corporate authority, and all foreign, federal, state and local governmental permits, licenses and consents (collectively, "Permits"), to carry on the businesses in which it is engaged and to own and use the properties owned and used by it, except where the failure to have Permits would not result in a Material Adverse Change. The Disclosure Letter contains an accurate list of the Parent Subsidiaries and the Sub Subsidiaries, their jurisdiction, date of incorporation and date of acquisition directly or indirectly by Parent, and their respective material Permits as well as material Permits the applicable entity does not have and which Parent or Sub has knowledge that it is required to have.

                           (b) Capitalization. (I) The authorized capital stock
of Parent consists of 100,000,000 shares of common stock, par value $.01 per share (the "Parent Common Stock") and 15,000,000 shares of preferred stock, par value $50.00 per share (the "Parent Preferred Stock"). As of March 3, 1998, (i) 41,798,091 shares of Parent Common Stock are issued and outstanding, and (ii) 7,006,540 shares of Parent Common Stock have been reserved for issuance upon the exercise of outstanding options and warrants. No shares of Parent Preferred Stock are issued and outstanding, and 200,000 shares of Series A Junior Participating Preferred Stock have been reserved for issuance upon exercise of the outstanding Rights (as defined in the Rights Agreement), none of which is or will be outstanding at or before the Parent Effective Time. All issued and outstanding shares of Parent's capital stock and all issued and outstanding shares of each Parent Subsidiary's capital stock, have been validly issued and are fully paid and nonassessable, and are not subject to, nor were they issued in violation of, any preemptive rights. Except as detailed in the Disclosure Letter, neither Parent nor any of the Parent Subsidiaries has any outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other agreements relating to the acquisition of capital stock, or any cash settlement option, phantom stock, stock appreciation right or similar instrument (the "Stock Rights") relating to any capital stock of Parent or any Parent Subsidiary.

                                    (II) The authorized capital stock of Sub
consists of 100,000,000 shares of common stock, par value $.01 per share (the "Sub Common Stock") and 10,000,000 shares of preferred stock, par value $.01 per shares (the "Sub Preferred Stock"). As of March 3, 1998, (i) 16,684,100 shares of Sub Common Stock are issued and outstanding, (ii) 13,348,280 shares of Sub Common Stock are owned by XLSource, Inc., an indirect wholly-owned subsidiary of Parent, and (iii) 2,791,645 shares of Sub Common Stock have been reserved for issuance upon the exercise of outstanding options and warrants. No shares of Sub Preferred Stock are issued and outstanding. All issued and outstanding shares of Sub's capital stock have been validly issued and are fully paid and nonassessable, are entitled to full voting rights as to the election of directors and other matters, and are not subject to, nor were they issued in violation of, any preemptive rights. Except as detailed in the Disclosure Letter, there exist no Stock Rights relating to any capital stock of Sub. No stock of Sub or of any Sub Subsidiary owned by Parent or any Parent Subsidiary is subject to any put option, redemption agreement (including a right to cause redemption of stock) or any other instrument that provides for the right to transfer such stock. Disregarding the execution of this Agreement, the Parent Merger and the Sub Merger, (x) neither the shares of Sub capital stock directly or indirectly owned by Parent nor the holders of any such shares are subject to any limitations, pursuant to any provision of Chapter 25 of the PABCL, of voting rights afforded generally to holders of shares of such class or series of capital stock, and (y) no transaction has occurred or state of facts exists which has triggered dissenters rights or any other right on the part of a shareholder under the PABCL to receive payment in respect of such shares. Since December 1, 1997, neither Parent nor any Parent Subsidiary has purchased or otherwise acquired any shares of common stock of Sub for a per share price in excess of the Sub Share Conversion Price.


                                    (III) The Disclosure Letter describes the
equity capitalization of each Parent Subsidiary, including the authorized capital stock, the issued and outstanding capital stock, and the ownership thereof. With the exception of Sub and the Sub Subsidiaries, Parent is directly or indirectly the owner of all shares of capital stock of each Parent Subsidiary. All Sub Subsidiaries are 100% owned by Sub.

                           (c) Authorization of Transaction. Each of Parent and
Sub has the requisite corporate power and authority, and has taken all required action necessary, to properly execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement constitutes the valid and legally binding obligation of each of Parent and Sub, enforceable in accordance with its terms and conditions, except as limited by (i) applicable bankruptcy, insolvency reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law; provided, however, that Parent cannot consummate the Parent Merger and Sub cannot consummate the Sub Merger unless and except upon receipt of the approval of the holders of Parent Common Stock and Sub Common Stock to the extent required by the PABCL.

                           (d) Noncontravention. Neither the execution and
delivery of this Agreement, nor the consummation by Parent or Sub of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree or other restriction of any government, governmental agency or court to which Parent or any of the Parent Subsidiaries is subject or any provision of the charter or bylaws of Parent or any of the Parent Subsidiaries, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any contract required to be listed on the Disclosure Letter or under any other material agreement, contract, lease, license, instrument or other arrangement to which Parent or any of the Parent Subsidiaries is a party or by which any of them is bound or to which any of their respective assets is subject (or result in the imposition of any lien, encumbrance or other security interest (a "Security Interest") upon any of their respective assets), except in the case of clause (ii) as disclosed in the Disclosure Letter. Other than filings required in connection with the provisions of the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act"), the PABCL and the Exchange Act, neither Parent nor any of the Parent Subsidiaries needs to give any notice to, make any filing with or obtain any authorization, consent or approval of any government or government agency in order for the Parties to consummate the transactions contemplated by this Agreement.

                           (e) Filings with the SEC. Since January 1, 1992,
Parent and Sub have made all filings with the SEC that either of them has been required to make under the Securities Act and the Exchange Act (collectively, the "Public Reports"). Each of the Public Reports complied with the requirements of the Securities Act and the Exchange Act in all material respects and none of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                           (f) Financial Statements. (I) Parent has filed an
Annual Report on Form 10-K, as amended by its Form 10-K/A (the "Parent 10-K"), for the fiscal year ended on February 1, 1997 and a Quarterly Report on Form 10-Q (the "Parent 10-Q") for the fiscal quarter ended November 1, 1997 (the "Parent Most Recent Quarter End"). The financial statements included in the Parent 10-K and the Parent 10-Q (including the related notes and schedules) have been prepared from the books and records of Parent and the Parent Subsidiaries in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby, and present fairly in all material respects the financial condition of Parent and the Parent Subsidiaries as of the indicated dates and the results of operations and cash flows of Parent and the Parent Subsidiaries for the indicated periods. In the opinion of Parent's management, all adjustments (consisting only of normal recurring adjustments) which are necessary for a fair statement of operating results for the interim periods presented have been made.

                                    (II) Sub has filed an Annual Report on Form
10-K (the "Sub 10-K") for the fiscal year ended on December 31, 1996 and a Quarterly Report on Form 10-Q, as amended by its Form 10-Q/A (the "Sub 10-Q") for the fiscal quarter ended September 30, 1997 (the "Sub Most Recent Quarter End"). The financial statements included in the Sub 10-K and the Sub 10-Q (including the related notes and schedules) have been prepared from the books and records of Sub and the Sub Subsidiaries in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, and present fairly in all material respects the financial condition of Sub and the Sub Subsidiaries as of the indicated dates and the results of operations and cash flows of Sub and the Sub Subsidiaries for the indicated periods. In the opinion of Parent's and Sub's management, all adjustments (consisting only of normal recurring adjustments) which are necessary for a fair statement of operating results for the interim periods presented have been made.

                           (g) Events Subsequent to Most Recent Quarter End. (I)
Since the Parent Most Recent Quarter End, there has not been any Material Adverse Change or any development or combination of developments relating to Parent or any of the Parent Subsidiaries of which Parent has knowledge and which would result in a Material Adverse Change.

                                    (II) Since the Sub Most Recent Quarter End,
there has not been any Material Adverse Change or any development or combination of developments relating to Sub or any of the Sub Subsidiaries of which Parent or Sub has knowledge and which would result in a Material Adverse Change.

                           (h) Compliance. Parent and the Parent Subsidiaries
are in compliance with all applicable laws, rules and regulations, except where the failure to be in compliance would not result in a Material Adverse Change.

                           (i) Litigation and Liabilities. There are (i) no
actions, suits or proceedings pending or, to the knowledge of Parent or Sub, threatened against Parent or any of the Parent Subsidiaries which (x) if adversely determined against Parent or any of the Parent Subsidiaries could reasonably be expected to result in a Material Adverse Change, or (y) could reasonably be expected to materially impair or delay the Parties' ability to consummate the transactions contemplated by this Agreement, and (ii) no obligations or liabilities of Parent or any of the Parent Subsidiaries known to Parent or Sub and not disclosed in the Disclosure Letter or reflected in the financial statements or related notes included in the Parent 10-K, the Parent 10-Q, the Sub 10-K or the Sub 10-Q which could reasonably be expected to result in a Material Adverse Change. The Disclosure Letter lists all pending and, to the knowledge of Parent or Sub, threatened EEOC and similar investigations, actions, suits or proceedings against Parent or any Parent Subsidiary (regardless of the materiality thereof) and copies of the pleadings for each such pending matter have been made available to Purchaser by Parent.

                           (j) Taxes. (I) Each of Parent and the Parent
Subsidiaries has duly filed all federal, state, local and foreign tax returns required to be filed by it and has duly paid, caused to be paid or made adequate provision for the payment of all Taxes (as hereinafter defined) required to be paid in respect of the periods covered by such returns. No claims for Taxes have been asserted against Parent or any of the Parent Subsidiaries, and no deficiency for any Taxes has been proposed, asserted or assessed against Parent or any of the Parent Subsidiaries, in either case which has not been resolved or paid in full. To Parent's knowledge, no Tax return for any taxable period of Parent or any Parent Subsidiary is under examination by any taxing authority, Parent has not received written notice of any pending audit by any taxing authority against the Parent or any of the Parent Subsidiaries, and there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax return for any taxable period of Parent or any of the Parent Subsidiaries. "Taxes" means all federal, state, territorial, local, foreign and other net income, gross income, gross receipts, sales, use, value added, ad valorem, transfer, franchise, profits, license, lease, service, use, withholding, payroll, employment, unemployment insurance, workers compensation, social security, excise, severance, stamp, business license, occupation, premium, property, environmental, windfall profits, customs, duties, alternative minimum, estimated or other taxes, fees, premiums, assessments or charges of any kind whatever imposed or collected by any governmental entity or political subdivision thereof.

                                 (II) Each of Sub and the Sub Subsidiaries has
duly filed all federal, state, local and foreign tax returns required to be filed by it and has duly paid, caused to be paid or made adequate provision for the payment of all Taxes required to be paid in respect of the periods covered by such returns. No claims for Taxes have been asserted against Sub or any of the Sub Subsidiaries, and no deficiency for any Taxes has been proposed, asserted or assessed against Sub or any of the Sub Subsidiaries, in either case which has not been resolved or paid in full. To Parent's and Sub's knowledge, no Tax return for any taxable period of Sub is under examination by any taxing authority, Sub has not received written notice of any pending audit by any taxing authority against the Sub or any of the Sub Subsidiaries, and there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax return for any taxable period of Sub or any of the Sub Subsidiaries.

                                 (III) Parent and each Parent Subsidiary has
been a continuous member of the consolidated group of companies of which Parent is the common parent for Federal income tax purposes since the time such Subsidiary first became affiliated with the Parent's consolidated group.

                           (k) Brokers' and Other Fees. Except for the fees and
expenses of Lazard Freres & Co. LLC ("Lazard") for Parent and NationsBanc Montgomery Securities LLC ("Montgomery") for Sub, none of Parent or the Parent Subsidiaries has any liability or obligation to pay any fees or commissions to any investment adviser, broker, finder or agent with respect to the transactions contemplated by this Agreement.

                           (l) Fairness Opinions. Montgomery has delivered to
the Independent Committee of the Board of Directors of Sub, and not withdrawn, its opinion that the consideration being paid to the holders of Sub Shares (other than shares held directly or indirectly by Parent) pursuant to Section
1.2 hereof is fair to such holders, as of the date of such opinion, from a financial point of view (the "Sub Fairness Opinion"), and a true and complete copy thereof has been furnished to Purchaser. Lazard has delivered to the Board of Directors of Parent, and not withdrawn, its opinion that the consideration being paid pursuant to Section 2.2 hereof is fair to the shareholders of Parent, as of the date of such opinion, from a financial point of view (the "Parent Fairness Opinion"), and a true and complete copy thereof has been furnished to Purchaser.

                           (m) Rights Plan. Parent has amended the Rights
Agreement to provide that the Purchaser and all direct and indirect wholly-owned subsidiaries thereof and their respective Associates and Affiliates (as such terms are defined in the Rights Agreement), for purposes of entering into and consummating the transactions contemplated by this Agreement, are considered an "Exempt Person", as defined in the Rights Agreement, until such time as this Agreement shall terminate, if at all. Parent has taken all necessary action so that none of the execution and delivery of this Agreement or the consummation of the Sub Merger or Parent Merger contemplated hereby will (i) cause the Rights (as such term is defined in the Rights Agreement) issued pursuant to the Rights Agreement to become exercisable, (ii) cause any Person to become an Acquiring Person

(as such term is defined in the Rights Agreement) or (iii) give rise to a Distribution Date (as such term is defined in the Rights Agreement).

                           (n) Management Letters. There is no management letter
of outside auditors for the year ended February 1, 1997 (in the case of Parent) or for the year ended December 31, 1996 (in the case of Sub).

                           (o) Environmental Matters. The conduct or operation
of Parent and Parent Subsidiaries and any condition of property presently or previously owned, leased or operated by any of them violates or violated no Environmental Laws in any material respect and no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in any material liability under Environmental Laws. Neither Parent nor any of the Parent Subsidiaries has received any notice from any person or entity that Parent or any Parent Subsidiary or the operation or condition of any property ever owned, leased or operated by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law. "Environmental Laws" means all applicable local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

                           (p) Other Interests. Neither Parent nor any Parent
Subsidiary owns any shares of capital stock in any corporation (other than in the Parent Subsidiaries as disclosed herein) or holds any debt or equity interest in any joint venture, partnership or other entity.

                           (q) Intellectual Property. (I) Parent and each Parent
Subsidiary owns, or is licensed or otherwise possesses legally enforceable rights to use, all material patents, trademarks, trade names, service marks, copyrights, technology, know-how, computer software programs (which shall exclude off-the-shelf software programs) that are used in the business of Parent and each of the Parent Subsidiaries as currently conducted (the "Intellectual Property").

                                 (II) No claim against Parent or any Parent
Subsidiary has been asserted in writing or, to Parent's or Sub's knowledge, orally by a third party respecting or related to the Intellectual Property or related to the alleged infringement by Parent or any Parent Subsidiary of the intellectual property of others and, in either case, Parent and the Parent Subsidiaries do not know of any reasonable grounds for any such claim.

                                 (III) To the knowledge of Parent and Sub, there
is no material unauthorized use, infringement or misappropriation of any Intellectual Property by any third party, including any employee or former employee of Parent or any Parent Subsidiary.

                           (r) Employment Matters. (I) The Disclosure Letter
identifies all stock options, restricted stock rights and other Stock Rights outstanding under Parent's 1995 Long-Term Incentive Plan and Parent's Non-Qualified Stock Option Plan for employees and directors and Sub's 1996 Long-Term Incentive Plan (the "Sub Plan") or any other agreement, plan or arrangement of Parent or any Parent Subsidiary. Parent has provided Purchaser with copies of all such agreements, plans and arrangements, except for agreements utilizing a standard form of agreement, in which case Parent has provided Purchaser with a copy of such standard form.

                                 (II) Except as described in the Disclosure
Letter, neither Parent nor any Parent Subsidiary (i) is a party or subject to any contract of employment with any person which is not terminable at will without penalty (other than standard severance policies offered to all employees generally), or which would entitle any person to any payment (severance or otherwise) as a result of the Merger, or any collective bargaining agreement, or
(ii) maintains or contributes to any profit sharing, pension, retirement, thrift, savings, incentive compensation, deferred compensation, bonus, stock option, stock purchase, restricted stock, stock appreciation right, performance share, performance unit, severance, salary continuation, holiday, vacation, disability, insurance, medical or other employee benefit, incentive or welfare plan, policy, material contract or material arrangement (collectively, the "Employee Benefit Plans").

                                 (III) During the last three years there have
been no actual or threatened strikes or labor stoppages involving any employees of Parent or any Parent Subsidiary, and neither Parent nor any Parent Subsidiary is aware of any organizing activity actively seeking to certify a collective bargaining unit or representative for any employees.

                                 (IV) All retirement and employee benefit or
welfare plans of Parent or any Parent Subsidiary have been maintained and operated in accordance with their terms in all material respects, and all such plans which are subject to the Employee Retirement Income Security Act of 1974 ("ERISA") or the Internal Revenue Code ("IRC") have been maintained and operated in material compliance with all applicable provisions of ERISA and the IRC and the regulations thereunder and are not subject to any accumulated funding deficiency within the meaning of ERISA and the regulations thereunder or to any outstanding liability to the Pension Benefit Guaranty Corporation (other than for routine premium payments). All such plans are identified in the Disclosure Letter. No "prohibited transaction" has occurred with respect to any such plan, nor has any "reportable event" occurred in respect thereof, as such terms are defined in ERISA and the regulations thereunder, and no such plan is a "Multiemployer Plan" or a "Multiple Employer Plan", as such terms are defined in ERISA and the regulations thereunder.

                           (s) Credit Support Arrangements. Neither the Parent
nor any Parent Subsidiary has issued any currently existing guarantee or credit support or has obtained any currently existing letter of credit or bond with respect to, or has directly or indirectly made any currently existing promise, agreement or undertaking to fund, support, guarantee or otherwise backstop any obligation or liability, contingent or otherwise, of any person or entity other than Parent or a Parent Subsidiary.

                           (t) Changes. Since November 1, 1997 Parent and each
Parent Subsidiary has been operated only in the ordinary course of business and there has not been any:

                           (i) Material Adverse Change;

                           (ii) casualty loss, whether or not covered by
                  insurance, involving in any instance an amount in excess of $50,000;

                           (iii) obligation or liability, contingent or
                  otherwise, incurred by Parent or any Parent Subsidiary other than obligations and liabilities incurred in the ordinary course of business and consistent with past practice, or loss of a customer otherwise required to be listed on the Disclosure Letter pursuant to Section 5.1(v)(II);

                           (iv) payment, discharge or settlement of any claim
                  against or obligation or liability of Parent or any Parent Subsidiary except in the ordinary course of business and consistent with past practice;

                           (v) capital expenditures or commitment to make any
                  capital expenditure by the Parent or any Parent Subsidiary not included in Parent's or Sub's capital budget as set forth in the Disclosure Letter;

                           (vi) issuance, sale, transfer or pledge by Parent or
                  any Parent Subsidiary of any capital stock of Parent or any Parent Subsidiary;

                           (vii) sale, lease, transfer, pledge, mortgage or
                  encumbrance by Parent or any Parent Subsidiary of any capital assets in an aggregate amount exceeding $100,000;

                           (viii) write-down or write off of any tangible or
                  intangible assets in an aggregate amount exceeding $100,000 except with respect to accounts receivable and inventory in the ordinary course of business and consistent with past practices; or

                           (ix) event which, if this Agreement were in effect,
                  would have required the consent of Purchaser pursuant to
                  Section 6.1(a) (other than (viii), (xiii) or (xiv) of Section 6.1(a)) and with respect to which such consent was not obtained.

                           (u) Assets and Property. Parent and each Parent
Subsidiary has good and marketable title to all the assets it purports to own, free and clear of all liens, claims and encumbrances, and valid leasehold interests in all assets it purports to lease. Neither Parent nor any Parent Subsidiary owns any real property.

                           (v) Contracts. (I) The Disclosure Letter lists all
agreements and arrangements pursuant to which Parent or any Parent Subsidiary has any rights, obligations or liabilities with respect to (i) borrowed money,
(ii) real property leases, (iii) royalty agreements, (iv) joint venture or product development agreements, (v) indemnification agreements, (vi) limitations or restrictions on the use of assets it may own, the businesses it may conduct, the persons or entities with whom it may do business or whom it may hire or retain, or the locations in which it may own assets or conduct business, or
(vii) the performance of intercompany services or other arrangements between or among Parent and any of the Parent Subsidiaries.

                                 (II) The Disclosure Letter lists all contracts
and arrangements to which Parent or any of the Parent Subsidiaries is a party with vendors or customers that involve payments for services in excess of, for any vendor or customer, $250,000 in the last fiscal year.

                                 (III) Neither Parent or any Parent Subsidiary
nor, to the knowledge of Parent or Sub, any other party thereto is in breach or default under any contract, agreement or instrument where the effect of such breach or default would, singly or in the aggregate with breaches and defaults under other contracts, agreements or instruments, result in a Material Adverse Change.

                                 (IV) Parent has provided Purchaser with a
complete and correct copy of each contract, agreement and instrument disclosed in the Disclosure Letter (in the case of customer contracts, to the extent available to Parent or Sub), and all such contracts, agreements and instruments are in full force and effect, and are valid, binding and enforceable in accordance with their terms subject, as to enforcement, to laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                           (w) Insurance. The Disclosure Letter lists all
insurance policies insuring Parent or any Parent Subsidiary or any of their respective assets or operations. All such policies are and will be in full force and effect through the Parent Effective Time except to the extent such policies expire and cannot be renewed on a commercially reasonable basis. Except as disclosed in the Disclosure Letter there are no pending or threatened disputes or communications with or from any insurance carrier denying or disputing any claim or coverage or regarding cancellation or nonrenewal of any such policy.

                           (x) Related Party Transactions. Except as described
in the Disclosure Letter, no executive officer of Parent or any Parent Subsidiary, nor any entity in which any of the foregoing has a 1% or more equity interest is a party to any contract, agreement or other financial or business arrangement with Parent or any Parent Subsidiary.

                           (y) Reserves etc. (I) Parent has previously furnished
to Purchaser a list of (i) all reserves maintained on the unaudited books and records of Parent or any Parent Subsidiary as of January 31, 1998, (ii) each item in respect of which such reserves are maintained, and (iii) the amount of reserves maintained for each such item. Parent management believes no additional material reserves are required under GAAP.

                                 (II)  Neither Parent nor any Parent Subsidiary
has any liability in respect of the Novaquest or Pacific On Line notes receivable totalling approximately $5.9 million as of May 1, 1997 that have been sold to Ingram Micro.

                                 (III) The reserves maintained on the unaudited
books and records of Parent and the Parent Subsidiaries respecting the sale transaction with GE Capital are sufficient to satisfy any claims which might reasonably be expected to arise out of either of those transactions.

                           (z) Board Action. The Boards of Directors of Parent
and Sub have duly and validly approved and taken all corporate action required to be taken by the Boards of Directors for the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement. The Boards of Directors of Parent and Sub have determined that it is advisable and in the best interest of their respective stockholders for the Parent Merger and the Sub Merger to occur upon the terms and subject to the conditions of this Agreement and the Parent's Board of Directors has resolved to recommend that Parent's stockholders approve and adopt the Parent Merger and Sub's Board of Directors and Independent Committee thereof have resolved to recommend that Sub's stockholders approve and adopt the Sub Merger. The Board of Directors of Sub has determined that the shareholders of Sub shall be entitled to dissenters rights under Subchapter D of Chapter 15 of the PABCL in connection with the Sub Merger in lieu of providing for a statutory class vote pursuant to
Section 1906(b) of the PABCL. The Board of Directors of Sub and the Independent Committee thereof have approved an amendment to Sub's Articles of Incorporation to provide that Subchapter E of Chapter 25 of the PABCL shall not be applicable to Sub.

                           (aa) Expenses. Parent and Sub have provided to
Purchaser a good faith estimate and description of the expenses which either of them has incurred or which either of them expects to incur in connection with the transactions contemplated by this Agreement.

                           (bb) Effect of Certain Representations and
Warranties. (i) Insofar as any of the foregoing representations and warranties are inaccurate with respect to or as a result of circumstances involving Sub, and if Parent did not have knowledge of such inaccuracy, Parent will have no liability for damages to Purchaser or Acquisition Sub One or Two for breach of such representation and warranty; provided, however, that this subparagraph shall have no effect on whether the condition set forth in Section 7.2(b) has been satisfied, or on any right of Purchaser to terminate this Agreement under
Section 8.3, or on any obligation of Parent and Sub to pay the Termination Fee to Purchaser pursuant to Section 9.1(b).

                  (ii) Insofar as any of the foregoing representations and warranties are inaccurate with respect to or as a result of circumstances involving Parent or any Parent Subsidiary (other than Sub or any Sub Subsidiary), and if Sub did not have knowledge of such inaccuracy, Sub will have no liability for damages to Purchaser or Acquisition Sub One or Two for breach of such representation and warranty; provided, however, that this subparagraph shall have no effect on whether the condition set forth in Section 7.2(b) has been satisfied, or on any right of Purchaser to terminate this Agreement under
Section 8.3, or on any obligation of Parent and Sub to pay the Termination Fee to Purchaser pursuant to Section 9.1(b).

                  5.2 Representations and Warranties of Purchaser, Acquisition Sub One and Acquisition Sub Two. Purchaser, Acquisition Sub One and Acquisition Sub Two jointly and severally represent and warrant to Parent and Sub that:

                           (a) Corporate Organization. Each of Purchaser,
Acquisition Sub One and Acquisition Sub Two is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of Acquisition Sub One and Acquisition Sub Two is a direct, wholly-owned subsidiary of Purchaser and was formed solely for the purpose of engaging in the transactions contemplated by this

Agreement. Except for obligations or liabilities incurred in connection with its incorporation or other agreements or arrangements contemplated by this Agreement, neither Acquisition Sub One nor Acquisition Sub Two has and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

                           (b) Corporate Authority. Purchaser, Acquisition Sub
One and Acquisition Sub Two each has the requisite corporate power and authority, and has taken all required action necessary, to properly execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement constitutes the valid and legally binding obligation of each of Purchaser, Acquisition Sub One and Acquisition Sub Two, enforceable in accordance with its terms and conditions, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

                           (c) Noncontravention. Neither the execution and the
delivery of this Agreement, nor the consummation by Purchaser, Acquisition Sub One or Acquisition Sub Two of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree or other restriction of any government, governmental agency or court to which Purchaser, Acquisition Sub One or Acquisition Sub Two or any of their respective subsidiaries is subject or any provision of the charter or bylaws of the Purchaser, Acquisition Sub One or Acquisition Sub Two or any of their respective subsidiaries, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Purchaser, Acquisition Sub One or Acquisition Sub Two or any of their respective subsidiaries is a party or by which any of them is bound or to which any of their respective assets is subject, and which would have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement. Other than filings required in connection with the provisions of the HSR Act, the PABCL and the Exchange Act, neither Purchaser nor Acquisition Sub One nor Acquisition Sub Two needs to give any notice to, make any filing with or obtain any authorization, consent or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

                           (d) Litigation. There are no actions, suits or
proceedings pending or, to the knowledge of the executive officers of Purchaser, Acquisition Sub One or Acquisition Sub Two, threatened against Purchaser, Acquisition Sub One or Acquisition Sub Two which if adversely determined against Purchaser, Acquisition Sub One or Acquisition Sub Two would materially impair or delay the Parties' ability to consummate the transactions contemplated by this Agreement.

                           (e) Funds. Purchaser has all of the funds in its
control and possession required in order to consummate the Parent Merger and the Sub Merger and to pay all fees and expenses as contemplated by this Agreement (the "Payment Funds").

                           (f) Brokers' and Other Fees. Neither Parent nor any
Parent Subsidiary has or will have any liability or obligation to pay any fees or commissions to any investment advisor, broker, finder or agent engaged by Purchaser, Acquisition Sub One or Acquisition Sub Two with respect to the transactions contemplated by this Agreement. Any such fees or commissions will be paid by Purchaser.

                           (g) Proxy Statement. None of the information supplied
in writing by Purchaser or any subsidiary of Purchaser specifically for inclusion in the Proxy Statements (as defined in Section 6.1(c)), including all amendments and supplements thereto, shall, in the case of the Proxy Statements, at the date thereof and at the time of the meetings of shareholders to vote on the matters covered thereby, contain any untrue statement of a material fact, or omit a state material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.


                                   ARTICLE VI

                                    Covenants

                  6.1 Covenants of the Parent and Sub. Parent and Sub jointly and severally (but subject to Section 6.4) covenant and agree that, except as otherwise required by this Agreement:

                           (a) Interim Operations of Parent and Sub. From the
date hereof and continuing until the earlier of (i) the termination of this Agreement or (ii) the Sub Effective Time (in the case of Sub) or (iii) the Parent Effective Time (in the case of Parent), the business of Parent and Sub and their respective subsidiaries, as applicable, shall be conducted only in the ordinary and usual course and, to the extent consistent therewith, Parent and Sub each shall use all commercially reasonable efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees and business associates. Without limiting the generality of the foregoing from the date hereof and continuing until the earlier of (i) the termination of this Agreement or (ii) the Sub Effective Time (in the case of Sub) or (iii) the Parent Effective Time (in the case of Parent), Parent and Sub will not with respect to themselves or any Parent Subsidiary without the prior written consent of Purchaser (or except as expressly permitted by the Disclosure Letter or as required by this Agreement) do or commit to do any of the following:

                                 (i) authorize or effect any change in its
charter or bylaws;

                                 (ii) grant, amend or modify any Stock Rights or
issue, sell or otherwise dispose of any of its capital stock (except, in the case of Parent, upon the exercise of Stock Rights outstanding as of the date of this Agreement; it being understood, however, that Sub shall not issue any capital stock, whether or not upon the exercise of Stock Rights);

                                 (iii)  declare, set aside or pay any dividend
or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase or otherwise acquire any of its capital stock or any Stock Rights;

                                 (iv) issue any note, bond or other debt
security or create, incur, assume or guarantee any indebtedness for borrowed money or capitalized lease obligation other than borrowings and reborrowings under existing credit facilities to fund current obligations in the ordinary course of business;

                                    (v) impose or allow to be imposed any
Security Interest upon any of its assets except pursuant to after-acquired property clauses in existing security arrangements disclosed in the Disclosure Letter or purchase money security interests on inventory financed in the ordinary course of business;

                                    (vi) make any expenditure for a capital
asset or lease any real property except in accordance with the Parent or Sub capital budget as disclosed in the Disclosure Letter;

                                    (vii) implement or adopt any change in its
accounting principles, practices or methods, other than as may be required by generally accepted accounting principles and provided that same is promptly disclosed to Purchaser;

                                    (viii) (I) enter into or amend or renew any
written employment, consulting, severance, "golden parachute" or similar agreement or arrangement with any director, officer or employee of Parent or of a Parent Subsidiary, or (II) grant any salary or wage increase, or (III) increase any employee benefit (including incentive or bonus payments), except in the case of "(II)" for normal individual increases in compensation to employees (other than officers and directors of Parent or a Parent Subsidiary) in the ordinary course of business consistent with past practice;

                                    (ix) enter into, establish, adopt or amend
(except as may be required by applicable law) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, in respect of any director, officer or employee of Parent or any Parent Subsidiary, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder;

                                    (x) knowingly or negligently take or fail to
take any action, if such action or failure to act would, directly or indirectly, cause any of the Parent Subsidiaries to cease to be a member of the consolidated group of companies of which Parent is the common parent for Federal income tax purposes; it being understood that compliance with Section 6.1(g)(iii) and (iv) will not constitute a violation of this Section 6.1(a)(x); and it being further understood that except as contemplated by Section 6.1(g)(iv) or as otherwise agreed by Purchaser in writing, Parent shall comply with this Section 6.1(a)(x) without resort to exercising its rights to acquire additional shares of Sub pursuant to that certain Stock Registration and Option Agreement dated as of May 31, 1996 among Parent, Sub and The Future Now of Arkansas, Inc., as amended;

                                    (xi) take any action that would materially
alter the strategic business plan and/or services delivery capability of Sub;

                                    (xii) make any capital investment in or make
any loan to or acquire the securities or assets of any other Person other than to or from its subsidiaries in the ordinary course of business;

                                    (xiii) make any change in employment terms
for any of its directors, officers and employees other than customary increases to non-director or non-officer employees awarded in the ordinary course of business consistent with past practices; or

                                    (xiv) except as may be required by law,
intentionally take or fail to take any action the reasonably foreseeable effect of which would be to cause any representation or warranty in this Agreement to be or become inaccurate.

                           In the event Parent or Sub shall request Purchaser to
consent in writing to an action otherwise prohibited by this Section 6.1(a), Purchaser shall use all reasonable efforts to respond in a prompt and timely fashion, but may otherwise respond affirmatively or negatively in its sole discretion exercised in good faith.

                           (b) Acquisition Proposals.

                                 (1) Neither the Parent nor the Sub or any of
their respective officers and directors shall, and the Parent and Sub will cause their respective employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by the Parent or Sub) not to, solicit, initiate or encourage (including by way of furnishing information), or take any other action designed or reasonably likely to facilitate (including, without limitation, any amendment, modification or termination, or any agreement to do any of the foregoing, to the Rights Agreement or any redemption of rights issued thereunder) any inquiries or the submission or any proposal or offer from any Person relating to an Acquisition Proposal (as defined below) involving Parent, Sub or any other Parent Subsidiary or participate in any discussions or negotiations regarding any such Acquisition Proposal; provided, however, that subject to compliance with this Section 6.1(b), the Parent, the Sub and their respective directors and officers may participate in any discussions or negotiations regarding, furnish any information with respect to, assist or facilitate any effort or attempt by any Person to do or seek, an Acquisition Proposal, solely to the extent that the Board of Directors of Parent or Sub, as applicable, determines in good faith, that such actions are necessary in order for the Board of Directors of Parent or Sub, as applicable, to comply with its fiduciary obligations under applicable law in response to an Acquisition Proposal or material modification to an Acquisition Proposal, which Acquisition Proposal or material modification was made after the date hereof and was not solicited after the date hereof. As used herein, the term "Acquisition Proposal" means, with respect to a particular Person, a merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, or any tender offer or exchange offer for shares of any class of equity securities of, such Person. The transactions contemplated by this Agreement shall not be deemed an Acquisition Proposal. The Parent and Sub will cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal and will notify Purchaser promptly if any such Acquisition Proposal is received by, any such information is requested from, or any such negotiations or discussions are sought to be instituted or continued with, the Parent or the Sub.

                                    (2) Except as set forth in this paragraph
(2), neither the Board of Directors of Parent nor the Board of Directors of Sub nor any committee of either of them shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Purchaser, or take any action not explicitly permitted by this Agreement that would be inconsistent with, the approval or recommendation by such Board of Directors or such committee of the Parent Merger or the Sub Merger, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (iii) cause Parent or Sub to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Acquisition Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of Parent or Sub has received a Superior Proposal (defined below) and determines in good faith, after receipt of advice from outside counsel, that it is necessary to do so in order to comply with its fiduciary obligations under applicable law, the Board of Directors of Parent or Sub, as applicable, may (subject to compliance with this Section 6.1(b) and subject to payment of any Termination Fee (as hereinafter defined) then required pursuant to this Agreement), (x) withdraw or modify its approval or recommendation of the Parent Merger or the Sub Merger or (y) terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause Parent or Sub, as applicable, to enter into any Acquisition Agreement with respect to any Superior Proposal), but in any such case set forth in this clause
(y), only at a time that is after the fifth (5th) day following Purchaser's receipt of written notice advising Purchaser that the Board of Directors of Parent or Sub or any such committee has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal. For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all or substantially all of the voting power of the shares of Parent Common Stock or Sub Common Stock then outstanding or all or substantially all of the assets of Parent (which proposal may include as a component thereof the purchase of all or substantially all of the shares of capital stock of Sub) or Sub and otherwise on terms which the Board of Directors of Parent or Sub or such committee determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be materially more favorable to Parent's or Sub's stockholders than the Parent Merger and the Sub Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of Parent or Sub or such committee, is reasonably capable of being furnished by such third party.

                           (c) Meetings of the Shareholders. Each of Parent and
Sub will take all action necessary in accordance with applicable law and its Articles of Incorporation and By-Laws to convene a meeting of its stockholders as promptly as practicable to consider and vote upon the approval of this Agreement and the Parent Merger or Sub Merger, as applicable (the "Stockholder Meetings"). Subject to Section 6.1(b)(2), the Board of Directors of Parent shall recommend approval of the Parent Merger, and the Board of Directors of Sub and the Independent Committee of Sub's Board shall recommend approval of the Sub Merger, and the Parent and Sub shall take all lawful action to solicit such approvals, as applicable. Each of the Parent and Sub hereby severally represents, warrants and covenants that the proxy or information statement with respect to such meeting of its shareholders (each, a "Proxy Statement"), at the date thereof and at the date of such meetings, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made in reliance upon and in conformity with written information concerning the Purchaser, Acquisition Sub One or Acquisition Sub Two furnished by Purchaser specifically for use in the Proxy Statement. No Proxy Statement shall be filed, and no amendment or supplement to such Proxy Statement will be made by the Parent or Sub, without consultation with Purchaser and its counsel.

                           (d) Exchange Act Filings. Unless an exemption shall
be expressly applicable to the Parent or the Sub, or unless Purchaser agrees otherwise in writing, the Parent and the Sub will each file with the SEC and NASDAQ National Market System ("NASDAQ") all reports required to be filed by it pursuant to the rules and regulations of the SEC (including, without limitation, all required financial statements). Such reports and other information shall comply in all material respects with all of the requirements of the SEC rules and regulations and, when filed, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Purchaser and its counsel, shall be given a reasonable opportunity to review and to comment on such filings prior to their being filed with the SEC and NASDAQ.

                           (e) Access. Upon reasonable notice, the Parent and
the Sub shall afford Purchaser's officers, employees, counsel, accountants and other authorized representatives access, during reasonable business hours throughout the period prior to the Parent Effective Time and in a manner which will not unreasonably interfere with the management of the business of Parent or any Parent Subsidiary, to its officers, employees, agents, independent auditors, representatives, properties, books and records and, during such period, the Parent and the Sub each shall furnish promptly to Purchaser all information concerning its business, properties and personnel as Purchaser may reasonably request provided, however, neither the Parent nor the Sub shall be obligated to furnish Purchaser with information respecting any negotiations referred to in the last sentence of Section 6.1(b)(1) of this Agreement.

                           (f) Takeover Statutes. If any "fair price,"
"moratorium," "control share acquisition" or other similar anti-takeover statute or regulation enacted under state or federal laws in the United States, including, without limitation, Subchapter E, F, G or H of the PABCL (each, a "Takeover Statute" and, collectively, "Takeover Statutes"), is or becomes applicable to the Parent Merger or the Sub Merger or the transactions contemplated hereby, Parent, Sub and their respective Boards or Directors will use all commercially reasonable efforts (a) to grant such approvals and take such actions as are reasonably necessary, lawful and requested or consented to by Purchaser so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and thereby, and (b) to otherwise act to eliminate the effects of any Takeover Statute on any of the transactions contemplated hereby and thereby. Parent and Sub will use all commercially reasonable efforts to effect, prior to the Sub Effective Time, the amendment to Sub's Articles of Incorporation described in
Section 5.1(z) hereof.

                           (g) Options and Warrants.

                                    (i) Prior to the Parent Effective Time, the
Parent shall take such actions (including obtaining any required consents) as may be necessary such that at the Parent Effective Time each Stock Right issued by the Parent shall be cancelled or converted into the right to receive, as the case may be, and the holder thereof, upon surrender thereof, shall receive, the Parent Option Conversion Price to which such holder is entitled, if any.

                                    (ii) Prior to the Sub Effective Time, Sub
shall take such actions (including obtaining any required consents) as may be necessary such that at the Sub Effective Time each Stock Right issued by Sub shall be cancelled or converted into the right to receive, as the case may be, and the holder thereof, upon surrender thereof, shall receive, the Sub Option Conversion Price to which such holder is entitled, if any.

                                    (iii) In connection with the exercise, prior
to the Sub Effective Time, of any employee stock options issued by Sub, Sub shall (unless otherwise agreed by Purchaser in writing), in accordance with the cash-out option of Sub under Section 3(l) of its 1996 Long-Term Incentive Plan (the "XLC Plan"), pay to each holder of an option, upon notice of any exercise thereof, cash in an amount equal to the spread between the exercise price and the fair market value of the underlying common share or the Spread Value (as defined in the XLC Plan), and will take all other action as may be necessary to ensure that in no event will any capital stock of Sub be issued upon or in connection with the exercise of any such option. Parent will, if necessary, lend sufficient funds to Sub on commercially reasonable terms to enable Sub to pay such cash in a timely manner.

                                    (iv) In connection with the exercise, prior
to the Sub Effective Time, of any Stock Rights issued by Sub (other than employee stock options), Sub shall not issue or permit to be issued any shares of capital stock of Sub upon the exercise thereof other than simultaneously with or after Parent (or a direct or indirect wholly-owned subsidiary of Parent) shall have purchased (which Parent hereby agrees to do or cause to be done), and Sub shall have issued (which Sub agrees to do or cause to be done) that number of validly issued shares of the same class to Parent or such subsidiary that is equal to four times the number of shares of capital stock issuable upon such exercise of such Stock Rights, it being understood that Parent, Sub and Purchaser expect such purchase and issuance to occur pursuant to that certain Stock Registration and Option Agreement dated as of May 31, 1996 among Parent, Sub and The Future Now of Arkansas, Inc., as amended; provided, however, that in no event will Parent or any Parent Subsidiary purchase or otherwise acquire any such shares of Sub for a per share amount in excess of the Sub Share Conversion Price.

                           (h) [intentionally left blank]

                           (i) IBMCC. Parent and Sub shall request that IBM
Credit Corporation ("IBMCC") give any consent to the Sub Merger or the Parent Merger necessary under Parent's and Sub's credit arrangements with IBMCC. If Purchaser so requests, Parent and Sub will take all action necessary to pay, at the time the Parent Merger and Sub Merger are consummated, any or all of the balance of any amounts owed to IBMCC, subject, however, to Purchaser making available to Parent and Sub the cash necessary to do so.

                           (j) Third Party Consents. Parent and Sub shall use
their commercially reasonable efforts to obtain all necessary consents to the transactions contemplated by this Agreement as may be required under contracts to which Parent or any Parent Subsidiary is a party and as to which Purchaser requests that such consents be obtained, including without limitation the real property leases required to be listed in Section 5.1(v) of the Disclosure Letter.

                  6.2 Covenants of the Parties. Each of the Parties, severally and not jointly, covenants and agrees as to itself, as follows:

                           (a) Confidentiality. The terms and conditions of that
certain letter agreement dated December 8, 1997 entered into by the Purchaser and the Parent (the "Confidentiality Agreement") are ratified and confirmed and shall remain in full force and effect. Notwithstanding the foregoing, the Parent and Purchaser hereby amend the Confidentiality Agreement such that the provisions of the paragraph 2(c) thereof do not apply to any public announcement effected in accordance with the provisions of Section 6.2(d) below regarding the Parties' execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

                           (b) Hart-Scott-Rodino Filings. Each Party will file
any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, will use commercially reasonable efforts to obtain termination of the applicable waiting period under the HSR Act, and will make any further filings pursuant thereto that may be necessary or appropriate.

                           (c) Notification of Certain Matters. Each Party will
give prompt written notice to the others of any development causing a breach of any of its own representations and warranties set forth in this Agreement.

                           (d) Publicity. The initial press release relating to
the transactions contemplated hereby shall be a joint press release and thereafter the Parent, the Sub and Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto. None of the Parties shall issue any such press release or make any such public statement or filing prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or the NASDAQ.

                           (e) Cooperation. Each Party shall upon the request of
another Party provide its commercially reasonable cooperation and assistance to the requesting Party in the latter's efforts to obtain any consents, approvals and amendments to contracts required or to take such actions as may be required to comply with any applicable laws to effect the Sub Merger, the Parent Merger or otherwise required under this Agreement.

                           (f) Indemnification; Directors' and Officers'
Insurance.

                                    (i) The Parties agree that all rights to
indemnification and advancement of expenses by the Parent or the Sub now existing in favor of each present and former director and officer of the Parent or the Sub (acting in their capacities as directors and/or officers of the Parent or the Sub, as applicable, the "Indemnified Parties") as provided in (i) the Parent's or the Sub's respective Articles of Incorporation or By-Laws, or
(ii) the indemnification agreements listed in the Disclosure Letter as in effect on the date thereof (the "Indemnification Agreements"), shall, with respect to matters occurring at or prior to the Parent or Sub Effective Time, as applicable, continue in full force and effect, shall survive the Sub Merger and Parent Merger and shall continue in full force and effect thereafter until the date which is six (6) years from the Sub Effective Time or Parent Effective Time, as applicable; provided, however, in the event any claim or claims are asserted or threatened within such period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims.

                                    (ii) Subject to the provisions of Section
6.2(f)(iii) below, after the Sub Effective Time or Parent Effective Time, as applicable, the Purchaser shall, subject to the further terms set forth herein, indemnify and hold harmless, to the fullest extent permitted under applicable law (and shall also advance expenses as incurred to the fullest extent permitted under applicable law provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification), each Indemnified Party against any costs or expenses (including reasonable attorneys' fees and disbursements), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the transactions contemplated by this Agreement (and whether commenced prior to or after the Sub Effective Time or the Parent Effective Time), for a period of six (6) years after the Sub Effective Time or Parent Effective Time, as applicable, in each case regardless of by whom asserted and regardless of whether such claim, action, suit, proceeding or investigation arises out of, pertains to or results from, solely or in part, the active, passive or concurrent negligence of any Indemnified Party; provided, however, in the event any claim or claims are asserted or threatened within such six-year period, all right to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims. Any Indemnified Party wishing to claim indemnification under this Section 6.2(f)(ii), and notwithstanding the provisions set forth in the Parent's or the Sub's respective Articles of Incorporation or By-Laws, or in the Indemnification Agreements, upon learning of any such claim, action, suit, proceeding or investigation, such Indemnified Party shall promptly notify Purchaser thereof, but the failure to so notify shall not relieve Purchaser of any liability it may have to such Indemnified Party if such failure does not materially prejudice the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Sub Effective Time or the Parent Effective Time), (i) Purchaser shall have the right to assume the defense thereof and Purchaser shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Purchaser fails to assume such defense or counsel for Purchaser advises that there are issues which raise conflicts of interest between the Parties, on the one hand, and the Indemnified Parties, on the other hand, or that there are additional defenses available to the Indemnified Parties which are not otherwise available to the Parties, the Indemnified Parties may retain counsel satisfactory to them, and the Purchaser shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Purchaser shall be obligated pursuant to this paragraph (ii) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, in which case Purchaser need only pay for separate counsel to the extent necessary to resolve such conflict, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) Purchaser shall not be liable for any settlement effectuated without its prior written consent. Purchaser shall not settle any action or claim identified in this Section 6.2(f)(ii) in any manner that would impose any liability on an Indemnified Party not paid by Purchaser or the Sub Surviving Corporation or the Parent Surviving Corporation without such Indemnified Party's prior written consent.

                                    (iii) Notwithstanding any thing contained in
paragraph (ii) of this Section 6.2(f), Purchaser shall not have any obligation hereunder to any Indemnified Party if the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law, or the conduct of the Indemnified Party relating to the matter for which indemnification is sought involved willful misconduct.

                                    (iv) Parent and Sub shall maintain their
respective existing officers' and directors' liability insurance ("D&O Insurance") for a period of three (3) years after the Sub Effective Time or Parent Effective Time, as applicable, so long as the annual premium therefor, in the aggregate, is not in excess of 150% of the last annual premium paid prior to the date hereof (the "Maximum Premium"); provided, however, if the existing D&O Insurance expires, or is terminated or cancelled by the insurance carrier during such three-year period, the Parent and Sub will use their commercially reasonable efforts to obtain as much D&O Insurance as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of the Maximum Premium.

                                    (v) To the fullest extent not prohibited by
applicable New York law or federal securities laws, Purchaser agrees to guarantee the payment and performance of the Parent's, Sub's, Acquisition Sub One's and Acquisition Sub Two's obligations under this Section 6.2(f). This
Section 6.2(f) shall survive the closing of the transactions contemplated hereby and is intended to benefit each of the Indemnified Parties (each of whom shall be entitled to enforce this Section against the Parties). If any Party, or any of their respective successors or assigns (i) reorganizes or consolidates with or merges into any other Person and is not the resulting, continuing or surviving corporation or entity of such consolidation or merger or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any Person, then, and in each such case, prior to such action, proper provision will be made so that the successors and assigns of such party assume the obligations of such party set forth in this Section.

                  6.3 Covenants of Purchaser. Purchaser covenants and agrees as follows:

                           (a) Maintenance of Payment Funds. Prior to the Sub
Effective Time and Parent Effective Time, as applicable, Purchaser shall cause the Payment Funds to be available to effect payment of the Sub Share Conversion Price, the Sub Option Conversion Price, the Parent Share Conversion Price and the Parent Option Conversion Price and neither Purchaser, Acquisition Sub One nor Acquisition Sub Two will enter into any transaction, commitment or obligation which could reasonably result in the Payment Funds not being so available as and when required for such payments pursuant to the terms and conditions of this Agreement.

                           (b) Purchaser Shares. At the Parent Stockholders'
Meeting, all Parent Shares then owned by Purchaser or any of its direct or indirect wholly-owned subsidiaries shall be voted in favor of the Parent Merger. At the Sub Stockholders' Meeting, all Sub Shares then owned by Purchaser or any of its direct or indirect wholly-owned subsidiaries shall be voted in favor or the Sub Merger.

                  6.4 Effect of Certain Covenants. (i) Insofar as any covenants in this Article VI relate specifically to Sub, Parent shall have no obligation to force Sub to comply therewith, but shall take such actions as may reasonably assist and facilitate Sub in complying therewith. If Parent has done so and Sub has nonetheless failed to comply with such covenant, Parent will have no liability for damages to Purchaser, Acquisition Sub One or Acquisition Sub Two for breach of such covenant; provided, however, that this subparagraph shall have no effect on whether the condition set forth in Section 7.2(a) has been satisfied, or on any right of Purchaser to terminate this Agreement under
Section 8.3, or on any obligation of Parent and Sub to pay the Termination Fee to Purchaser pursuant to Section 9.1(b).

                  (ii) Insofar as any Covenants in this Article VI relate specifically to Parent or any Parent Subsidiaries (other than Sub or any Sub Subsidiaries), Sub shall have no obligation to force Parent to comply therewith, but shall take such actions as may reasonably assist and facilitate Parent in complying therewith. If Sub has done so and Parent has nonetheless failed to comply with such covenant, Sub will have no liability for damages to Purchaser, Acquisition Sub One or Acquisition Sub Two for breach of such covenant; provided, however, that this subparagraph shall have no effect on whether the condition set forth in Section 7.2(a) has been satisfied, or on any right of Purchaser to terminate this Agreement under Section 8.3, or on any obligation of Parent and Sub to pay the Termination Fee to Purchaser pursuant to Section 9.1(b).


                                   ARTICLE VII

                                   Conditions

                  7.1 Conditions to Obligations of the Parties. The obligations of the Parties to consummate the Sub Merger and the Parent Merger are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in party by any of the Parties, as the case may be, to the extent permitted by applicable law:

                           (a) Parent Shareholder Approval. The Parent Merger
shall have been duly approved by the holders of the outstanding stock of Parent in accordance with the PABCL and the Articles of Incorporation and By-Laws of the Parent.

                           (b) Sub Shareholder Approval. The Sub Merger and the
amendment to Sub's Articles of Incorporation described in Section 5.1(z) hereof shall have been duly approved by the holders of the outstanding stock of Sub in accordance with the PABCL and the Articles of Incorporation and By-Laws of the Sub.

                           (c) Governmental and Regulatory Consent. (i) The HSR
waiting period shall have expired or been terminated, and (ii) other than the filings provided for in Section 1.8, all other filings required to be made prior to the Sub Effective Time or Parent Effective Time, as applicable, by the Parties with, and all consents, approvals and authorizations required to be obtained prior to the applicable Effective Time by the Parties from, governmental and regulatory authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained (as the case may be).

                           (d) Statutes; Injunctions. Neither any statute, rule,
regulation, order, stipulation or injunction (each an "Order") shall be enacted, promulgated, entered, enforced or deemed applicable to the Sub Merger or the Parent Merger, nor shall any other action have been taken by any governmental authority, administrative agency or court of competent jurisdiction which (i) prohibits the consummation of the transactions contemplated by this Agreement, or (ii) prohibits Purchaser's direct or indirect ownership or operation of all or any material portion of the business or assets of Parent or Sub, or (iii) could compel Purchaser to dispose of or hold separate all or any material portion of such business or assets as a result of the transactions contemplated by this Agreement.

                           (e) Both Mergers. No Party shall be obligated to
consummate the Parent Merger if the Sub Merger shall not have been consummated. No Party shall be obligated to consummate the Sub Merger unless all conditions to the Parent Merger have been satisfied or waived.

                           (f) Amendment to Articles. The Articles of
Incorporation of Sub shall have been amended as described in Section 5.1(z).

                  7.2 Conditions to Obligations of Purchaser, Acquisition Sub One and Acquisition Sub Two. The obligation of Purchaser, Acquisition Sub One and Acquisition Sub Two to consummate the Sub Merger and Parent Merger is further subject to the fulfillment of the following conditions, which may be waived by Purchaser, Acquisition Sub One or Acquisition Sub Two:

                           (a) Compliance. The Parent and the Sub each shall
have performed and complied with, in all material respects, all obligations and covenants required to be performed or completed with by it under, respectively, this Agreement at or prior to the Sub Effective Time or Parent Effective Time, as applicable, and Parent and Sub shall each have delivered to Purchaser a certificate of an executive officer so certifying.

                           (b) Representations. Each of the representations and
warranties of Parent and of Sub made in this Agreement shall be true and correct in all material respects as of the date when made and shall be deemed to be made again at and as of the Sub Closing and the Parent Closing and shall then be true and correct in all material respects, except to the extent changes are required, permitted or contemplated pursuant to this Agreement, and Parent and Sub shall each have delivered to Purchaser a certificate of an executive officer so certifying.

                           (c) Opinion of Counsel. Purchaser shall have received
an opinion of counsel to Parent and Sub in form and substance substantially the same as previously agreed by Purchaser, Parent and Sub.

                           (d) Proceedings. No action or proceeding shall have
been instituted and be pending before any court or governmental body to restrain or prohibit, or to obtain substantial damages in respect of, the consummation of this Agreement and the transactions contemplated hereby which, in the reasonable opinion of Purchaser based upon advice of counsel respecting the likelihood of an adverse outcome in such action or proceeding, may reasonably be expected to result in a preliminary or permanent injunction against such consummation or damages which would constitute a Material Adverse Change.

                           (e) Material Adverse Change. There shall not have
occurred a Material Adverse Change.

                           (f) Liens. With the exception of the Security
Interest of IBMCC as disclosed in the Disclosure Letter, in all instances and respects Parent (or the applicable Parent Subsidiaries as the case may be) shall hold all shares of stock in all Parent Subsidiaries free and clear of any restrictions, liens, claims and encumbrances whatsoever.

                           (g) Tax Consolidation. Each of the Parent
Subsidiaries shall be, and shall have been at all times from the date hereof to the Parent Effective Time, a member of the consolidated group of companies of which Parent is the common parent for Federal income tax purposes, it being understood that compliance with Section 6.1(g)(iii) and (iv) will (for purposes only of Sub Stock Rights) be deemed to satisfy this subparagraph (g).

                           (h) Employment Agreements. The employees of Sub
previously identified in writing by Purchaser shall be employees of Sub and shall have entered into employment agreements on terms and conditions previously identified in writing by Purchaser to Parent and Sub, and such employment agreements shall be in full force and effect.

                           (i) Letter from Auditors. Purchaser shall have
received a letter (the "Agreed Upon Procedures Letter") from Parent's independent certified public accountants substantially in the form previously agreed by Purchaser, Parent and Sub.

                           (j) Stock Issuance, etc. Neither Parent, Sub nor any
Parent Subsidiary shall (I) after the date of this Agreement have granted, amended or modified any Stock Rights (except as required pursuant to Section 6.1(g)(iii) or (iv)) or issued any capital stock (except, in the case of Parent, but not Sub, upon the exercise of Stock Rights outstanding as of the date of this Agreement), or (II) after December 1, 1997 have purchased or otherwise acquired any shares of common stock of Sub for a per share price in excess of the Sub Share Conversion Price.

                           (k) Stock Rights. There shall be outstanding no Stock
Right which by its terms does not either terminate upon the completion of the Sub Merger or the Parent Merger or convert into the right to receive only the Sub Option Conversion Price or the Parent Option Conversion Price, as the case may be.

                           (l) Dividends, etc. After the date of this Agreement,
neither Parent nor Sub shall have declared, set aside or paid any dividend or distribution with respect to its capital stock (whether in cash or in kind), or shall have redeemed, repurchased or otherwise acquired any of its capital stock or, except as required by this Agreement, any Stock Rights.

                           (m) XLSource Transition. Those portions of the
XLSource Transition Plan to have been implemented prior to the Sub Effective Time shall have been implemented on a timely basis in all material respects, and there shall not have occurred a material adverse effect on the ability of Parent or any Parent Subsidiary to implement the XLSource Transition Plan on a timely basis.

                  7.3 Conditions to Obligations of Parent. The obligation of Parent to consummate the Parent Merger and of Parent and Sub to consummate the Sub Merger is further subject to the fulfillment of the following conditions, which may be waived by Parent and Sub:

                           (a) Compliance. Purchaser, Acquisition Sub One and
Acquisition Sub Two each shall have performed and complied with, in all material respects, all obligations and covenants required to be performed or completed with by it under this Agreement at or prior to the Sub Effective Time or Parent Effective Time, as applicable, and Purchaser shall have delivered to Parent and Sub a certificate of an officer of Purchaser so certifying.

                           (b) Representations. Each of the representations and
warranties of Purchaser, Acquisition Sub One and Acquisition Sub Two made in this Agreement shall be true and correct in all material respects as of the date when made and shall be deemed to be made again at and as of the Sub Closing and the Parent Closing and shall then be true and correct in all material respects, except to the extent changes are required, permitted or contemplated pursuant to this Agreement, and Purchaser shall have delivered to Parent and Sub a certificate of an officer of Purchaser so certifying.

                           (c) Opinion of Counsel. Parent shall have received an
opinion of counsel to Purchaser in form and substance substantially the same as previously agreed by Purchaser, Parent and Sub.


                                  ARTICLE VIII

                                   Termination

                  8.1 Termination by Mutual Consent. This Agreement may be terminated and the Sub Merger and the Parent Merger may be abandoned at any time prior to consummation thereof, before or after the approval by the stockholders of Parent or Sub, by the written mutual consent of Purchaser, Sub and Parent.

                  8.2 Termination by Purchaser, Sub or Parent. This Agreement may be terminated and the Merger may be abandoned by Purchaser, Sub or Parent if
(i) the Sub Merger or the Parent Merger shall not have been consummated by July 31, 1998 (unless the failure to consummate by such date is due to the wrongful action or failure to act of the party seeking to terminate), or (ii) the stockholders of Parent disapprove the Parent Merger at the Parent Stockholder Meeting, or (iii) any Order shall have become final and non-appealable.

                  8.3 Termination by Purchaser. This Agreement may be terminated by Purchaser and the Sub Merger and the Parent Merger may be abandoned at any time prior to consummation thereof, before or after the approval by stockholders of Parent or Sub if (a) the Parent Board shall have withdrawn or modified in a manner adverse to Purchaser its approval or recommendation of this Agreement, or the Parent Board, upon request by Purchaser, shall fail to reaffirm its approval or recommendation, or shall have resolved to do any of the foregoing, or at the Sub Stockholders' Meeting all shares of Sub Common Stock owned directly or indirectly by Parent shall not have been voted in favor of the Sub Merger and in favor of the amendment to Sub's Articles of Incorporation described in Section 5.1(z) hereof; or (b) Parent shall have failed to perform in any material way any of its covenants under this Agreement in a manner so as not to satisfy the condition to closing in Section 7.2(a), which failure to perform is incapable of being cured or has not been cured within twenty (20) days after the giving of notice thereof to Parent; or (c) Parent shall have breached any of its representations or warranties in any material respect in a manner so as not to satisfy the condition to closing in Section 7.2(b), which breach is incapable of being cured or has not been cured within twenty (20) days after the giving of notice thereof to Parent; or (d) the Board of Directors of Sub, or the Independent Committee thereof, shall have withdrawn or modified in a manner adverse to Purchaser its approval or recommendation of this Agreement, or the Board of Directors of Sub, or the Independent Committee thereof, upon request by Purchaser, shall fail to reaffirm its approval or recommendation, or shall have resolved to do any of the foregoing; or (e) Sub shall have failed to perform in any material way any of its covenants under this Agreement in a manner so as not to satisfy the condition to closing in Section 7.2(a), which failure to perform is incapable of being cured or has not been cured within twenty (20) days after the giving of notice thereof to Sub; or (f) Sub shall have breached any of its representations or warranties in any material respect in a manner so as not to satisfy the condition to closing in Section 7.2(b), which breach is incapable of being cured or has not been cured within twenty (20) days after the giving of notice thereof to Sub.

                  8.4 Termination by the Parent. This Agreement may be terminated by Parent and the Sub Merger and the Parent Merger may be abandoned at any time (i) prior to the consummation thereof, before or after the approval by stockholders of Parent or Sub, by action of the Parent Board if the Parent Board receives an unsolicited written offer with respect to a Superior Proposal, or if an unsolicited tender or exchange offer for the Parent Shares (with respect to a Superior Proposal) is commenced, and the Parent Board determines to accept such Superior Proposal or recommend that its shareholders accept such tender or exchange offer, but only after the Parent Board has been advised by counsel that approval, acceptance or recommendation of such transaction is necessary in order for the Parent Board to act in a manner consistent with its fiduciary obligations under applicable law, in accordance with clause "(y)" of
Section 6.1(b)(2) provided that Parent has complied with all provisions thereof, including the notice provisions therein, and that Parent and Sub comply with applicable requirements relating to the payment (including the timing of any payment) of the Termination Fee, or (ii) before the Parent Effective Time, if Purchaser shall have breached or failed to perform in any material way any of its representations, warranties or covenants under this Agreement which breach or failure to perform is incapable of being cured or has not been cured within twenty (20) days after the giving of notice thereof to Purchaser.

                  8.5 Termination by the Sub. This Agreement may be terminated by Sub and the Sub Merger and the Parent Merger may be abandoned at any time (i) prior to the consummation thereof, before or after the approval by stockholders of Parent or Sub, by action of the Sub Board if the Sub Board receives an unsolicited written offer with respect to a Superior Proposal, or if an unsolicited tender or exchange offer for the Sub Shares (with respect to a Superior Proposal) is commenced, and the Sub Board determines to accept such Superior Proposal or recommend that its shareholders accept such tender or exchange offer, but only after the Sub Board has been advised by counsel that approval, acceptance or recommendation of such transaction is necessary in order for the Sub Board to act in a manner consistent with its fiduciary obligations under applicable law, in accordance with clause "(y)" of Section 6.1(b)(2) provided that Sub has complied with all provisions thereof, including the notice provisions therein, and that Parent and Sub comply with applicable requirements relating to the payment (including the timing of any payment) of the Termination Fee, or (ii) before the Sub Effective Time, if Purchaser shall have breached or failed to perform in any material way any of its representations, warranties or covenants under this Agreement in a manner so as not to satisfy the condition to closing in Section 7.3(a) or (b) which breach or failure to perform is incapable of being cured or has not been cured within twenty (20) days after the giving of notice thereof to Purchaser.

                  8.6 Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the Merger pursuant to this
Article 8, no party thereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except as provided in Sections 9.1 and 9.2. No termination of this Agreement shall result in the termination of the obligations of the parties under Sections 5.1(k), 5.2(f), 6.2(a) or 9.1.

                                   ARTICLE IX

                            Miscellaneous and General

                  9.1 Payment of Expenses.

                           (a) Except as set forth in subsection (b) below,
whether or not the Merger shall be consummated, each Party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the Merger, except that and provided the Merger is consummated, the expenses of Sub shall be borne by Parent.

                           (b) In the event that this Agreement is terminated by
Purchaser pursuant to Section 8.3(a), (b), (d) or (e), Parent and Sub shall pay Purchaser an aggregate fee equal to $12,300,000 (the "Termination Fee"), payable by wire transfer in immediately available funds, within one (1) business day of the date of such termination in the respective proportions set forth below, and such payment shall constitute Purchaser's and its affiliates' exclusive remedy and be a limit on any damages to which Purchaser and such affiliates may be entitled for any loss or injury incurred with respect to any such termination. In the event that this Agreement is terminated by Purchaser pursuant to Section 8.3(c) or (f), and if the applicable breach of representation by Parent or Sub was intentional, reckless or grossly negligent, Parent and Sub shall pay Purchaser the Termination Fee, payable by wire transfer in immediately available funds, within one (1) business day of the date of such termination in the respective proportions set forth below, and such payment shall constitute Purchaser's and its affiliates' exclusive remedy and be a limit on any damages to which Purchaser and such affiliates may be entitled for any loss or injury incurred with respect to any such termination. Prior to any termination of this Agreement by Parent pursuant to Section 8.4(i) or by Sub pursuant to Section 8.5(i), Parent and Sub shall pay Purchaser the Termination Fee, payable by wire transfer of immediately available funds in the respective proportions set forth below, and such payment shall constitute Purchaser's and its affiliates exclusive remedy and be a limit on any damages to which Purchaser and such affiliates may be entitled for any loss or injury incurred with respect to any such termination. Parent and Sub acknowledge that the agreements contained in this Section 9.1(b) are an integral part of the transactions contemplated by this Agreement, that Parent and Sub will derive substantial benefits from the transactions involving Sub contemplated by this Agreement, and that, without the agreements contained in this Section 9.1(b), Purchaser would not enter into this Agreement; accordingly, if Parent or Sub fails to promptly pay any amount due pursuant to this Section 9.1(b), and, in order to obtain such payment, Purchaser commences a suit which results in a judgment against Parent or Sub for the applicable portion of the Termination Fee or damages in excess thereof (to the extent permitted hereunder), Parent or Sub, as applicable, shall also pay to Purchaser its costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest on the amount of the Termination Fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made. If Purchaser terminates this Agreement pursuant to Section 8.3(a), (b), (d) or (e), or if Purchaser terminates this Agreement pursuant to Section 8.3(c) or (f) and is entitled to be paid the Termination Fee, or if Parent terminates this Agreement pursuant to Section 8.4(i), or if Sub terminates this Agreement pursuant to Section 8.5(i), then 80% of the Termination Fee shall be paid to Purchaser by Parent and 20% of the Termination Fee shall be paid to Purchaser by Sub. Notwithstanding the foregoing, if the breach by Parent which gave rise to the ability to terminate this Agreement under Section 8.3(b) or (c) or if the breach by Sub which gave rise to the ability to terminate this Agreement under Section 8.3(e) or (f) constituted a bad faith attempt by Parent or Sub to avoid its contractual obligations under this Agreement, nothing in this Agreement shall limit the relief (in addition to the Termination Fee) which Purchaser shall be entitled to recover under applicable law. A good faith dispute as to whether the Termination Fee is payable shall not constitute evidence of such bad faith.

                           (c) In the event that this Agreement is terminated by
Parent pursuant to Section 8.4(ii) or by Sub pursuant to Section 8.5(ii), Purchaser shall pay Parent and Sub an aggregate amount equal to the Termination Fee, payable by wire transfer in immediately available funds, within one (1) business day of the date of such termination, payable 80% to Parent and 20% to Sub, and such payment shall constitute Parent's and Sub's any of their respective affiliates' exclusive remedy and be a limit on any damages to which Parent or any such affiliate may be entitled for any loss or injury incurred with respect to any such termination or breach or failure to perform that gave rise to such termination. Notwithstanding the foregoing, if the breach by Purchaser which gave rise to the ability to terminate this Agreement under
Section 8.4(ii) or 8.5(ii) constituted a bad faith attempt by Purchaser to avoid its contractual obligations under this Agreement, nothing in this Agreement shall limit the relief (in addition to the Termination Fee) which Parent or Sub shall be entitled to recover under applicable law. A good faith dispute as to whether the Termination Fee is payable shall not constitute evidence of such bad faith. Purchaser acknowledges that the agreements contained in this Section 9.1(c) are an integral part of the transactions contemplated by this Agreement, that Purchaser will derive substantial benefits from the transactions contemplated by this Agreement, and that, without the agreements contained in this Section 9.1(c), Parent and Sub would not enter into this Agreement; accordingly, if Purchaser fails to promptly pay any amount due pursuant to this Section 9.1(c), and, in order to obtain such payment, Parent or Sub commences a suit which results in a judgment against Purchaser for the Termination Fee or damages in excess thereof (to the extent permitted hereunder), Purchaser shall also pay to Parent or Sub, as applicable, its costs and expenses (including reasonable attorneys' fees but only for the attorneys of either Parent or Sub, as the case may be, and not both) in connection with such suit, together with interest on the amount of the Termination Fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

                  9.2 Survival. The representations, warranties, agreements and covenants in this Agreement shall not survive the consummation of the Sub Merger and the Parent Merger or the termination of this Agreement unless the terms of a specific agreement or covenant specify otherwise, in which case it shall survive in accordance with its terms. Without limiting the foregoing, the provisions of
Section 6.2(f) shall survive the consummation of the Sub Merger and the Parent Merger.

                  9.3 Cooperation. The Parties will cooperate with one another in effecting the transactions contemplated hereby, in the making of all necessary governmental filings (including, without limitation, filings with any applicable taxing authority) and in connection with the prosecution or defense of any investigation, claim, suit, arbitration or other proceeding brought by or against any governmental authority or other third party.

                  9.4 Modification or Amendment. Subject to the applicable provisions of the PABCL, at any time prior to the Parent Effective Time or Sub Effective Time, as applicable, the Parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective Parties.

                  9.5 Waiver of Conditions. The conditions to each of the Parties' obligations to consummate the transactions contemplated hereby are for the sole benefit of such Party and may be waived by such Party in whole or in part to the extent permitted hereby and by applicable law.

                  9.6 Counterparts and Facsimile Signatures. For the convenience of the Parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Execution of this Agreement may be made by facsimile signature which, for all purposes, shall be deemed to be an original signature.

                  9.7 GOVERNING LAW; JURISDICTION; AND SERVICE OF PROCESS. EXCEPT AS EXPRESSLY SET FORTH BELOW, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER

APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. IN ADDITION, EACH OF THE PARENT, THE PURCHASER AND ACQUISITION SUB HEREBY AGREE THAT ANY DISPUTE ARISING OUT OF THIS AGREEMENT OR THE MERGER SHALL BE HEARD IN THE COURT OF COMMON PLEAS, COUNTY OF CHESTER, OF THE COMMONWEALTH OF PENNSYLVANIA, OR IN THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA AND, IN CONNECTION THEREWITH, EACH PARTY TO THIS AGREEMENT HEREBY CONSENTS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ANY SERVICE OF PROCESS IN CONNECTION WITH ANY DISPUTE ARISING OUT OF THIS AGREEMENT OR THE MERGER MAY BE GIVEN TO ANY OTHER PARTY HERETO BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, AT THE RESPECTIVE ADDRESSES SET FORTH IN SECTION 9.8 BELOW.

                  9.8 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and shall be deemed delivered upon receipt, if to Purchaser, Acquisition Sub One or Acquisition Sub Two, addressed to Purchaser, Acquisition Sub One or Acquisition Sub Two, as the case may be, Attention: Barry D. Romeril, P.O. Box 1600, 800 Long Ridge Road, Stamford, CT 06904, facsimile: (203) 968-3633 (with a copy to Attention: Richard S. Paul, facsimile: (203) 968-3446; and with a copy to Nixon, Hargrave, Devans & Doyle LLP, 437 Madison Avenue, New York, NY 10022-7001, Attention: Richard F. Langan, Esq., facsimile (212) 940-3111); and if to the Parent, addressed to the Parent c/o Pepper Hamilton LLP, 3000 Two Logan Square, Philadelphia, Pennsylvania 19103-2799, Attention Barry M. Abelson, facsimile (215) 981-4750 (with a copy to Pepper Hamilton LLP, 3000 Two Logan Square, Philadelphia, PA 19103-2799, Attention: Elam M. Hitchner, III, Esq., facsimile (215) 981-4750); and if to the Sub, addressed to the Sub at 411 Eagleview Boulevard, Exton, Pennsylvania 19341, Attention: Timothy W. Wallace, facsimile (610) 458-6530 (with a copy to McCausland, Keen & Buckman, Radnor Court, 259 Radnor-Chester Road, Suite 160, Radnor, Pennsylvania 19087-5240, Attention Robert H. Young, facsimile (610) 341-1099); or to such other Persons or addresses as may be designated in writing by the party to receive such notice.

                  9.9 Entire Agreement, etc. This Agreement (including any schedules, exhibits or Annexes hereto) and the Confidentiality Agreement (i) constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral among the parties, with respect to the subject matter hereof, (ii) shall not be assignable by operation of law or otherwise and are not intended to create any obligations to, or rights in respect of, any Persons other than the parties hereto; provided, however, Purchaser may cause Acquisition Sub One and/or Acquisition Sub Two to assign its rights and obligations hereunder to Purchaser or any other wholly-owned subsidiary of Purchaser, but no such assignment shall relieve Purchaser, Acquisition Sub One and Acquisition Sub Two of their obligations hereunder.

                  9.10 Obligation of Purchaser. Whenever this Agreement requires Acquisition Sub One or Acquisition Sub Two to take any action (including, without limitation, the making of payment for the Parent Shares or the Sub Shares), such requirement shall be deemed to include an undertaking on the part of Purchaser to cause Acquisition Sub One and/or Acquisition Sub Two to take such action.

                  9.11 Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

                  9.12 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, irreparable damage would occur, no adequate remedy at law would exist, and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                  9.13 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect except to the extent that the enforcement of such remaining provisions would be inequitable.

                  9.14 Certain Definitions. (a) As used herein, the term "knowledge" of a particular Person shall mean the actual knowledge of any such individual or the actual knowledge of the executive officers (which, or purposes hereof, shall mean those individuals who are required to file reports under
Section 16(a) of the Exchange Act) of any Person which is a corporation or other entity.

                  (b) As used in this Agreement, the following terms shall have the meanings set forth below:

                  "Acquisition Agreement" is defined in Section 6.1(b)(2).

                  "Acquisition Proposal" is defined in Section 6.1(b)(1).

                  "Acquisition Sub One" means TDC Subsidiary Corporation, a Pennsylvania corporation.

                  "Acquisition Sub Two" means TDC Two Subsidiary Corporation, a Pennsylvania corporation.

                  "Agreed Upon Procedures Letter" is defined in Section 7.2(j).

                  "Auditors" is defined in Section 7.2(j).

                  "Confidentiality Agreement" is defined in Section 6.2(a).

                  "D & O Insurance" is defined in Section 6.2(f)(iv).

                  "Disclosure Letter" is defined in Section 5.1.

                  "Employee Benefit Plans" is defined in Section 5.1(r)(II).

                  "Environmental Laws" is defined in Section 5.1(o).

                  "ERISA" is defined in Section 5.1(r)(II).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "GAAP" is defined in Section 5.1(f).

                  "HSR Act" is defined in Section 5.1(d).

                  "IBMCC" is defined in Section 6.1(i).

                  "Indemnification Agreements" is defined in Section 6.2(f)(i).

                  "Indemnified Parties" is defined in Section 6.2(f)(i).

                  "Independent Committee" means the Independent Committee of the Sub Board.

                  "Intellectual Property" is defined in Section 5.1(q).

                  "IRC" is defined in Section 5.1(r)(IV).

                  "January 1998 Financial Statements" is defined in Section 7.2(j).

                  "Lazard" is defined in Section 5.1(k).

                  "Material Adverse Change" means a material adverse effect on the assets, property, prospects, business condition (financial or otherwise) or results of operations of either Parent and the Parent Subsidiaries (including Sub and the Sub Subsidiaries) taken as a whole or Sub and the Sub Subsidiaries taken as a whole, or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Whenever a representation, warranty, covenant, agreement or condition involves a determination as to whether there has been a Material Adverse Change, the market price of Parent Common Stock and Sub Common Stock on NASDAQ shall not constitute evidence as to whether or not a Material Adverse Change has occurred.


                  "Maximum Premium" is defined in Section 6.2(f)(iv).

                  "Montgomery" is defined in Section 5.1(k).

                  "Most Recent Financial Statements" is defined in
Section 7.2(j).

                  "NASDAQ" is defined in Section 6.1(d).

                  "Order" is defined in Section 7.1(d).

                  "PABCL" is defined in Section 1.1.

                  "Parent" means Intelligent Electronics, Inc., a Pennsylvania corporation.

                  "Parent Articles of Merger" is defined in Section 2.8.

                  "Parent Board" is defined in the recitals.

                  "Parent Closing" is defined in Section 2.7.

                  "Parent Common Stock" is defined in Section 5.1(b)(I).

                  "Parent Dissenting Shares" is defined in Section 2.9.

                  "Parent Effective Time" is defined in Section 2.8.

                  "Parent Fairness Opinion" is defined in Section 5.1(l).

                  "Parent Merger" is defined in the recitals.

                  "Parent Most Recent Quarter End" is defined in Section 5.1(f)(I).

                  "Parent Option Conversion Price" is defined in Section 2.4.

                  "Parent Options" is defined in Section 2.2(ii).

                  "Parent-Owned Sub Shares" is defined in Section 1.2(i).

                  "Parent Preferred Stock" is defined in Section 5.1(b).

                  "Parent Share Conversion Price" is defined in Section 2.3.

                  "Parent Shares" is defined in Section 2.2(i).

                  "Parent Subsidiaries" is defined in Section 5.1(a).

                  "Parent Surviving Corporation" is defined in Section 2.1.

                  "Parent 10-K" is defined in Section 5.1(f)(I).

                  "Parent 10-Q" is defined in Section 5.1(f)(I).

                  "Party" is defined in the introduction.

                  "Paying Agent" is defined in Section 1.5.

                  "Payment Funds" is defined in Section 5.2(e).

                  "Permits" is defined in Section 5.1(a).

                  "Person" means an individual, a partnership (general or limited), a joint venture, a corporation, a trust, an unincorporated organization, a limited liability company, a group and a government or other department or agency thereof.

                  "Proxy Statement" is defined in Section 6.1(c).

                  "Public Reports" is defined in Section 5.1(e).

                  "Purchaser" means Xerox Corporation, a New York corporation.

                  "Purchaser Companies" means Purchaser and all direct and indirect subsidiaries thereof.

                  "Rights Agreement" means the Rights Agreement dated as of March 22, 1996 between Parent and Chemical Mellon Shareholder Services L.L.C.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Security Interest" is defined in Section 5.1(d).

                  "Stock Rights" is defined in Section 5.1(b)(I).

                  "Stockholders Meeting" is defined in Section 6.1(c).

                  "Sub" means XLConnect Solutions, Inc., a Pennsylvania corporation.

                  "Sub Articles of Merger" is defined in Section 1.8.

                  "Sub Board" is defined in the recitals.

                  "Sub Closing" is defined in Section 1.7.

                  "Sub Common Stock" is defined in Section 5.1(b)(II).

                  "Sub Dissenting Shares" is defined in Section 1.9.

                  "Sub Effective Time" is defined in Section 1.8.

                  "Sub Fairness Opinion" is defined in Section 5.1(l).

                  "Sub Merger" is defined in the recitals.

                  "Sub Most Recent Quarter End" is defined in Section
5.1(f)(II).


                  "Sub Option Conversion Price" is defined in Section 1.4.

                  "Sub Options" is defined in Section 1.2(ii).

                  "Sub Plan" is defined in Section 5.1(r)(I).

                  "Sub Preferred Stock " is defined in Section 5.1(b)(II).

                  "Sub Share Conversion Price" is defined in Section 1.3.

                  "Sub Shares" is defined in Section 1.2(i).

                  "Sub Subsidiaries" means all direct and indirect subsidiaries of Sub.

                  "Sub Surviving Corporation" is defined in Section 1.1.

                  "Sub 10-K" is defined in Section 5.1(f)(II).

                  "Sub 10-Q" is defined in Section 5.1(f)(II).

                  "Superior Proposal" is defined in Section 6.1(b)(2).

                  "Takeover Statutes" is defined in Section 6.1(f).

                  "Taxes" is defined in Section 5.1(j)(I).

                  "Termination Fee" is defined in Section 9.1(b).

                  "XLC Plan" is defined in Section 6.1(g)(iii).

                  "XLSource Transition Plan" means the plan Parent has previously delivered to Purchaser regarding the pending transition of certain business of XLSource, Inc.

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.


                                      INTELLIGENT ELECTRONICS, INC.


                                      By: /s/ Richard D. Sanford
                                          --------------------------
                                          Title: Chairman and CEO


                                      XLCONNECT SOLUTIONS, INC.

                                      By: /s/ Richard D. Sanford
                                          --------------------------
                                          Title: Chairman



                                      XEROX CORPORATION

                                      By: /s/ W. F. Buehler
                                          --------------------------
                                          Title: Executive Vice President



                                      TDC SUBSIDIARY CORPORATION


                                      By: /s/ Charles P. Gilliam
                                          --------------------------
                                          Title: President


                                      TDC TWO SUBSIDIARY CORPORATION

                                      By: /s/ Charles P. Gilliam
                                          --------------------------
                                         /s/ Charles P. Gilliam
                                             Title: President

                                                                    APPENDIX B


               [Letterhead of NationsBanc Montgomery Securities]

March 2, 1998

Independent Committee of the Board of Directors
XLConnect Solutions, Inc.
One Rosemont Business Campus, Suite 301
919 Conestoga Road
Rosemont, PA 19010

Ladies and Gentlemen:

         We understand that Xerox Corporation, a New York corporation ("Buyer"), TDC Subsidiary Corporation, a Pennsylvania corporation and a wholly-owned subsidiary of Buyer ("Acquisition Sub One"), TDC Two Subsidiary Corporation, a Pennsylvania corporation and a wholly-owned subsidiary of Buyer ("Acquisition Sub Two"), Intelligent Electronics, Inc., a Pennsylvania corporation ("IE"), and XLConnect Solutions, Inc., a Pennsylvania corporation ("Seller"), propose to enter into an Agreement and Plan of Merger, a draft of which, dated February 17, 1998, has been provided to us by management of Seller (the "Merger Agreement"), pursuant to which (i) Seller will be merged with and into Acquisition Sub One, with Seller as the surviving entity (the "Merger"), and (ii) IE will be merged with and into Acquisition Sub Two, with IE as the surviving entity. Pursuant to the Merger, as more fully described in the Merger Agreement and as further described to us by management of Seller, we understand that each outstanding share of the common stock, $0.01 par value per share ("Seller Common Stock"), of Seller, other than the shares of Seller Common Stock owned directly or indirectly by IE, will be converted into and exchangeable for $20.00 (the "Consideration"). The terms and conditions of the Merger are set forth in more detail in the Merger Agreement.

         You have asked for our opinion as investment bankers as to whether the Consideration to be received by the holders of Seller Common Stock (other than the Seller Common Stock owned directly or indirectly by IE) pursuant to the Merger is fair to such shareholders from a financial point of view, as of the date hereof. As you are aware, we were not retained to nor did we advise Seller with respect to alternatives to the Merger or Seller's underlying decision to proceed with or effect the Merger. Further, we were not requested to nor did we solicit or assist Seller in soliciting indications of interest from third parties for all or any part of Seller.

         In connection with our opinion, we have, among other things: (i) reviewed publicly available financial and other data with respect to Seller, including the consolidated financial statements for recent years and interim periods to September 30,

INDEPENDENT COMMITTEE OF THE BOARD OF DIRECTORS
XL CONNECT SOLUTIONS, INC.
MARCH 2, 1998
PAGE TWO


1997, and certain other relevant financial and operating data relating to Seller made available to us from published sources and from the internal records of Seller; (ii) reviewed the financial terms and conditions of the February 17, 1998 draft of the Merger Agreement; (iii) reviewed certain publicly available information concerning the trading of, and the trading market for, Seller Common Stock; (iv) compared Seller from a financial point of view with certain other companies in the general information technology services industry which we deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the general information technology services industry which we deemed to be comparable, in whole or in part, to the Merger; (vi) reviewed and discussed with representatives of the management of Seller certain information of a business and financial nature regarding Seller, furnished to us by them, including financial forecasts and related assumptions of Seller; (vii) made inquiries regarding and discussed the Merger and the Merger Agreement and other matters related thereto with Seller's counsel; and (viii) performed such other analyses and examinations as we have deemed appropriate.

         In connection with our review, we have not assumed any obligation independently to verify the foregoing information and have relied on its being accurate and complete in all material respects. With respect to the financial forecasts for Seller provided to us by management of Seller, upon their advice and with your consent we have assumed for purposes of our opinion that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of Seller's management at the time of preparation as to the future financial performance of Seller and that they provide a reasonable basis upon which we can form our opinion. We have also assumed that there have been no material changes in Seller's assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to us. We have relied on advice of counsel and independent accountants to Seller as to all legal and financial reporting matters with respect to Seller, the Merger and the Merger Agreement. We have assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Exchange Act of 1934 and all other applicable federal and state statutes, rules and regulations. In addition, we have not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Seller, nor have we been furnished with any such appraisals. Finally, our opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to us as of, the date hereof. Accordingly, although subsequent developments may affect this opinion, we have not assumed any obligation to update, revise or reaffirm this opinion.

INDEPENDENT COMMITTEE OF THE BOARD OF DIRECTORS
XL CONNECT SOLUTIONS, INC.
MARCH 2, 1998
PAGE THREE



         We have further assumed with your consent that the Merger will be consummated in accordance with the terms described in the Merger Agreement, without any further amendments thereto, and without waiver by Seller of any of the conditions to its obligations thereunder.

         We have acted as financial advisor to Seller in connection with the Merger and will receive a fee for our services, including rendering this opinion. In the ordinary course of our business, we actively trade the equity securities of Seller for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. We have also acted as an underwriter in connection with the initial public offering of Seller Common Stock and performed various investment banking services for Seller.

         Based upon the foregoing and in reliance thereon, it is our opinion as investment bankers that the Consideration to be received by the holders of Seller Common Stock (other than Seller Common Stock owned directly or indirectly by IE) pursuant to the Merger is fair to such shareholders from a financial point of view, as of the date hereof.

         This opinion is directed to the Independent Committee of the Board of Directors of Seller in its consideration of the Merger and is not a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger. Further, this opinion addresses only the financial fairness of the Consideration to be received by the holders of Seller Common Stock (other than shares of Seller Common Stock owned directly or indirectly by IE) and does not address the relative merits of the Merger and any alternatives to the Merger, Seller's underlying decision to proceed with or affect the Merger or any other aspect of the Merger. Seller is authorized to disclose in full and refer to this opinion in any information statement or proxy statement prepared in connection with the Merger, provided that we expressly approve all statements in such documents relating to this opinion. Seller may not disclose, quote, use or refer to this opinion in any manner for any other purpose without our express prior written consent.

                                  Very truly yours,


                                  /s/ NationsBanc Montgomery Securities LLC

                                                                      APPENDIX C
 15 Pa.C.S.A. Section 1571

       PURDON'S PENNSYLVANIA STATUTES AND CONSOLIDATED STATUTES ANNOTATED
              PURDON'S PENNSYLVANIA CONSOLIDATED STATUTES ANNOTATED
             TITLE 15. CORPORATIONS AND UNINCORPORATED ASSOCIATIONS
                              PART II. CORPORATIONS
                        SUBPART B. BUSINESS CORPORATIONS
               ARTICLE B. DOMESTIC BUSINESS CORPORATIONS GENERALLY
               CHAPTER 15. CORPORATE POWERS, DUTIES AND SAFEGUARDS
                         SUBCHAPTER D. DISSENTERS RIGHTS


          Current through Act 1997-50

1571 Application and effect of subchapter.--

 (a) General rule.--Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

Section 1906(c) (relating to dissenters rights upon special treatment).

Section 1930 (relating to dissenters rights).

Section 1931(d) (relating to dissenters rights in share exchanges).

Section 1932(c) (relating to dissenters rights in asset transfers).

Section 1952(d) (relating to dissenters rights in division).

Section 1962(c) (relating to dissenters rights in conversion).

Section 2104(b) (relating to procedure).

Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

Section 2325(b) (relating to minimum vote requirement).

Section 2704(c) (relating to dissenters rights upon election).

Section 2705(d) (relating to dissenters rights upon renewal of election).

  Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).

  Section 7104(b)(3) (relating to procedure).

 (b) Exceptions.--

  (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

   (i) listed on a national securities exchange;  or

   (ii) held of record by more than 2,000 shareholders;

 shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

  (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

   (i) Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

   (ii) Shares of any preferred or special class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.

   (iii) Shares entitled to dissenters rights under section 1906(c) (relating to dissenters rights upon special treatment).

  (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

 (c) Grant of optional dissenters rights.--The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholder to dissenters rights.

 (d) Notice of dissenters rights.--Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

  (1) A statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

  (2) A copy of this subchapter.

 (e) Other statutes.--The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

 (f) Certain provisions of articles ineffective.--This subchapter may not be relaxed by any provision of the articles.

 (g) Cross references.--See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

15 Pa.C.S.A. Section 1572

       PURDON'S PENNSYLVANIA STATUTES AND CONSOLIDATED STATUTES ANNOTATED
              PURDON'S PENNSYLVANIA CONSOLIDATED STATUTES ANNOTATED
             TITLE 15. CORPORATIONS AND UNINCORPORATED ASSOCIATIONS
                              PART II. CORPORATIONS
                        SUBPART B. BUSINESS CORPORATIONS
               ARTICLE B. DOMESTIC BUSINESS CORPORATIONS GENERALLY
               CHAPTER 15. CORPORATE POWERS, DUTIES AND SAFEGUARDS
                         SUBCHAPTER D. DISSENTERS RIGHTS


                      Current through Act 1997-50

1572 Definitions.--

 The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

 "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

 "Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

 "Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

 "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.

15 Pa.C.S.A. Section 1573

       PURDON'S PENNSYLVANIA STATUTES AND CONSOLIDATED STATUTES ANNOTATED
              PURDON'S PENNSYLVANIA CONSOLIDATED STATUTES ANNOTATED
             TITLE 15. CORPORATIONS AND UNINCORPORATED ASSOCIATIONS
                              PART II. CORPORATIONS
                        SUBPART B. BUSINESS CORPORATIONS
               ARTICLE B. DOMESTIC BUSINESS CORPORATIONS GENERALLY
               CHAPTER 15. CORPORATE POWERS, DUTIES AND SAFEGUARDS
                         SUBCHAPTER D. DISSENTERS RIGHTS


                      Current through Act 1997-50

1573 Record and beneficial holders and owners.--

 (a) Record holders of shares.--A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

 (b) Beneficial owners of shares.--A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

15 Pa.C.S.A. Section 1574

       PURDON'S PENNSYLVANIA STATUTES AND CONSOLIDATED STATUTES ANNOTATED
              PURDON'S PENNSYLVANIA CONSOLIDATED STATUTES ANNOTATED
             TITLE 15. CORPORATIONS AND UNINCORPORATED ASSOCIATIONS
                              PART II. CORPORATIONS
                        SUBPART B. BUSINESS CORPORATIONS
               ARTICLE B. DOMESTIC BUSINESS CORPORATIONS GENERALLY
               CHAPTER 15. CORPORATE POWERS, DUTIES AND SAFEGUARDS
                         SUBCHAPTER D. DISSENTERS RIGHTS


                Current through Act 1997-50

1574 Notice of intention to dissent.--

 If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

 15 Pa.C.S.A. Section 1575

       PURDON'S PENNSYLVANIA STATUTES AND CONSOLIDATED STATUTES ANNOTATED
              PURDON'S PENNSYLVANIA CONSOLIDATED STATUTES ANNOTATED
             TITLE 15. CORPORATIONS AND UNINCORPORATED ASSOCIATIONS
                              PART II. CORPORATIONS
                        SUBPART B. BUSINESS CORPORATIONS
               ARTICLE B. DOMESTIC BUSINESS CORPORATIONS GENERALLY
               CHAPTER 15. CORPORATE POWERS, DUTIES AND SAFEGUARDS
                         SUBCHAPTER D. DISSENTERS RIGHTS


                Current through Act 1997-50

1575 Notice to demand payment.--

 (a) General rule.--If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

  (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

  (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

  (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

  (4) Be accompanied by a copy of this subchapter.

 (b) Time for receipt of demand for payment.--The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

 15 Pa.C.S.A. Section 1576

       PURDON'S PENNSYLVANIA STATUTES AND CONSOLIDATED STATUTES ANNOTATED
              PURDON'S PENNSYLVANIA CONSOLIDATED STATUTES ANNOTATED
             TITLE 15. CORPORATIONS AND UNINCORPORATED ASSOCIATIONS
                              PART II. CORPORATIONS
                        SUBPART B. BUSINESS CORPORATIONS
               ARTICLE B. DOMESTIC BUSINESS CORPORATIONS GENERALLY
               CHAPTER 15. CORPORATE POWERS, DUTIES AND SAFEGUARDS
                         SUBCHAPTER D. DISSENTERS RIGHTS


               Current through Act 1997-50

1576 Failure to comply with notice to demand payment, etc.--

 (a) Effect of failure of shareholder to act.--A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

 (b) Restriction on uncertificated shares.--If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

 (c) Rights retained by shareholder.--The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

15 Pa.C.S.A. Section 1577

       PURDON'S PENNSYLVANIA STATUTES AND CONSOLIDATED STATUTES ANNOTATED
              PURDON'S PENNSYLVANIA CONSOLIDATED STATUTES ANNOTATED
             TITLE 15. CORPORATIONS AND UNINCORPORATED ASSOCIATIONS
                              PART II. CORPORATIONS
                        SUBPART B. BUSINESS CORPORATIONS
               ARTICLE B. DOMESTIC BUSINESS CORPORATIONS GENERALLY
               CHAPTER 15. CORPORATE POWERS, DUTIES AND SAFEGUARDS
                         SUBCHAPTER D. DISSENTERS RIGHTS


               Current through Act 1997-50

1577 Release of restrictions or payment for shares.--

 (a) Failure to effectuate corporate action.--Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

 (b) Renewal of notice to demand payment.--When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

 (c) Payment of fair value of shares.--Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

  (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

  (2) A statement of the corporation's estimate of the fair value of the shares.

  (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

 (d) Failure to make payment.--If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

15 Pa.C.S.A. Section 1578

       PURDON'S PENNSYLVANIA STATUTES AND CONSOLIDATED STATUTES ANNOTATED
              PURDON'S PENNSYLVANIA CONSOLIDATED STATUTES ANNOTATED
             TITLE 15. CORPORATIONS AND UNINCORPORATED ASSOCIATIONS
                              PART II. CORPORATIONS
                        SUBPART B. BUSINESS CORPORATIONS
               ARTICLE B. DOMESTIC BUSINESS CORPORATIONS GENERALLY
               CHAPTER 15. CORPORATE POWERS, DUTIES AND SAFEGUARDS
                         SUBCHAPTER D. DISSENTERS RIGHTS


             Current through Act 1997-50

1578 Estimate by dissenter of fair value of shares.--

 (a) General rule.--If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

 (b) Effect of failure to file estimate.--Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

15 Pa.C.S.A. Section 1579

       PURDON'S PENNSYLVANIA STATUTES AND CONSOLIDATED STATUTES ANNOTATED
              PURDON'S PENNSYLVANIA CONSOLIDATED STATUTES ANNOTATED
             TITLE 15. CORPORATIONS AND UNINCORPORATED ASSOCIATIONS
                              PART II. CORPORATIONS
                        SUBPART B. BUSINESS CORPORATIONS
               ARTICLE B. DOMESTIC BUSINESS CORPORATIONS GENERALLY
               CHAPTER 15. CORPORATE POWERS, DUTIES AND SAFEGUARDS
                         SUBCHAPTER D. DISSENTERS RIGHTS


           Current through Act 1997-50

1579 Valuation proceedings generally.--

 (a) General rule.--Within 60 days after the latest of:

  (1) Effectuation of the proposed corporate action;

  (2) Timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or

  (3) Timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

If any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

  (b) Mandatory joinder of dissenters.--All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

  (c) Jurisdiction of the court.--The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

 (d) Measure of recovery.--Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

 (e) Effect of corporation's failure to file application.--If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

15 Pa.C.S.A. Section 1580

       PURDON'S PENNSYLVANIA STATUTES AND CONSOLIDATED STATUTES ANNOTATED
              PURDON'S PENNSYLVANIA CONSOLIDATED STATUTES ANNOTATED
             TITLE 15. CORPORATIONS AND UNINCORPORATED ASSOCIATIONS
                              PART II. CORPORATIONS
                        SUBPART B. BUSINESS CORPORATIONS
               ARTICLE B. DOMESTIC BUSINESS CORPORATIONS GENERALLY
               CHAPTER 15. CORPORATE POWERS, DUTIES AND SAFEGUARDS
                         SUBCHAPTER D. DISSENTERS RIGHTS


             Current through Act 1997-50

1580 Costs and expenses of valuation proceedings.--

(a) General rule.--The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

 (b) Assessment of counsel fees and expert fees where lack of good faith appears.--Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

 (c) Award of fees for benefits to other dissenters.--If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

15 Pa.C.S.A. Section 1906

       PURDON'S PENNSYLVANIA STATUTES AND CONSOLIDATED STATUTES ANNOTATED
              PURDON'S PENNSYLVANIA CONSOLIDATED STATUTES ANNOTATED
             TITLE 15. CORPORATIONS AND UNINCORPORATED ASSOCIATIONS
                              PART II. CORPORATIONS
                        SUBPART B. BUSINESS CORPORATIONS
               ARTICLE B. DOMESTIC BUSINESS CORPORATIONS GENERALLY
                         CHAPTER 19. FUNDAMENTAL CHANGES
                      SUBCHAPTER A. PRELIMINARY PROVISIONS


              Current through Act 1997-50

1906 Special treatment of holders of shares of same class or series.--

 (a) General rule.--Except as otherwise restricted in the articles, an amendment or plan may contain a provision classifying the holders of shares of a class or series into one or more separate groups by reference to any facts or circumstances that are not manifestly unreasonable and providing mandatory treatment for shares of the class or series held by particular shareholders or groups of shareholders that differs materially from the treatment accorded other shareholders or groups of shareholders holding shares of the same class or series (including a provision modifying or rescinding rights previously created under this section) if:

  (1)(i) such provision is specifically authorized by a majority of the votes cast by all shareholders entitled to vote on the amendment or plan, as well as by a majority of the votes cast by any class or series of shares any of the shares of which are so classified into groups, whether or not such class or series would otherwise be entitled to vote on the amendment or plan; and

    (ii) the provision voted on specifically enumerates the type and extent of the special treatment authorized; or

  (2) under all the facts and circumstances, a court of competent jurisdiction finds such special treatment is undertaken in good faith, after reasonable deliberation and is in the best interest of the corporation.

 (b) Statutory voting rights upon special treatment.--Except as provided in subsection (c), if an amendment or plan contains a provision for special treatment, each group of holders of any outstanding shares of a class or series who are to receive the same special treatment under the amendment or plan shall be entitled to vote as a special class in respect to the plan regardless of any limitations stated in the articles or bylaws on the voting rights of any class or series.

 (c) Dissenters rights upon special treatment.--If any amendment or plan contains a provision for special treatment without requiring for the adoption of the amendment or plan the statutory class vote required by subsection (b), the holder of any outstanding shares the statutory class voting rights of which are so denied, who objects to the amendment or plan and complies with Subchapter D of Chapter 15 (relating to dissenters rights), shall be entitled to the rights and remedies of dissenting shareholders provided in that subchapter.

 (d) Exceptions.--This section shall not apply to:

  (1) The creation or issuance of securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights or obligations authorized by section 2513 (relating to disparate treatment of certain persons).

  (2) A provision of an amendment or plan that offers to all holders of shares of a class or series the same option to elect certain treatment.

  (3) An amendment or plan that contains an express provision that this section shall not apply or that fails to contain an express provision that this section shall apply. The shareholders of a corporation that proposes an amendment or plan to which this section is not applicable by reason of this paragraph shall have the remedies contemplated by section 1105 (relating to restriction on equitable relief).

                                                                      APPENDIX D


                  WHEREAS, the Board of Directors has determined that it is advisable and in the best interests of the shareholders of the Corporation that the Corporation amend its Articles of Incorporation to discontinue the applicability of Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law of 1988;

                  WHEREAS, the Board of Directors has determined that such amendment to the Company's Articles of Incorporation should not be made effective unless the Agreement and Plan of Merger, dated as of March 4, 1998 (the "Merger Agreement"), by and between the Xerox Corporation, TDC Subsidiary Corporation, a wholly-owned subsidiary of Xerox, TDC Two Subsidiary Corporation, a wholly-owned subsidiary of Xerox, XLConnect and Intelligent Electronics, Inc. is approved and adopted by the shareholders of the Company;

                  RESOLVED, that the Corporation's Articles of Incorporation, as amended, be amended by adding thereto the following Article:

                  "8. Control Transactions. Subchapter E - "Control Transactions" of Chapter 25 of the Pennsylvania Business Corporation Law of 1988 as existing on the date of adoption of this Article 8 or as may be thereafter amended, shall not be applicable to the Corporation."

                  RESOLVED, that the foregoing resolution be of no force and effect and that the amendment of the Articles of Incorporation of the Corporation not be made effective in the event that the Merger Agreement has not been approved and adopted by the shareholders of the Corporation.

                                                                      APPENDIX E
15 Pa.C.S.A. Section 2541

       PURDON'S PENNSYLVANIA STATUTES AND CONSOLIDATED STATUTES ANNOTATED
              PURDON'S PENNSYLVANIA CONSOLIDATED STATUTES ANNOTATED
             TITLE 15. CORPORATIONS AND UNINCORPORATED ASSOCIATIONS
                              PART II. CORPORATIONS
                        SUBPART B. BUSINESS CORPORATIONS
              ARTICLE C. DOMESTIC BUSINESS CORPORATION ANCILLARIES
                       CHAPTER 25. REGISTERED CORPORATIONS
                       SUBCHAPTER E. CONTROL TRANSACTIONS


            Current through Act 1997-50

2541 Application and effect of subchapter.--

 (a) General rule.--Except as otherwise provided in this section, this subchapter shall apply to a registered corporation unless:

  (1) the registered corporation is one described in section 2502(1)(ii) or (2) (relating to registered corporation status):

  (2) the bylaws, by amendment adopted either:

   (i) by March 23, 1984;  or

   (ii) on or after March 23, 1988, and on or before June 21, 1988;

 and, in either event, not subsequently rescinded by an article amendment, explicitly provide that this subchapter shall not be applicable to the corporation in the case of a corporation which on June 21, 1988, did not have outstanding one or more classes or series of preference shares entitled, upon the occurrence of a default in the payment of dividends or another similar contingency, to elect a majority of the members of the board of directors (a bylaw adopted on or before June 21, 1988, by a corporation excluded from the scope of this paragraph by the restriction of this paragraph relating to certain outstanding preference shares shall be ineffective unless ratified under paragraph (3));

  (3) the bylaws of which explicitly provide that this subchapter shall not be applicable to the corporation by amendment ratified by the board of directors on or after December 19, 1990, and on or before March 19, 1991, in the case of a corporation:

   (i) which on June 21, 1988, had outstanding one or more classes or series of preference shares entitled, upon the occurrence of a default in the payment of dividends or another similar contingency, to elect a majority of the members of the board of directors; and

   (ii) the bylaws of which on that date contained a provision described in paragraph (2); or

  (4) the articles explicitly provide that this subchapter shall not be applicable to the corporation by a provision included in the original articles, by an article amendment adopted prior to the date of the control transaction and prior to or on March 23, 1988, pursuant to the procedures then applicable to the corporation, or by an article amendment adopted prior to the date of the control transaction and subsequent to March 23, 1988, pursuant to both:

   (i) the procedures then applicable to the corporation;  and

   (ii) unless such proposed amendment has been approved by the board of directors of the corporation, in which event this subparagraph shall not be applicable, the affirmative vote of the shareholders entitled to cast at least 80% of the votes which all shareholders are entitled to cast thereon.

A reference in the articles or bylaws to former section 910 (relating to right of shareholders to receive payment for shares following a control transaction) of the act of May 5, 1933 (P.L. 364, No. 106), known as the Business Corporation Law of 1933, shall be a reference to this subchapter for the purposes of this section. See section 101(c) (relating to references to prior statutes).

 (b) Inadvertent transactions.--This subchapter shall not apply to any person or group that inadvertently becomes a controlling person or group if that controlling person or group, as soon as practicable, divests itself of a sufficient amount of its voting shares so that it is no longer a controlling person or group.

 (c) Certain subsidiaries.--This subchapter shall not apply to any corporation that on December 23, 1983, was a subsidiary of any other corporation.

15 Pa.C.S.A. Section 2542

       PURDON'S PENNSYLVANIA STATUTES AND CONSOLIDATED STATUTES ANNOTATED
              PURDON'S PENNSYLVANIA CONSOLIDATED STATUTES ANNOTATED
             TITLE 15. CORPORATIONS AND UNINCORPORATED ASSOCIATIONS
                              PART II. CORPORATIONS
                        SUBPART B. BUSINESS CORPORATIONS
              ARTICLE C. DOMESTIC BUSINESS CORPORATION ANCILLARIES
                       CHAPTER 25. REGISTERED CORPORATIONS
                       SUBCHAPTER E. CONTROL TRANSACTIONS


           Current through Act 1997-50

2542 Definitions.--

 The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

 "Control transaction." The acquisition by a person or group of the status of a controlling person or group.

 "Controlling person or group." A controlling person or group as defined in section 2543 (relating to controlling person or group).

 "Fair value." A value not less than the highest price paid per share by the controlling person or group at any time during the 90-day period ending on and including the date of the control transaction plus an increment representing any value, including, without limitation, any proportion of any value payable for acquisition of control of the corporation, that may not be reflected in such price.

 "Partial payment amount." The amount per share specified in section 2545(c)(2) (relating to contents of notice).

 "Subsidiary." Any corporation as to which any other corporation has or has the right to acquire, directly or indirectly, through the exercise of all warrants, options and rights and the conversion of all convertible securities, whether issued or granted by the subsidiary or otherwise, voting power over voting shares of the subsidiary that would entitle the holders thereof to cast in excess of 50% of the votes that all shareholders would be entitled to cast in the election of directors of such subsidiary, except that a subsidiary will not be deemed to cease being a subsidiary as long as such corporation remains a controlling person or group within the meaning of this subchapter.

 "Voting shares." The term shall have the meaning specified in section 2552 (relating to definitions).

15 Pa.C.S.A. Section 2543

       PURDON'S PENNSYLVANIA STATUTES AND CONSOLIDATED STATUTES ANNOTATED
              PURDON'S PENNSYLVANIA CONSOLIDATED STATUTES ANNOTATED
             TITLE 15. CORPORATIONS AND UNINCORPORATED ASSOCIATIONS
                              PART II. CORPORATIONS
                        SUBPART B. BUSINESS CORPORATIONS
              ARTICLE C. DOMESTIC BUSINESS CORPORATION ANCILLARIES
                       CHAPTER 25. REGISTERED CORPORATIONS
                       SUBCHAPTER E. CONTROL TRANSACTIONS


           Current through Act 1997-50

2543 Controlling person or group.--

 (a) General rule.--For the purpose of this subchapter, a "controlling person or group" means a person who has, or a group of persons acting in concert that has, voting power over voting shares of the registered corporation that would entitle the holders thereof to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the corporation.

 (b) Exceptions generally.--Notwithstanding subsection (a):

  (1) A person or group which would otherwise be a controlling person or group within the meaning of this section shall not be deemed a controlling person or group unless, subsequent to the later of March 23, 1988, or the date this subchapter becomes applicable to a corporation by bylaw or article amendment or otherwise, that person or group increases the percentage of outstanding voting shares of the corporation over which it has voting power to in excess of the percentage of outstanding voting shares of the corporation over which that person or group had voting power on such later date, and to at least the amount specified in subsection (a), as the result of forming or enlarging a group or acquiring, by purchase, voting power over voting shares of the corporation.

  (2) No person or group shall be deemed to be a controlling person or group at any particular time if voting power over any of the following voting shares is required to be counted at such time in order to meet the 20% minimum:

   (i) Shares which have been held continuously by a natural person since January 1, 1983, and which are held by such natural person at such time.

   (ii) Shares which are held at such time by any natural person or trust, estate, foundation or other similar entity to the extent the shares were acquired solely by gift, inheritance, bequest, devise or other testamentary distribution or series of these transactions, directly or indirectly, from a natural person who had acquired the shares prior to January 1, 1983.

   (iii) Shares which were acquired pursuant to a stock split, stock dividend, reclassification or similar recapitalization with respect to shares described under this paragraph that have been held continuously since their issuance by the corporation by the natural person or entity that acquired them from the corporation or that were acquired, directly or indirectly, from such natural person or entity, solely pursuant to a transaction or series of transactions described in subparagraph (ii), and that are held at such time by a natural person or entity described in subparagraph (ii).

   (iv) Control shares as defined in section 2562 (relating to definitions) which have not yet been accorded voting rights pursuant to section 2564(a) (relating to voting rights of shares acquired in a control-share acquisition).

   (v) Shares, the voting rights of which are attributable to a person under subsection (d) if:

      (A) the person acquired the option or conversion right directly from or made the contract, arrangement or understanding or has the relationship directly with the corporation; and

      (B) the person does not at the particular time own or otherwise effectively possess the voting rights of the shares.

   (vi) Shares acquired directly from the corporation or an affiliate or associate, as defined in section 2552 (relating to definitions), of the corporation by a person engaged in business as an underwriter of securities who acquires the shares through his participation in good faith in a firm commitment underwriting registered under the Securities Act of 1933.

  (3) In determining whether a person or group is or would be a controlling person or group at any particular time, there shall be disregarded voting power arising from a contingent right of the holders of one or more classes or series of preference shares to elect one or more members of the board of directors upon or during the continuation of a default in the payment of dividends on such shares or another similar contingency.

 (c) Certain record holders.--A person shall not be a controlling person under subsection (a) if the person holds voting power, in good faith and not for the purpose of circumventing this subchapter, as an agent, bank, broker, nominee or trustee for one or more beneficial owners who do not individually or, if they are a group acting in concert, as a group have the voting power specified in subsection (a), or who are not deemed a controlling person or group under subsection (b).

 (d) Existence of voting power.--For the purposes of this subchapter, a person has voting power over a voting share if the person has or shares, directly or indirectly, through any option, contract, arrangement, understanding, conversion right or relationship, or by acting jointly or in concert or otherwise, the power to vote, or to direct the voting of, the voting share.

15 Pa.C.S.A. Section 2544

       PURDON'S PENNSYLVANIA STATUTES AND CONSOLIDATED STATUTES ANNOTATED
              PURDON'S PENNSYLVANIA CONSOLIDATED STATUTES ANNOTATED
             TITLE 15. CORPORATIONS AND UNINCORPORATED ASSOCIATIONS
                              PART II. CORPORATIONS
                        SUBPART B. BUSINESS CORPORATIONS
              ARTICLE C. DOMESTIC BUSINESS CORPORATION ANCILLARIES
                       CHAPTER 25. REGISTERED CORPORATIONS
                       SUBCHAPTER E. CONTROL TRANSACTIONS


            Current through Act 1997-50

2544 Right of shareholders to receive payment for shares.--

 Any holder of voting shares of a registered corporation that becomes the subject of a control transaction who shall object to the transaction shall be entitled to the rights and remedies provided in this subchapter.

15 Pa.C.S.A. Section 2545

       PURDON'S PENNSYLVANIA STATUTES AND CONSOLIDATED STATUTES ANNOTATED
              PURDON'S PENNSYLVANIA CONSOLIDATED STATUTES ANNOTATED
             TITLE 15. CORPORATIONS AND UNINCORPORATED ASSOCIATIONS
                              PART II. CORPORATIONS
                        SUBPART B. BUSINESS CORPORATIONS
              ARTICLE C. DOMESTIC BUSINESS CORPORATION ANCILLARIES
                       CHAPTER 25. REGISTERED CORPORATIONS
                       SUBCHAPTER E. CONTROL TRANSACTIONS


            Current through Act 1997-50

2545 Notice to shareholders.--

 (a) General rule.--Prompt notice that a control transaction has occurred shall be given by the controlling person or group to:

  (1) Each shareholder of record of the registered corporation holding voting shares.

  (2) The court, accompanied by a petition to the court praying that the fair value of the voting shares of the corporation be determined pursuant to section 2547 (relating to valuation procedures) if the court should receive pursuant to section 2547 certificates from shareholders of the corporation or an equivalent request for transfer of uncertificated securities.

 (b) Obligations of the corporation.--If the controlling person or group so requests, the corporation shall, at the option of the corporation and at the expense of the person or group, either furnish a list of all such shareholders to the person or group or mail the notice to all such shareholders.

 (c) Contents of notice.--The notice shall state that:

  (1) All shareholders are entitled to demand that they be paid the fair value of their shares.

  (2) The minimum value the shareholder can receive under this subchapter is the highest price paid per share by the controlling person or group within the 90-day period ending on and including the date of the control transaction, and stating that value.

  (3) If the shareholder believes the fair value of his shares is higher, that this subchapter provides an appraisal procedure for determining the fair value of such shares, specifying the name of the court and its address and the caption of the petition referenced in subsection (a)(2), and stating that the information is provided for the possible use by the shareholder in electing to proceed with a court-appointed appraiser under section 2547.

There shall be included in, or enclosed with, the notice a copy of this subchapter.

 (d) Optional procedure.--The controlling person or group may, at its option, supply with the notice referenced in subsection (c) a form for the shareholder to demand payment of the partial payment amount directly from the controlling person or group without utilizing the court-appointed appraiser procedure of section 2547, requiring the shareholder to state the number and class or series, if any, of the shares owned by him, and stating where the payment demand must be sent and the procedures to be followed.

15 Pa.C.S.A. Section 2546

       PURDON'S PENNSYLVANIA STATUTES AND CONSOLIDATED STATUTES ANNOTATED
              PURDON'S PENNSYLVANIA CONSOLIDATED STATUTES ANNOTATED
             TITLE 15. CORPORATIONS AND UNINCORPORATED ASSOCIATIONS
                              PART II. CORPORATIONS
                        SUBPART B. BUSINESS CORPORATIONS
              ARTICLE C. DOMESTIC BUSINESS CORPORATION ANCILLARIES
                       CHAPTER 25. REGISTERED CORPORATIONS
                       SUBCHAPTER E. CONTROL TRANSACTIONS


           Current through Act 1997-50

2546 Shareholder demand for fair value.--

 (a) General rule.--after the occurrence of the control transaction, any holder of voting shares of the registered corporation may, prior to or within a reasonable time after the notice required by section 2545 (relating to notice to shareholders) is given, which time period may be specified in the notice, make written demand on the controlling person or group for payment of the amount provided in subsection (c) with respect to the voting shares of the corporation held by the shareholder, and the controlling person or group shall be required to pay that amount to the shareholder pursuant to the procedures specified in section 2547 (relating to valuation procedures).

 (b) Contents of demand.--The demand of the shareholder shall state the number and class or series, if any, of the shares owned by him with respect to which the demand is made.

 (c) Measure of value.--A shareholder making written demand under this section shall be entitled to receive cash for each of his shares in an amount equal to the fair value of each voting share as of the date on which the control transaction occurs, taking into account all relevant factors, including an increment representing a proportion of any value payable for acquisition of control of the corporation.

 (d) Purchases independent of subchapter.--The provisions of this subchapter shall not preclude a controlling person or group subject to this subchapter from offering, whether in the notice required by section 2545 or otherwise, to purchase voting shares of the corporation at a price other than that provided in subsection (c), and the provisions of this subchapter shall not preclude any shareholder from agreeing to sell his voting shares at that or any other price to any person.

15 Pa.C.S.A. Section 2547

       PURDON'S PENNSYLVANIA STATUTES AND CONSOLIDATED STATUTES ANNOTATED
              PURDON'S PENNSYLVANIA CONSOLIDATED STATUTES ANNOTATED
             TITLE 15. CORPORATIONS AND UNINCORPORATED ASSOCIATIONS
                              PART II. CORPORATIONS
                        SUBPART B. BUSINESS CORPORATIONS
              ARTICLE C. DOMESTIC BUSINESS CORPORATION ANCILLARIES
                       CHAPTER 25. REGISTERED CORPORATIONS
                       SUBCHAPTER E. CONTROL TRANSACTIONS


             Current through Act 1997-50

2547 Valuation procedures.--

 (a) General rule.--If, within 45 days (or such other time period, if any, as required by applicable law) after the date of the notice required by section 2545 (relating to notice to shareholders), or, if such notice was not provided prior to the date of the written demand by the shareholder under section 2546 (relating to shareholder demand for fair value), then within 45 days (or such other time period, if any, required by applicable law) of the date of such written demand, the controlling person or group and the shareholder are unable to agree on the fair value of the shares or on a binding procedure to determine the fair value of the shares, then each shareholder who is unable to agree on both the fair value and on such a procedure with the controlling person or group and who so desires to obtain the rights and remedies provided in this subchapter shall, no later than 30 days after the expiration of the applicable 45-day or other period, surrender to the court certificates representing any of the shares that are certificated shares, duly endorsed for transfer to the controlling person or group, or cause any uncertificated shares to be transferred to the court as escrow agent under subsection (c) with a notice stating that the certificates or uncertificated shares are being surrendered or transferred, as the case may be, in connection with the petition referenced in section 2545 or, if no petition has theretofore been filed, the shareholder may file a petition within the 30-day period in the court praying that the fair value (as defined in this subchapter) of the shares be determined.

 (b) Effect of failure to give notice and surrender certificates.--Any shareholder who does not so give notice and surrender any certificates or cause uncertificated shares to be transferred within such time period shall have no further right to receive, with respect to shares the certificates of which were not so surrendered or the uncertificated shares which were not so transferred under this section, payment under this subchapter from the controlling person or group with respect to the control transaction giving rise to the rights of the shareholder under this subchapter.

 (c) Escrow and notice.--The court shall hold the certificates surrendered and the uncertificated shares transferred to it in escrow for, and shall promptly, following the expiration of the time period during which the certificates may be surrendered and the uncertificated shares transferred, provide a notice to the controlling person or group of the number of shares so surrendered or transferred.

 (d) Partial payment for shares.--The controlling person or group shall then make a partial payment for the shares so surrendered or transferred to the court, within ten business days of receipt of the notice from the court, at a per-share price equal to the partial payment amount. The court shall then make payment as soon as practicable, but in any event within ten business days, to the shareholders who so surrender or transfer their shares to the court of the appropriate per-share amount received from the controlling person or group.

 (e) Appointment of appraiser.--Upon receipt of any share certificate surrendered or uncertificated share transferred under this section, the court shall, as soon as practicable but in any event within 30 days, appoint an appraiser with experience in appraising share values of companies of like nature to the registered corporation to determine the fair value of the shares.

 (f) Appraisal procedure.--The appraiser so appointed by the court shall, as soon as reasonably practicable, determine the fair value of the shares subject to its appraisal and the appropriate market rate of interest on the amount then owed by the controlling person or group to the holders of the shares. The determination of any appraiser so appointed by the court shall be final and binding on both the controlling person or group and all shareholders who so surrendered their share certificates or transferred their shares to the court, except that the determination of the appraiser shall be subject to review to the extent and within the time provided or prescribed by law in the case of other appointed judicial officers. See 42 Pa.C.S. ss.ss. 5105(a)(3) (relating to right to appellate review) and 5571(b) (relating to appeals generally).

 (g) Supplemental payment.--Any amount owed, together with interest, as determined pursuant to the appraisal procedures of this section shall be payable by the controlling person or group after it is so determined and upon and concurrently with the delivery or transfer to the controlling person or group by the court (which shall make delivery of the certificate or certificates surrendered or the uncertificated shares transferred to it to the controlling person or group as soon as practicable but in any event within ten business days after the final determination of the amount owed) of the certificate or certificates representing shares surrendered or the uncertificated shares transferred to the court, and the court shall then make payment, as soon as practicable but in any event within ten business days after receipt of payment from the controlling person or group, to the shareholders who so surrendered or transferred their shares to the court of the appropriate per-share amount received from the controlling person or group.

 (h) Voting and dividend rights during appraisal proceedings.--Shareholders who surrender their shares to the court pursuant to this section shall retain the right to vote their shares and receive dividends or other distributions thereon until the court receives payment in full for each of the shares so surrendered or transferred of the partial payment amount (and, thereafter, the controlling person or group shall be entitled to vote such shares and receive dividends or other distributions thereon). The fair value (as determined by the appraiser) of any dividends or other distributions so received by the shareholders shall be subtracted from any amount owing to such shareholders under this section.

 (i) Powers of the court.--The court may appoint such agents, including the transfer agent of the corporation, or any other institution, to hold the share certificates so surrendered and the shares surrendered or transferred under this section, to effect any necessary change in record ownership of the shares after the payment by the controlling person or group to the court of the amount specified in subsection (h), to receive and disburse dividends or other distributions, to provide notices to shareholders and to take such other actions as the court determines are appropriate to effect the purposes of this subchapter.

 (j) Costs and expenses.--The costs and expenses of any appraiser or other agents appointed by the court shall be assessed against the controlling person or group. The costs and expenses of any other procedure to determine fair value shall be paid as agreed to by the parties agreeing to the procedure.

 (k) Jurisdiction exclusive.--The jurisdiction of the court under this subchapter is plenary and exclusive and the controlling person or group, and all shareholders who so surrendered or transferred their shares to the court shall be made a party to the proceeding as in an action against their shares.

 (l) Duty of corporation.--The corporation shall comply with requests for information, which may be submitted pursuant to procedures maintaining the confidentiality of the information, made by the court or the appraiser selected by the court. If any of the shares of the corporation are not represented by certificates, the transfer, escrow or retransfer of those shares contemplated by this section shall be registered by the corporation, which shall give the written notice required by section 1528(f) (relating to uncertificated shares) to the transferring shareholder, the court and the controlling shareholder or group, as appropriate in the circumstances.

 (m) Payment under optional procedure.--Any amount agreed upon between the parties or determined pursuant to the procedure agreed upon between the parties shall be payable by the controlling person or group after it is agreed upon or determined and upon and concurrently with the delivery of any certificate or certificates representing such shares or the transfer of any uncertificated shares to the controlling person or group by the shareholder.

 (n) Title to shares.--Upon full payment by the controlling person or group of the amount owed to the shareholder or to the court, as appropriate, the shareholder shall cease to have any interest in the shares.

15 Pa.C.S.A. Section 2548

       PURDON'S PENNSYLVANIA STATUTES AND CONSOLIDATED STATUTES ANNOTATED
              PURDON'S PENNSYLVANIA CONSOLIDATED STATUTES ANNOTATED
             TITLE 15. CORPORATIONS AND UNINCORPORATED ASSOCIATIONS
                              PART II. CORPORATIONS
                        SUBPART B. BUSINESS CORPORATIONS
              ARTICLE C. DOMESTIC BUSINESS CORPORATION ANCILLARIES
                       CHAPTER 25. REGISTERED CORPORATIONS
                       SUBCHAPTER E. CONTROL TRANSACTIONS


            Current through Act 1997-50

2548 Coordination with control transaction.--

 (a) General rule.--A person or group that proposes to engage in a control transaction may comply with the requirements of this subchapter in connection with the control transaction, and the effectiveness of the rights afforded in this subchapter to shareholders may be conditioned upon the consummation of the control transaction.

 (b) Notice.--The person or group shall give prompt written notice of the satisfaction of any such condition to each shareholder who has made demand as provided in this subchapter.




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